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As filed with the Securities and Exchange Commission on December 29, 2011

Registration Statement No. 333-176841

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

Ares Commercial Real Estate Corporation
(Exact name of registrant as specified in its governing instruments)

Two North LaSalle Street, Suite 925
Chicago, IL 60602
(312) 324-5900
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Kevin A. Frankel
2000 Avenue of the Stars, 12th Floor,
Los Angeles, California 90067
(310) 432-8888
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Monica J. Shilling Proskauer Rose LLP 2049 Century Park East, 32nd Floor Los Angeles, CA 90067 Tel (310) 557-2900 Fax (310) 557-2193	David J. Goldschmidt Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Tel (212) 735-3000 Fax (212) 735-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

           If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

           See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)

Common Stock, $0.01 par value per share	$250,000,000	$29,025*

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Includes the offering price of common stock that may be purchased by the underwriters upon the exercise of their overallotment option.

(*)
Previously paid

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 29, 2011

PROSPECTUS

                      Shares

Ares Commercial Real Estate Corporation

Common Stock

Ares Commercial Real Estate Corporation is a newly organized specialty finance company focused on originating, investing in and managing middle-market commercial real estate loans and other commercial real estate-related investments. We are externally managed and advised by Ares Commercial Real Estate Management LLC, or our Manager. Our Manager is an affiliate of Ares Management LLC, a global alternative asset manager that had approximately $42 billion of total committed capital under management as of September 30, 2011.

This is our initial public offering and no public market currently exists for our common stock. We are offering                    shares of our common stock as described in this prospectus. We expect the initial public offering price of our common stock will be $         per share. We will apply to list our common stock on the New York Stock Exchange, or NYSE, under the symbol "ACRC."

We are incorporated in Maryland and intend to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, or "REIT," commencing with our taxable year ending December 31, 2012. To assist us in qualifying as a REIT, among other purposes stockholders generally will be restricted from owning more than 9.8% in value of our outstanding capital stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares or any series of our stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See "Description of Capital Stock — Restrictions on Ownership and Transfer."

Investing in our common stock involves risks. See "Risk Factors" beginning on page 22 of this prospectus for a discussion of the following and other risks:

  •
  We have limited operating history and may not be able to operate our business successfully or generate sufficient cash flow to make or sustain distributions to our stockholders.

  •
  There are various conflicts of interest in our relationship with our Manager and Ares Management LLC that could result in decisions that are not in the best interest of our stockholders.

  •
  We are dependent on our Manager and its key personnel for our success and upon their access to the investment professionals of Ares Management LLC. We may not find a suitable replacement for our Manager if our management agreement is terminated, or if such key personnel or investment professionals leave the employment of our Manager or Ares Management LLC or otherwise become unavailable to us.

  •
  Our failure to qualify or remain qualified as a REIT in any taxable year would subject us to U.S. federal income tax and potentially state and local taxes, which would reduce the cash available for distribution to our stockholders.

  •
  Maintenance of our exemption from registration under the Investment Company Act of 1940 and our REIT qualification impose significant limits on our operations.

	Per Share	Total
Initial price to public	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to Ares Commercial Real Estate Corporation	$	$

We have granted the underwriters a 30-day option to purchase up to an additional                    shares of common stock from us at the initial public offering price less the underwriting discount if the underwriters sell more than                    shares of common stock in this offering.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about                          , 2012.

Wells Fargo Securities    Citigroup    BofA Merrill Lynch    J.P. Morgan

Prospectus dated                            , 2012.

          You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of its date or on the date or dates which are specified herein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

i

SUMMARY

          This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under "Risk Factors" and the other information included in this prospectus. Except where the context suggests otherwise, the terms "ACRC," the "Company," "we," "us," and "our" refer to Ares Commercial Real Estate Corporation, a Maryland corporation, together with its consolidated subsidiaries; our "Manager" refers to Ares Commercial Real Estate Management LLC, a Delaware limited liability company, our external manager and an affiliate of Ares Management; "Ares Management" refers to Ares Management LLC, its subsidiaries and its affiliated investment vehicles (other than us and portfolio companies of its affiliated investment vehicles) and "Ares Investments" refers to Ares Investments Holdings LLC, an affiliate of Ares Management. Unless indicated otherwise, the information in this prospectus assumes (a) the common stock to be sold in this offering will be sold at $             per share and (b) the underwriters will not exercise their overallotment option to purchase up to an additional                            shares of our common stock.

Our Company

          Ares Commercial Real Estate Corporation is a newly organized specialty finance company focused on originating, investing in and managing middle-market commercial real estate loans and other commercial real estate, or "CRE-," related investments. We intend to target borrowers whose capital needs are not being met in the market by offering customized financing solutions. We will implement a strategy focused on direct origination combined with experienced portfolio management through our Manager's servicer, which is a Standard & Poor's-ranked commercial primary servicer and commercial special servicer that is included on S&P's Select Servicer List, to meet our borrowers' and sponsors' needs.

          As of the date of this prospectus, Ares Investments had purchased             shares of our common stock for a total of $              million in gross proceeds at a price per share of $             .

          We rely on our Manager to provide us with investment advisory services pursuant to the terms of a management agreement. Our Manager was formed in 2011 as an affiliate of Ares Management, a global alternative asset manager and SEC registered investment adviser with approximately $42 billion of total committed capital under management as of September 30, 2011.

Our Investment Strategy

          Our investment objective is to generate attractive risk-adjusted returns for our stockholders, primarily through dividends and distributions and secondarily through capital appreciation. We are focused on originating, investing in and managing customized CRE loans and other CRE-related investments ranging in size from $15 million to $100 million, which we refer to as "CRE middle-market" financings. We believe the availability of capital in the CRE middle-market is limited and that borrowers and sponsors have the greatest need for customized solutions in this segment of the market. We intend to provide senior loans (including A-Notes) that are secured by CRE properties, subordinated mortgage loans (including B-Notes and mezzanine loans) and other CRE investments. To act as a single "one stop" financing source, we may provide our customers one or more of these products as a customized financing solution. We collectively refer to such senior and subordinated mortgage loans and other CRE investments as our "target investments."

          We will focus primarily on directly originating our target investments, which will allow us to:

  •
  take a more active role in underwriting and structuring investments,

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  have direct access to our customers' management teams and enhance our due diligence process,

  •
  have meaningful input into our customers' pro forma capital structures,

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  actively participate in negotiating transaction pricing and terms, and

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  generate structuring and origination fees.

          Our direct origination strategy will give us the flexibility to originate a broad and flexible product that meets the specific needs of our customers and drives portfolio composition in response to changing market conditions. We expect that our Manager will opportunistically adjust our asset allocation, with the proportion and types of investments changing over time depending on our Manager's views on, among other things, the then existing economic and credit environment. Based on current market conditions, we expect that, like our Initial Portfolio, the majority of our investments will be senior mortgage loans directly originated by us and secured by cash-flowing properties located in the United States. These investments will typically pay interest at rates that are determined periodically on the basis of a floating base lending rate, primarily LIBOR plus a premium and have an expected duration between two and four years.

Our Initial Portfolio

          As of the date of this prospectus, we originated a portfolio of CRE loans, or the Initial Portfolio, which consists of              investments with an aggregate principal amount of $        million with weighted average pricing, at par, of 30-day LIBOR (i.e., the London Interbank Offering Rate) plus       % and a weighted average maturity of       years.

Our Funding Facilities

          We are a borrower under a $75 million secured funding facility, or the "Wells Fargo Facility," arranged by Wells Fargo Bank, National Association, that is being used for originating qualifying senior commercial mortgage loans and A-Notes. Wells Fargo Bank, National Association may elect, in its sole discretion, to increase the borrowing amount available under the Wells Fargo Facility. This lender has indicated that it may increase the borrowing amount available from $75 million to $200 million if this offering results in at least $200 million of gross proceeds to us. There can be no assurance that this lender will decide to increase the borrowing amount available.

          We are also a borrower under a $50 million secured funding facility, which may increase in size to $100 million upon the consummation of this offering if the gross proceeds of this offering are at least $200 million, or the "Citibank Facility," arranged by Citibank, N.A., that is being used for originating qualifying senior commercial mortgage loans and A-Notes.

          Affiliates of Wells Fargo Bank, National Association and Citibank, N.A. are underwriters in this offering. As of             , 2012, we had $        million outstanding under the Wells Fargo Facility and $        million outstanding under the Citibank Facility.

Our Manager and Ares Management

          We are externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager is responsible for administering our business activities and day-to-day operations and providing us our executive management team, investment team and appropriate support personnel.

          Our Manager, a registered investment adviser, is an affiliate of Ares Management, a global alternative asset manager and registered investment adviser founded in 1997. As of September 30, 2011, Ares Management had approximately 450 employees in over a dozen offices worldwide, including over 200 investment professionals with significant experience in CRE, private debt, capital markets, private equity, trading and research. We believe that the significant experience of our Manager and Ares Management's investment professionals, our Manager's background in developing customized financing solutions for CRE middle-market borrowers and our Manager's efficient and comprehensive credit underwriting process position us to be a preferred lender for borrowers seeking flexible CRE middle-

market financing. As of September 30, 2011, Ares Management managed $42 billion of committed capital on behalf of large pension funds, banks, insurance companies, endowments, public institutional and retail investors and certain high net worth individuals.

          The following chart shows the structure and various investment strategies of Ares Management.

          Ares Management is organized around three primary investment strategies: Private Debt, Capital Markets and Private Equity. Ares Management's senior principals possess an average of approximately 20 years of experience in CRE, leveraged finance, private equity, distressed debt, investment banking and capital markets and are backed by a large team of highly disciplined professionals. We believe that our Manager's access to the insights of Ares Management's investment professionals in the Private Debt, Capital Markets and Private Equity Groups will provide us with a breadth of market knowledge that differentiates us from many of our competitors. Our Manager has adopted Ares Management's rigorous investment process that is based upon an intensive, independent financial analysis, with a focus on preservation of capital, diversification and active portfolio management.

          Our Manager will work closely with other investment professionals in the Ares Private Debt Group, which as of September 30, 2011, had approximately $16 billion of total committed capital under management. The Ares Private Debt Group includes an origination, investment and portfolio management team of approximately 70 U.S.-based investment professionals focused on investments in the "corporate middle-market," which the Ares Private Debt Group defines as companies with annual earnings before interest, tax, depreciation and amortization, or EBITDA, between $10 million and $250 million. The Ares Private Debt Group primarily focuses on the direct origination of non-syndicated first and second lien senior loans and mezzanine debt in the corporate middle-market. The Ares Private Debt Group also manages Ares Capital Corporation, or Ares Capital, a publicly traded specialty finance company with approximately $13 billion in total committed capital under management as of September 30, 2011. We expect to leverage the Ares Private Debt Group's skill and experience managing a public company and Ares Management's investor and lender relationships as we operate the Company and increase scale.

          As of September 30, 2011, our Manager had over $1 billion of total committed capital under management in CRE-related investments and an origination, investment and portfolio management team consisting of approximately 35 experienced investment professionals and approximately 10 administrative professionals, including legal and finance professionals. This team is led by the senior investment professionals of the Ares Commercial Real Estate Group, a subgroup of the Ares Private Debt Group, and has significant experience directly originating, underwriting, financing, and managing CRE middle-market loans and other CRE-related assets throughout various market cycles, including the severe economic downturn that began in 2007. The current economic conditions continue to have a negative impact on the value of commercial real estate across all asset classes. For a more detailed discussion on how the current economic conditions may impact us, see "Risk Factors — A prolonged economic slowdown, a lengthy or severe recession or further declines in real estate values could impair our investments and harm our operations."

 Market Opportunity

          We believe that the U.S. CRE markets are currently in the initial stages of a recovery from the severe economic downturn that began in 2007. Following a dramatic decline in CRE lending in 2008 and 2009, debt capital has become more readily available for select stabilized, high quality assets in certain locations such as gateway cities, but remains limited for many other types of properties and locations. For example, we currently anticipate a high demand for customized debt financing from borrowers or sponsors who are looking to refinance indebtedness that is maturing in the next two to five years or are seeking shorter-term debt solutions as they reposition their properties. In addition, we believe the uncertainty surrounding multifamily mortgage finance may provide us incremental lending opportunities in the future as Congress considers restructuring Fannie Mae and Freddie Mac, who have been the most significant sources of multifamily debt capital in recent years.

          We believe that as a result of the aforementioned economic downturn and the subsequent banking regulatory reform, a number of lenders and finance companies who traditionally served the CRE middle-market, are burdened with legacy portfolio issues, balance sheet constraints or have otherwise exited the market. In particular, smaller and regional banks who represented a large portion of the CRE market prior to the downturn, have sharply curtailed their CRE lending activities. We believe that this decreased competition will create a favorable investment environment for the foreseeable future. We also believe that we are well positioned to capitalize on the expected demand generated by the estimated $1.7 trillion of CRE debt maturing between 2011 and 2015 (according to Foresight Analytics as cited by Deloitte & Touche LLP in their publication Commercial Real Estate Outlook: Top Five Issues in 2011).

Competitive Advantages

          We believe that we will have the following competitive advantages in originating and acquiring assets for our investment portfolio:

The Ares Management Platform

          We intend to leverage Ares Management's extensive credit-focused culture and investment platform that have contributed to its reputation as a leading corporate credit manager. We believe Ares Management's existing investment platform provides us with extensive access to capital markets relationships, deal flow and an established investment evaluation process, as well as in-depth market information, company knowledge and industry insight that should benefit our investment and due diligence process. Furthermore, in sourcing and analyzing our investments, we will benefit from access to Ares Management's substantial portfolio of investments in over 1,100 companies across over 30 industries and its extensive network of relationships focused on middle-market companies, including management teams, members of the investment banking community, private equity groups and other investment firms with whom Ares Management has long-term relationships. We will also benefit from Ares Management's experience managing a public company and its well-developed infrastructure as we operate the Company and increase scale.

Seasoned Management Team with Significant Real Estate Experience

          Our Manager's senior investment professionals have extensive experience investing in and financing CRE across market cycles over the last two decades. In particular, our senior investment professionals have substantial experience in the direct origination, structuring and ownership of investments to provide attractive returns without exposing investors to an inappropriate level of risk. Over the course of their careers such individuals have been part of teams that have invested, owned or managed over $10 billion of CRE investments. Our senior management team also has significant experience operating and building public and private companies, including real estate and specialty finance companies, and has demonstrated its ability to obtain access to public and private credit and equity capital throughout various market cycles.

National Direct Origination Platform

          Our Manager employs a nationwide team of senior investment professionals who have an average of approximately 20 years in the origination and credit underwriting of CRE loans. We believe having a network of experienced loan originators in key local markets such as Dallas, Chicago, New York, Orange County and Los Angeles enhances our focus on fundamental market and credit analyses that emphasize current and sustainable cash flows. We believe this insight, together with the deal flow to be provided by such originators will enable us to originate loans with proper risk-adjusted return profiles. We also believe our national platform of originators helps us maintain relationships with our borrowers and their sponsors, which can lead to future or repeat business.

Established Portfolio Management Functions

          Our Manager currently acts as portfolio manager for over $1 billion of CRE-related investments, including senior and subordinated loans. These portfolio management activities include primary and special servicing functions performed by over 10 experienced professionals through a servicing subsidiary, Ares Commercial Real Estate Servicer LLC, which is a Standard & Poor's-ranked commercial primary servicer and commerical special servicer that is included on S&P's Select Servicer List. We actively monitor and manage our investments from origination to payment or maturity. Our active portfolio management, which includes the use of our special servicing subsidiary, will allow us to assess and manage the risk in our portfolio more accurately, build and maintain strong relationships with borrowers and their sponsors, control costs and ensure operational control over our investments.

Flexible "One Stop" Transaction Structuring

          While maintaining our focus on credit and risk assessment, we plan to be flexible in structuring investments, including the types of assets that we originate or invest in, and the terms associated with such investments. We expect to leverage Ares Management's experience investing across a capital structure and its "buy and hold" philosophy, which enhances our ability to provide "one stop" financing and to tailor an investment to meet the specific needs of a borrower. We believe that having flexibility with our transaction structuring, while maintaining our underwriting standards, rigorous investment approach and target investment and market focus, will enhance our competitive position in the CRE middle-market by providing a strong value proposition to borrowers seeking financial solutions that cannot typically be provided by traditional "senior only" or "mezzanine only" lenders or those lenders intending to securitize the underlying investment. Our ability to tailor investments will in turn allow us to drive increased earnings through premium pricing on a risk-adjusted basis. Furthermore, we believe that this flexible approach, coupled with Ares Management's market visibility and sourcing capabilities, will enable our Manager to identify attractive investment opportunities throughout economic cycles and across a borrower's capital structure, and allow us to make investments consistent with our stated investment objective.

Middle-Market Focus

          We believe that we will be one of the few active capital providers operating nationally that focuses on the CRE middle-market and has the benefit of a quality asset manager such as Ares Management and its affiliates. We believe the availability of capital in the CRE middle-market is limited and borrowers and sponsors have the greatest need for customized solutions in this segment of the market. Our access to a permanent capital base will assist us in growing our business and allow us to maintain a consistent presence in the market across economic cycles, which provides us with a competitive advantage over fund managers or other finite life investment vehicles pursuing investment opportunities in the CRE middle-market. We also believe the expected pace of CRE debt maturities creates a strong driver of demand for CRE middle-market loans in the short to medium term. Based on our Manager's experience, we believe that we are well positioned to take advantage of this market opportunity.

Our Financing Strategy

          Subject to maintaining our qualification as a real estate investment trust for U.S. federal income tax purposes, or a "REIT," and our exemption from the Investment Company Act of 1940, or the "1940 Act," we initially expect to finance the origination or acquisition of our target investments, to the extent available to us, through the following methods:

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  secured funding facilities, including the Wells Fargo Facility and the Citibank Facility;

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  other lending facilities and other sources of private financing; and

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  offerings of equity or debt securities of us or of our controlled finance vehicles.

          In the future, we may utilize other sources of financing to the extent available to us.

Leverage

          We intend to use prudent amounts of leverage to increase potential returns to our stockholders. To that end, subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we intend to use borrowings to fund the origination or acquisition of our target investments. Given current market conditions and our focus on first or senior mortgages, we currently expect that such leverage would not exceed, on a debt-to-equity basis, a 4-to-1 ratio. Our charter and bylaws do not restrict the amount of leverage that we may use.

Investment Guidelines

          We currently intend to adhere to the following investment guidelines:

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  our investments will be in our target investments;

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  no investment will be made that would cause us to fail to qualify as a REIT;

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  no investment will be made that would cause us or any of our subsidiaries to be required to be registered as an investment company under the 1940 Act;

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  pending indication of appropriate investments in our target investments, our Manager may invest our available cash in interest-bearing, short-term investments, including money market accounts or funds, commercial mortgage backed securities, or CMBS, or corporate bonds, that are consistent with our intention to qualify as a REIT; and

  •
  all investments require the approval of our Manager's Underwriting and Investment Committees, each of which are further described below.

          These investment guidelines may be changed from time to time by our board of directors without our stockholders' consent, but we expect to disclose any material changes to our investment guidelines in the periodic quarterly and annual reports that we will file with the SEC. In addition, our Manager will not be subject to any limits or proportions with respect to the mix of target investments that we will acquire other than as necessary to maintain our qualification as a REIT and our exemption from registration under the 1940 Act.

 Our Manager's Underwriting and Investment Committees

          Our Manager will have an Underwriting Committee and an Investment Committee. The Underwriting Committee will provide the first level of review in the investment process, vetting investment opportunities presented to it by our Manager's senior investment professionals, before referring those that it approves to the Investment Committee for further review.

          The Investment Committee will provide a second level of review in the investment process, vetting investment opportunities presented to it by the Underwriting Committee. Its duties will also include reviewing our investment portfolio and its compliance with our investment guidelines described above at least on a quarterly basis or more frequently as necessary. The Investment Committee includes CRE professionals and adds cross-disciplinary strength by also seating non-real estate investment professionals of Ares Management.

Risk Management

          As part of our risk management strategy, our Manager will closely monitor our portfolio and actively manage the financing, interest rate, credit, prepayment and convexity (a measure of the sensitivity of the duration of a debt investment to changes in interest rates) risks associated with holding a portfolio of our target investments.

Portfolio Management

          Our Manager's portfolio management activities will provide not only investment oversight, but also critical input into the origination and acquisition process. Ares Management's portfolio management process creates value through careful investment-specific market review, enforcement of loan and security rights, and timely execution of disposition strategies. In addition, our Manager will seek to leverage Ares Management's research insights into macroeconomic leading indicators.

Interest Rate Hedging

          Subject to maintaining our qualification as a REIT, we intend to engage in a variety of interest rate management techniques that seek, on the one hand to mitigate the economic effect of interest rate changes on the values of, and returns on, some of our assets, and on the other hand help us achieve our risk management objectives.

Market Risk Management

          Because we will invest in senior commercial mortgage loans and other debt investments, investment losses from prepayments, defaults, interest rate volatility or other risks can meaningfully reduce or eliminate funds available for distribution to our stockholders. To minimize the risks to our portfolio, we intend to actively employ portfolio-wide and asset-specific risk measurement and management processes in our daily operations.

Credit Risk Management

          While we will, through our investment strategy, seek to limit our credit losses, there can be no assurance that we will be successful. We seek to manage credit risk through our due diligence process prior to origination or acquisition and through the use of non-recourse financing, when and where available and appropriate.

 Our Structure

          We were organized as a Maryland corporation on September 1, 2011.

          The following chart shows our structure after giving effect to this offering on a fully diluted basis (assuming no exercise by the underwriters of their overallotment option).

Management Agreement

          We are externally managed and advised by our Manager, which is an affiliate of Ares Management. We expect to benefit from the personnel, infrastructure, relationships and experience of our Manager and its affiliates to enhance the growth of our business. Each of our officers is an employee of our Manager or one of its affiliates. We do not expect to have any employees and we rely completely on our Manager to provide us with investment advisory services. Our Manager is not obligated to dedicate any certain employees exclusively to us, nor is it or its employees obligated to dedicate any specific portion of their time to our business.

          We will enter into a management agreement with our Manager effective upon the completion of this offering. Pursuant to the management agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors. Our Manager will be responsible for, among other duties, (a) performing all of our day-to-day functions, (b) determining our investment strategy and guidelines in conjunction with our board of directors, (c) sourcing, analyzing and executing investments, asset sales and financing, and (d) performing portfolio management duties. In addition, our Manager will have an Investment Committee that will oversee compliance with our investment strategy and guidelines, investment portfolio holdings and financing strategy.

          The initial term of the management agreement will end three years after the completion of this offering, with automatic one-year renewal terms that end on the applicable anniversary of the completion of this offering. Our independent directors will review our Manager's performance annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (a) our Manager's unsatisfactory performance that is materially detrimental to us; or (b) our determination that the management fees payable to our Manager are not fair, subject to our Manager's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will provide our Manager with 180 days' prior notice of such a termination. Upon such a termination, we will pay our Manager a termination fee equal to three times the average annual base management fee and incentive fee received by our Manager during the 24 month period immediately preceeding the most recently completed fiscal quarter prior to the date of termination, each as described in the table below. We may also terminate the management agreement at any time, including during the initial term, for cause without payment of any termination fee, with 30 days' prior written notice from our board of directors. During the initial three-year term of the management agreement, we may not terminate the management agreement except for cause. Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay our Manager a termination fee. Our Manager may also decline to renew the management agreement by providing us with 180 days' written notice, in which case we would not be required to pay a termination fee. Our Manager is entitled to a termination fee upon termination of the management agreement by us without cause or termination by our Manager if we materially breach the management agreement.

          The following table summarizes the fees, expense reimbursements and other amounts that we will or may pay to our Manager or its personnel:

Type	Description
Base management fee	1.5% of our stockholders' equity per annum and calculated and payable quarterly in arrears. For purposes of calculating the management fee, our stockholders' equity means: (a) the sum of (i) the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (ii) our retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods); less (b) any amount that we pay to repurchase our common stock since inception. It also excludes (x) any unrealized gains and losses and other non-cash items that have impacted stockholders' equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States, or GAAP, and (y) one-time events pursuant to changes in GAAP (such as a cumulative change to our operating results as a result of a codification change pursuant to GAAP), and certain non-cash items not otherwise described above (such as depreciation and amortization), in each case after discussions between our Manager and our independent directors and approval by a majority of our independent directors. As a result, our stockholders' equity, for purposes of calculating the management fee, could be greater or less than the amount of stockholders' equity shown on our financial statements. The base management fee is payable quarterly in arrears. We expect the base management fee to be paid to our Manager in the first four quarters following completion of this offering (including any partial quarter immediately following thereof) to be approximately $ million, assuming (i) the maximum number of shares of common stock registered are sold in this offering and (ii) we do not effect any follow-on equity offerings during such period.

Type	Description
Incentive fee	Our Manager will be entitled to an incentive fee with respect to each calendar quarter (or part thereof that the management agreement is in effect) in arrears in cash. The incentive fee will be an amount, not less than zero, equal to the difference between: (a) the product of (i) 20% and (ii) the difference between (A) our Core Earnings (as defined below) for the previous 12-month period, and (B) the product of (1) the weighted average of the issue price per share of our common stock of all of our public offerings multiplied by the weighted average number of all shares of common stock outstanding (including any restricted stock units, any restricted shares of common stock and other shares of common stock underlying awards granted under our 2012 Equity Incentive Plan as further described below) in the previous 12-month period, and (2) 8%; and (b) the sum of any incentive fees paid to our Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters is greater than zero.

"Core Earnings" is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that we foreclose on any properties underlying our target investments), any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

For purposes of calculating the incentive fee prior to the completion of a 12-month period following this offering, Core Earnings will be calculated on the basis of the number of days that the management agreement has been in effect on an annualized basis.

Type	Description
Expense reimbursement	We will reimburse our Manager at cost for operating expenses related to us that are incurred by our Manager, including expenses relating to legal, financial, accounting, servicing, due diligence and other services. Our reimbursement obligation is not subject to any dollar limitation. Expenses will be reimbursed in cash on a monthly basis. We will not reimburse our Manager for the salaries and other compensation of its personnel, except for the allocable share of the salaries and other compensation of our (a) Chief Financial Officer, based on the percentage of his time spent on the Company's affairs and (b) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment professional personnel of our Manager or its affiliates who spend all or a portion of their time managing our affairs based on the percentage of their time spent on the Company's affairs. We may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.
Termination fee
A termination fee equal to three times the sum of the average annual base management fee and incentive fee earned by our Manager during the 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination, will be payable upon termination of the management agreement (a) by us without cause, or (b) by our Manager if we materially breach the management agreement. Termination for cause under the management agreement would include termination as a result of (i) our Manager's continued breach of any material provision of the management agreement following a prescribed period, (ii) the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, (iii) a change of control of our Manager that a majority of our independent directors determines is materially detrimental to us, (iv) our Manager committing fraud against us, misappropriating or embezzling our funds, or acting grossly negligent in the performance of its duties under the management agreement or (v) the dissolution of our Manager.

Type	Description
Equity Incentive Plan	Upon completion of the offering, our will be granted restricted shares of our common stock, restricted stock units and/or other equity-based awards under our 2012 Equity Incentive Plan not to exceed an aggregate of up to % of the issued and outstanding shares of our common stock on a fully diluted basis after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters' exercise of their overallotment option. These initial awards, together with restricted shares of our common stock, restricted stock units and/or other equity-based awards that may be granted in the future to our , will cover an aggregate of up to % of the issued and outstanding shares of our common stock on a fully diluted basis after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters' exercise of their overallotment option.

Conflicts of Interest

          Our Manager and Ares Management have agreed that for so long as our Manager is managing us, neither Ares Management nor any of its affiliates will sponsor or manage any other U.S. publicly traded REIT that invests primarily in the same asset classes as us. Ares Management and its affiliates may sponsor or manage another U.S. publicly traded REIT that invests generally in real estate assets but not primarily in our target investments.

          Other than as set forth herein, neither Ares Management nor any of its affiliates (including our Manager) currently manages any other investment vehicle that primarily focuses on our target investments and none of them have any current plans to do so, but they may in the future sponsor or manage other funds or investment vehicles (other than U.S. publicly traded REITs) that invest in our target investments. Our Manager manages certain funds, real estate assets and a collateralized debt obligation, or CDO, which were previously managed by Wrightwood. None of the Wrightwood vehicles will be making any further investments except for the Wrightwood high yield fund, a $243 million fund focused primarily on mezzanine and preferred equity investments in CRE, whose investment period is expected to expire on                                       .

          Ares Management has an investment allocation policy in place that is intended to enable us to share equitably with any other investment vehicles that are managed by Ares Management. In general, investment opportunities will be allocated taking into consideration various factors, including, among others, the relevant investment vehicles' available capital, diversification, their investment objectives or strategies, their risk profiles and their existing or prior positions in an issuer/security, as well as potential conflicts of interest, the nature of the opportunity and market conditions. Until                                       , certain structured capital/distressed debt real estate investments must first be offered to the Wrightwood high yield fund. The investment allocation policy may be amended by our Manager and Ares Management at any time without our consent.

          In addition to the fees payable to our Manager under the management agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize our CRE loans, Ares Management and/or our Manager, may act as collateral manager. In any of these or other capacities, Ares Management and/or our Manager may receive market-based fees for their roles, but only if approved by a majority of our independent directors.

          We may enter into additional transactions with Ares Management or its affiliates. In particular, we may invest in, acquire, sell assets to or provide financing to portfolio companies of investment vehicles managed by Ares Management or its affiliates or co-invest with, purchase assets from, sell assets to or arrange financing from any such investment vehicles and their portfolio companies. Any such transactions will require the approval of a majority of our independent directors. To the extent we co-invest with other investment vehicles that are managed by Ares Management, we will not be responsible for fees other than as set forth in our management agreement, except our proportionate share of fees charged by the managers of such other investment vehicles if approved by a majority of our independent directors. There can be no assurance that any procedural protections will be sufficient to ensure that these transactions will be made on terms that will be at least as favorable to us as those that would have been obtained in an arm's length transaction.

          Certain former Wrightwood personnel who are members of the Ares Commercial Real Estate Group own equity, partnership, profits or other similar interests in Wrightwood and certain of its investment vehicles. The ownership of such interests may be viewed as creating a conflict of interest insofar as such persons may receive greater benefits, by virtue of such interests, than they would receive from our Manager.

          Ares Investments will beneficially own approximately         % of our common stock immediately after this offering (or approximately         % if the underwriters exercise their overallotment option in full). Ares Investments will agree that, for a period of 365 days after the date of this prospectus, it will not, without the prior written consent of Wells Fargo Securities, LLC and Citigroup Global Markets Inc., sell or otherwise transfer these shares, subject to certain exceptions and extensions in certain circumstances. Ares Investments may sell the shares it owns at any time following the expiration of its lock-up period. To the extent Ares Investments sells some of these shares, our Manager's interests may be less aligned with our interests.

          Certain of our officers and directors, and the officers and other personnel of our Manager, also serve or may serve as officers, directors or partners of Ares Management, as well as Ares Management-sponsored investment vehicles, including new affiliated potential pooled investment vehicles or managed accounts not yet established, whether managed or sponsored by Ares Management's affiliates or our Manager. Accordingly, the ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing our business. These activities could be viewed as creating a conflict of interest insofar as the time and effort of the professional staff of our Manager and its officers and employees will not be devoted exclusively to the business of the Company; instead it will be allocated between the business of the Company and the management of these other investment vehicles. None of our officers are obligated to dedicate any specific portion of their time to our business.

          In the course of our investing activities, we will pay base management fees to our Manager and will reimburse our Manager for certain expenses it incurs. As a result, investors in our common stock will invest on a "gross" basis and receive distributions on a "net" basis after expenses, resulting in, among other things, a lower rate of return than an investor might achieve through direct investments. As a result of this arrangement, our Manager's interests may be less aligned with our interests.

          We do not expect to have any employees and we rely completely on our Manager to provide us with investment advisory services. Our chief executive officer, our president and chief operating officer and other officers also serve as officers of our Manager. Our management agreement with our Manager was negotiated between related parties. The terms of our management agreement, including fees, expense reimbursements and other amounts payable to our Manager may not be as favorable to us as if they had been negotiated at arm's length between unaffiliated third parties.

          We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors and executive officers, as well as employees of our Manager or Ares Management who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us without the approval of a majority of our independent directors.

 Summary Risk Factors

          An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under the heading "Risk Factors" beginning on page 21 of this prospectus before purchasing our common stock. If any of these risks occurred, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you could lose some or all of your investment.

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  We are dependent on our Manager and its key personnel for our success and upon their access to the investment professionals of Ares Management. We may not find a suitable replacement for our Manager if our management agreement is terminated, or if such key personnel or investment professionals leave the employment of our Manager or Ares Management or otherwise become unavailable to us. Our Manager is not required to make any particular individual available to us.

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  There are various conflicts of interest in our relationship with our Manager and Ares Management that could result in decisions that are not in the best interest of our stockholders.

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  The management agreement with our Manager was not negotiated on an arm's length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

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  Terminating the management agreement for unsatisfactory performance of the Manager or electing not to renew the management agreement may be difficult and terminating the agreement in certain circumstances requires payment of a substantial termination fee.

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  The incentive fee payable to our Manager under the management agreement may cause our Manager to select investments in more risky assets to increase its incentive compensation.

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  Our Manager manages our portfolio in accordance with very broad investment guidelines and our board of directors does not approve each investment and financing decision made by our Manager, which may result in our making riskier investments than those comprising our Initial Portfolio.

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  We have limited operating history and may not be able to operate our business successfully or generate sufficient cash flow to make or sustain distributions to our stockholders.

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  Our board of directors may change our investment strategy, financing strategy, investment guidelines or leverage policies without stockholder consent.

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  Changes in laws or regulations governing our operations, changes in the interpretation thereof or newly enacted laws or regulations (including, without limitation, laws and regulations having the effect of exempting mortgage REITs from the 1940 Act) and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us or otherwise adversely affect our business.

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  Upon completion of the offering and the use of proceeds from this offering (including the repayment of $             in indebtedness), we will have approximately $             of indebtedness outstanding. We may incur significant additional debt, which may subject us to restrictive covenants and increased risk of loss and may reduce cash available for distributions to our stockholders.

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  In order to originate or acquire certain of our target investments, we will depend on various sources of financing, and our inability to access financing for our target investments on favorable terms could materially and adversely impact us.

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  Our secured funding facilities impose, and any additional lending facilities will impose, restrictive covenants.

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  Interest rate fluctuations could increase our financing costs and reduce our ability to generate income on our investments, each of which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments.

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  We will allocate the net proceeds from this offering without input from our stockholders.

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  The lack of liquidity in our investments may adversely affect our business.

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  Our investments may be concentrated and will be subject to risk of default.

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  A prolonged economic slowdown, a lengthy or severe recession or further declines in real estate values could impair our investments and harm our operations.

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  Our real estate investments are subject to risks particular to real property. These risks may result in a reduction or elimination of, or return from, a loan secured by a particular property.

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  The senior CRE loans we expect to originate and the mortgage loans underlying any CMBS investments that we may make in the near term will be subject to the ability of the commercial property owner to generate net income from operating the property, as well as the risks of delinquency and foreclosure.

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  We operate in a competitive market for investment opportunities and competition may limit our ability to originate or acquire desirable investments in our target investments and could also affect the pricing of these securities.

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  If our Manager overestimates the yields or incorrectly prices the risks of our investments, we may experience losses.

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  We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

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  Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations.

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  Our failure to qualify or remain qualified as a REIT in any taxable year would subject us to U.S. federal income tax and potentially state and local taxes, which would reduce the cash available for distribution to our stockholders.

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  Complying with REIT requirements may cause us to liquidate or forego otherwise attractive investment opportunities or financing or hedging strategies.

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  Our investments in certain debt instruments may cause us to recognize "phantom income" for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

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  An investment in us is not an investment in any other vehicle managed by Ares Management or its affiliates, including Ares Capital.

 Operating and Regulatory Structure

REIT Qualification

          We intend to elect to qualify as a REIT commencing with our taxable year ending on December 31, 2012. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code of 1986, as amended, or the "Code," relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

          So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income that we distribute currently to our stockholders. If we have previously qualified as a REIT and fail to qualify as a REIT in any subsequent taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

1940 Act Exemption

          We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis (the "40% test"). Excluded from the term "investment securities," among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

          We are organized as a holding company that conducts its businesses primarily through wholly owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of the value of our adjusted total assets on an unconsolidated basis will consist of "investment securities." The securities issued by any wholly owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

          If the value of securities issued by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock.

          We expect that certain of our subsidiaries that we may form in the future may rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities "primarily engaged" in the business of "purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of these subsidiaries' assets comprise qualifying real estate assets and at least 80% of each of their portfolios must comprise qualifying real estate assets and real estate-related assets under the 1940 Act. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

          Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority-owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

          The SEC recently solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the 1940 Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock.

          See "Business — Operating and Regulatory Structure — 1940 Act Exemption" for a further discussion of the specific exemptions from registration under the 1940 Act that our subsidiaries are expected to rely on and the treatment of certain of our targeted asset classes for purposes of such exemptions.

          Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. See "Risk Factors — Risks Related to Our Organization and Structure — Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations."

 Restrictions on Ownership of Our Common Stock

          To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Code, among other purposes, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock, or 9.8% by value of our outstanding capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT.

          Our charter also prohibits any person from, among other things:

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  beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Code Section 856(h), or otherwise cause us to fail to qualify as a REIT; and

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  transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons.

          In addition, our charter provides that any transfer of shares of our capital stock that would result in our capital stock being beneficially owned by fewer than 100 persons will be void and that any ownership or purported transfer of our capital stock in violation of the other restrictions described above will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer resulting in such violation will be void from the time of such purported transfer.

The Offering

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters' overallotment option).
Common stock to be outstanding after this offering	shares.(1)
Use of proceeds
We intend to use approximately $ million of the net proceeds of this offering to repay outstanding amounts under the Wells Fargo Facility and the Citibank Facility and the balance for general corporate working capital purposes, to originate our target investments. Until appropriate investments can be identified, our Manager may invest this balance in interest-bearing short-term investments, including money market accounts or funds, CMBS or corporate bonds, which are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from our target investments. See "Use of Proceeds."
Distribution policy
We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its REIT taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our taxable income. We plan to pay our first distribution in respect of the period from the completion of this offering through , 2012, which may be prior to the time that we have fully invested the net proceeds from this offering in investments in our target investments. Prior to the time we have fully used the net proceeds of this offering for the purposes listed above, we may fund our quarterly distributions out of such net proceeds.

Any distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see "Distribution Policy."
Proposed NYSE symbol	"ACRC"

Ownership and transfer restrictions	To assist us in complying with limitations on the concentration of ownership of a REIT imposed by the Code and for other purposes, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock, or 9.8% by value of our outstanding capital stock. See "Description of Capital Stock — Restrictions on Ownership and Transfer."
Risk factors
Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under the heading "Risk Factors" beginning on page 21 of this prospectus and all other information in this prospectus before investing in our common stock.

(1)
Excludes shares of our common stock that we may issue and sell upon the exercise of the underwriters' overallotment option.

Our Corporate Information

          Our principal executive offices are located at Two North LaSalle Street, Suite 925, Chicago, IL 60602. Our telephone number is (312) 324-5900. Our website is                                       . The contents of our website are not a part of this prospectus. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS

          Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks occurs, our business, financial condition, liquidity, results of operations or business prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

 Risks Related to Our Relationship with Our Manager and its Affiliates

Our future success depends on our Manager, its key personnel and their access to the investment professionals of Ares Management. We may not find a suitable replacement for our Manager if our management agreement is terminated, or if such key personnel or investment professionals leave the employment of our Manager or Ares Management or otherwise become unavailable to us.

          We have no separate facilities and do not expect to have any employees. We rely completely on our Manager to provide us with investment advisory services. Our executive officers also serve as officers of our Manager. Our Manager has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the officers and key personnel of our Manager. The officers and key personnel of our Manager will evaluate, negotiate, close and monitor our investments; therefore, our success will depend on their continued service. The departure of any of the officers or key personnel of our Manager could have a material adverse effect on our business.

          Our Manager is not obligated to dedicate any specific personnel exclusively to us. None of our officers are obligated to dedicate any specific portion of their time to our business. Each of them has significant responsibilities for other investment vehicles managed by affiliates of Ares Management. As a result, these individuals may not always be able to devote sufficient time to the management of our business. Further, when there are turbulent conditions in the real estate markets or distress in the credit markets, the attention of our Manager's personnel and our executive officers and the resources of Ares Management will also be required by other investment vehicles managed by affiliates of Ares Management.

          In addition, we offer no assurance that our Manager will remain our investment manager or that we will continue to have access to our Manager's officers and key personnel. The initial term of our management agreement with our Manager only extends until the third anniversary of the closing of this offering, with automatic one-year renewals thereafter. Furthermore, our Manager may decline to renew the management agreement with 180 days' written notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our investment strategy.

          We also depend on the diligence, skill and network of business contacts of key personnel of the Ares Private Debt Group and access to the investment professionals of other groups within Ares Management and the information and deal flow generated by Ares Management's investment professionals in the course of their investment and portfolio management activities. The departure of any of these individuals, or of a significant number of the investment professionals or partners of Ares Management, could have a material adverse effect on our business, financial condition or results of operations. We cannot assure you that we will continue to have access to Ares Management's investment professionals or its information and deal flow.

Our growth depends on the ability of our Manager to make investments on favorable terms that satisfy our investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time.

          Our ability to achieve our investment objectives depends on our ability to grow, which depends, in turn, on the management and investment teams of our Manager and their ability to identify and to make investments on favorable terms in our target investments as well as on our access to financing on acceptable terms. The demands on the time of the professional staff of our Manager will increase as our portfolio grows, and we cannot assure you that our Manager will be able to hire, train, supervise, manage and retain new officers and employees to manage future growth effectively, and any such failure could have a material adverse effect on our business.

There are various conflicts of interest in our relationship with our Manager and Ares Management that could result in decisions that are not in the best interests of our stockholders.

          We are subject to conflicts of interest arising out of our relationship with our Manager and Ares Management. In the future, we may enter into additional transactions with Ares Management. In particular, we may invest in, acquire, sell assets to or provide financing to portfolio companies of investment vehicles managed by Ares Management or its affiliates or co-invest with, purchase assets from, sell assets to or arrange financing from any such investment vehicles and their portfolio companies. Any such transactions will require approval by a majority of our independent directors. There can be no assurance that any procedural protections will be sufficient to ensure that these transactions will be made on terms that will be at least as favorable to us as those that would have been obtained in an arm's length transaction. In addition, to the extent we co-invest with other investment vehicles that are managed by affiliates of Ares Management, we will not be responsible for fees other than as set forth in our management agreement, except our proportionate share of fees charged by the managers of such other investment vehicles if approved by a majority of our independent directors.

          Our Manager and Ares Management have agreed that for so long as our Manager is managing us, neither Ares Management nor any of its affiliates will sponsor or manage any other U.S. publicly traded REIT that invests primarily in the same asset classes as us. Ares Management and its affiliates may sponsor or manage another U.S. publicly traded REIT that invests generally in real estate assets but not primarily in our target investments.

          Other than as set forth herein, neither Ares Management nor any of its affiliates (including our Manager) currently manages any other investment vehicle that primarily focuses on our target investments and none of them have any current plans to do so, but they may in the future sponsor or manage other funds or investment vehicles (other than U.S. publicly traded REITs) that invest in our target investments. Our Manager manages certain funds, real estate assets and a CDO that were previously managed by Wrightwood. None of the Wrightwood vehicles will be making any further investments except for the Wrightwood high yield fund, which is a $243 million fund focused primarily on mezzanine and preferred equity investments in CRE whose investment period is expected to expire on                          .

          Ares Management has an investment allocation policy in place that is intended to enable us to share equitably with any other investment vehicles that are managed by Ares Management. In general, investment opportunities will be allocated taking into consideration various factors, including, among others, the relevant investment vehicles' available capital, their investment objectives or strategies, their risk profiles and their existing or prior positions in an issuer/security, as well as potential conflicts of interest, the nature of the opportunity and market conditions. Until                           , certain structured capital/distressed debt real estate investments must first be offered to the Wrightwood high yield fund. The investment allocation policy may be amended by our Manager and Ares Management at any time without our consent.

          Certain former Wrightwood personnel who are members of the Ares Commercial Real Estate Group own equity, partnership, profits or other similar interests in Wrightwood and certain of its investment vehicles. The ownership of such interests may be viewed as creating a conflict of interest insofar as such persons may receive greater benefits, by virtue of such interests, than they would receive from our Manager.

          In addition to the fees payable to our Manager under the management agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize our CRE loans, Ares Management and/or our Manager, may act as collateral manager. In any of these or other capacities, Ares Management and/or our Manager may receive market-based fees for their roles, but only if approved by a majority of our independent directors.

          Ares Investments may sell the shares it owns at any time following the expiration of its applicable lock-up period or prior thereto with the approval of Wells Fargo Securities, LLC and Citigroup Global Markets Inc. To the extent Ares Investments sells some of these shares, our Manager's interests may be less aligned with our interests.

The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing our business and may result in certain conflicts of interest.

          Certain of our officers and directors, and the officers and other personnel of our Manager, also serve or may serve as officers, directors or partners of Ares Management, as well as Ares Management-sponsored investment vehicles, including new affiliated potential pooled investment vehicles or managed accounts not yet established, whether managed or sponsored by Ares Management's affiliates or our Manager. Accordingly, the ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing our business. These activities could be viewed as creating a conflict of interest insofar as the time and effort of the professional staff of our Manager and its officers and employees will not be devoted exclusively to the business of the Company; instead it will be allocated between the business of the Company and the management of these other investment vehicles.

          In the course of our investing activities, we will pay base management fees to our Manager and will reimburse our Manager for certain expenses it incurs. As a result, investors in our common stock will invest on a "gross" basis and receive distributions on a "net" basis after expenses, resulting in, among other things, a lower rate of return than one might achieve through direct investments. As a result of this arrangement, our Manager's interests may be less aligned with our interests.

The management agreement with our Manager was not negotiated on an arm's length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

          We do not expect to have any employees and we will rely completely on our Manager to provide us with investment advisory services. Our executive officers also serve as officers of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

          We will pay our Manager substantial base management fees regardless of the performance of our portfolio. Our Manager's entitlement to a base management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our common stock.

Terminating the management agreement for unsatisfactory performance of the Manager or electing not to renew the management agreement may be difficult and terminating the agreement in certain circumstances requires payment of a substantial termination fee.

          Termination of the management agreement with our Manager without cause is difficult and costly. Our independent directors will review our Manager's performance and the management fees annually and, following the initial three-year term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors based upon: (a) our Manager's unsatisfactory performance that is materially detrimental to us; or (b) a determination that the management fees payable to our Manager are not fair, subject to our Manager's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Our Manager will be provided 180 days' prior notice of any such termination. Additionally, upon such a termination, the management agreement provides that we will pay our Manager a termination fee equal to three times the sum of the average annual base management fee and incentive fee received by our Manager during the prior 24-month period before such termination, calculated as of the end of the most recently completed fiscal quarter. This provision increases the cost to us of terminating the management agreement and adversely affects our ability to terminate our Manager without cause.

          During the initial three-year term of the management agreement, we may not terminate the management agreement except for cause.

Our manager's contractual commitment to manage us is limited to the initial three-year term of the management agreement.

          Our Manager is only contractually committed to serve us until the third anniversary of the closing of this offering. Thereafter, the management agreement is renewable for one-year terms; provided, however, that our Manager may terminate the management agreement annually upon 180 days' prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our investment strategy.

The incentive fee payable to our Manager under the management agreement may cause our Manager to select investments in more risky assets to increase its incentive compensation.

          Our Manager is entitled to receive incentive compensation based upon our achievement of targeted levels of Core Earnings. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on Core Earnings may lead our Manager to place undue emphasis on the maximization of Core Earnings at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

Our Manager manages our portfolio in accordance with very broad investment guidelines and our board of directors does not approve each investment and financing decision made by our Manager, which may result in our making riskier investments than those comprising our Initial Portfolio.

          While our directors periodically review our investment portfolio, they do not review all of our proposed investments. In addition, in conducting periodic reviews, our directors may rely primarily on information provided to them by our Manager. Our investment guidelines may be changed from time to time. Furthermore, our Manager may use complex strategies and transactions entered into by our Manager that may be difficult or impossible to unwind by the time they are reviewed by our directors. Our Manager has great latitude in determining the types of assets it may decide are proper investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. In addition our Manager will not be subject to any limits or proportions with respect to a mix of target investments that we originate or acquire other than as necessary to maintain our qualification as a REIT and our exemption from registration under the 1940 Act. Decisions made and investments entered into by our Manager may not fully reflect your best interests.

Our Manager may change its investment process, or elect not to follow it, without stockholder consent at any time, which may adversely affect our investments.

          Our Manager may change its investment process without stockholder consent at any time. In addition, there can be no assurance that our Manager will follow its investment process in relation to the identification and underwriting of prospective investments. Changes in our Manager's investment process may result in inferior due diligence and underwriting standards, which may adversely affect the performance of our portfolio.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us.

          We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors and executive officers, as well as personnel of our Manager or Ares Management who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us without the approval of a majority of our independent directors. In addition, our management agreement with our Manager does not prevent our Manager and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

Our Manager is subject to extensive regulation as an investment adviser, which could adversely affect its ability to manage our business.

          Our Manager is subject to regulation as an investment adviser by various regulatory authorities that are charged with protecting the interests of its clients, including us. Instances of criminal activity and fraud by participants in the investment management industry and disclosures of trading and other abuses by participants in the financial services industry have led the U.S. government and regulators to consider increasing the rules and regulations governing, and oversight of, the U.S. financial system. This activity is expected to result in changes to the laws and regulations governing the investment management industry and more aggressive enforcement of the existing laws and regulations. Our Manager could be subject to civil liability, criminal liability, or sanction, including revocation of its registration as an investment adviser, revocation of the licenses of its employees, censures, fines, or temporary suspension or permanent bar from conducting business, if it is found to have violated any of these laws or regulations. Any such liability or sanction could adversely affect our Manager's ability to manage our business. Our Manager must continually address conflicts between its interests and those of its clients, including us. In addition, the SEC and other regulators have increased their scrutiny of potential conflicts of interest. Our Manager has procedures and controls that are reasonably designed to address these issues. However, appropriately dealing with conflicts of interest is complex and difficult and if our Manager fails, or appears to fail, to deal appropriately with conflicts of interest, it could face litigation or regulatory proceedings or penalties, any of which could adversely affect its ability to manage our business.

We may not replicate Ares Management's historical performance.

          We cannot assure you that we will replicate Ares Management's historical performance, and we caution you that our investment returns could be substantially lower than the returns achieved by other entities managed by Ares Management or its affiliates.

We do not own the Ares name, but we may use the name pursuant to a license agreement with Ares Management. Use of the name by other parties or the termination of our license agreement may harm our business.

          We have entered into a license agreement with Ares Management pursuant to which it has granted us a non-exclusive, royalty-free license to use the name "Ares." Under this agreement, we will have a right to use this name for so long as Ares Commercial Real Estate Management LLC serves as our Manager pursuant to the management agreement. Ares Management retains the right to continue using the "Ares" name. We cannot preclude Ares Management from licensing or transferring the ownership of the "Ares" name to third parties, some of whom may compete with us. Consequently, we would be unable to prevent any damage to goodwill that may occur as a result of the activities of Ares Management or others. Furthermore, in the event that the license agreement is terminated, we will be required to change our name and cease using the name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business. The license agreement will terminate concurrently with the termination of the management agreement.

Our Manager's and Ares Management's liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities. As a result, we could experience poor performance or losses for which our Manager would not be liable.

          Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Under the terms of the management agreement, our Manager, its officers, members, managers, directors, personnel, any person controlling or controlled by our Manager (including Ares Management) and any person providing services to our Manager will not be liable to us, any subsidiary of ours, our stockholders or partners or any subsidiary's stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. In addition, we have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

Our Manager and its affiliates, including Ares Management, have limited experience managing a portfolio of assets in the manner necessary to maintain our exemption under the 1940 Act.

          In order to maintain our exemption from registration under the 1940 Act, the assets in our portfolio are subject to certain restrictions that limit our operations meaningfully. Our Manager and its affiliates, including Ares Management, have limited experience managing a portfolio in the manner necessary to maintain our exemption from registration under the 1940 Act.

Risks Related to Our Company

We have limited operating history and may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our stockholders.

          We were organized on September 1, 2011 and have limited operating history. We originated a portfolio of CRE loans that comprise the Initial Portfolio and will continue making investments upon completion of this offering. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus. The results of our operations depend on several factors, including the availability of opportunities for the origination or acquisition of target investments, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions.

Our board of directors may change our investment strategy or guidelines, financing strategy or leverage policies without stockholder consent.

          Our board of directors may change our investment strategy or guidelines, financing strategy or leverage policies with respect to investments, originations, acquisitions, growth, operations, indebtedness, capitalization and distributions at any time without the consent of our stockholders, which could result in an investment portfolio with a different risk profile than that of our Initial Portfolio or of a portfolio comprised of our target investments. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this prospectus. These changes could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

Changes in laws or regulations governing our operations, changes in the interpretation thereof or newly enacted laws or regulations (including, without limitation, laws and regulations having the effect of exempting mortgage REITs from the 1940 Act) and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us or otherwise adversely affect our business.

          We are subject to regulation by laws and regulations at the local, state and federal. These laws and regulations, as well as their interpretation, may change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us or otherwise adversely affect our business. Furthermore, if regulatory capital requirements imposed on our private lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price.

Actions of the U.S. government, including the U.S. Congress, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies, to stabilize or reform the financial markets, or market response to those actions, may not achieve the intended effect and may adversely affect our business.

          In response to the financial issues affecting the banking system and financial markets and going concern threats to commercial banks, investment banks and other financial institutions, the Emergency Economic Stabilization Act, or EESA, was enacted by the U.S. Congress in 2008. There can be no assurance that the EESA or any other U.S. government actions will have a beneficial impact on the financial markets. To the extent the markets do not respond favorably to any such actions by the U.S. government or such actions do not function as intended, our business may not receive the anticipated positive impact from the legislation and such result may have broad adverse market implications.

          In July 2010, the U.S. Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, in part to impose significant investment restrictions and capital requirements on banking entities and other organizations that are significant to U.S. financial markets. For instance, the Dodd-Frank Act will impose significant restrictions on the proprietary trading activities of certain banking entities and subject other systemically significant organizations regulated by the U.S. Federal Reserve to increased capital requirements and quantitative limits for engaging in such activities.

The Dodd-Frank Act also seeks to reform the asset-backed securitization market (including the mortgage-backed securities market) by requiring the retention of a portion of the credit risk inherent in the pool of securitized assets and by imposing additional registration and disclosure requirements. While the full impact of the Dodd-Frank Act cannot be assessed until all implementing regulations are released, the Dodd-Frank Act's extensive requirements may have a significant effect on the financial markets, and may affect the availability or terms of financing from our lender counterparties and the availability or terms of mortgage-backed securities, both of which may have an adverse effect on our business.

          In addition, the U.S. government, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur or what effect, if any, such actions could have on our business, results of operations and financial condition.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

          Our business is highly dependent on communications and information systems of Ares Management. Any failure or interruption of Ares Management's systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

Risks Related to Sources of Financing and Hedging

Upon completion of the offering and the use of proceeds from the offering (including the repayment of $               million in indebtedness), we will have approximately $               million of indebtedness outstanding. We may incur significant additional debt, which may subject us to restrictive covenants and increased risk of loss and may reduce cash available for distributions to our stockholders.

          We are subject to the Wells Fargo Facility and the Citibank Facility. Upon completion of the offering and the use of proceeds from the offering (including the repayment of $              million in indebtedness), we will have approximately $              million of indebtedness outstanding. Subject to market conditions and availability, we may incur significant additional debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. The percentage of leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders, debt restrictions contained in those financing arrangements and the lenders' and rating agencies' estimate of the stability of our investment portfolio's cash flow. We may significantly increase the amount of leverage we utilize at any time without approval of our board of directors. In addition, we may leverage individual assets at substantially higher levels. Incurring substantial debt could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

  •
  our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with all of the other covenants contained in the debt, which is likely to result in (a) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (b) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements, and/or (c) the loss of some or all of our assets to foreclosure or sale;

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  our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs;

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  we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, stockholder distributions or other purposes; and

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  we are not able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all.

          There can be no assurance that a leveraging strategy will be successful.

Our secured funding facilities impose, and any additional lending facilities will impose, restrictive covenants.

          We are subject to the Wells Fargo Facility and the Citibank Facility. Upon completion of the offering and the use of proceeds from the offering (including the repayment of $              million in indebtedness), we will have approximately $              million of indebtedness outstanding. The documents that govern these secured funding facilities contain, and any additional lending facilities would be expected to contain, customary negative covenants and other financial and operating covenants, that among other things, may affect our ability to incur additional debt, make certain investments or acquisitions, reduce liquidity below certain levels, make distributions to our stockholders, redeem debt or equity securities and impact our flexibility to determine our operating policies and investment strategies. For example, such loan documents contain negative covenants that limit, among other things, our ability to repurchase our common stock, distribute more than a certain amount of our net income or funds from operations to our stockholders, employ leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens, and enter into transactions with affiliates. Certain of the restrictive covenants that apply to the Wells Fargo Facility and the Citibank Facility are further described in "Management's Discussion and Analysis — Wells Fargo Facility and Citibank Facility." If we fail to meet or satisfy any of these covenants, we would be in default under these agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. We are also subject to cross-default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral and foreclosure rights upon default. Further, these restrictions could also make it difficult for us to satisfy the qualification requirements necessary to maintain our status as a REIT.

Interest rate fluctuations could increase our financing costs and reduce our ability to generate income on our investments, each of which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments.

          Our primary interest rate exposures will relate to the yield on our investments and the financing cost of our debt, as well as our interest rate swaps that we utilize for hedging purposes. Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us. Changes in the level of interest rates also may affect our ability to invest in investments, the value of our investments and our ability to realize gains from the disposition of assets. Changes in interest rates may also affect borrower default rates.

          To the extent that our financing costs will be determined by reference to floating rates, such as LIBOR or a Treasury index, plus a margin, the amount of such costs will depend on a variety of factors, including, without limitation, (a) for collateralized debt, the value and liquidity of the collateral, and for non-collateralized debt, our credit, (b) the level and movement of interest rates, and (c) general market conditions and liquidity. In a period of rising interest rates, our interest expense on floating rate debt would increase, while any additional interest income we earn on our floating rate investments may not compensate for such increase in interest expense. At the same time, the interest income we earn on our fixed rate investments would not change, the duration and weighted average life of our fixed rate investments would increase and the market value of our fixed rate investments would decrease. Similarly, in a period of declining interest rates, our interest income on floating rate investments would decrease, while any decrease in the interest we are charged on our floating rate debt may not compensate for such decrease in interest income and interest we are charged on our fixed rate debt would not change. Any such scenario could materially and adversely affect us.

          Our operating results will depend, in part, on differences between the income earned on our investments, net of credit losses, and our financing costs. For any period during which our investments are not match-funded, the income earned on such investments may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may immediately and significantly decrease our results of operations and cash flows and the market value of our investments.

The Wells Fargo Facility and the Citibank Facility, and any bank credit facilities and repurchase agreements that we may use in the future to finance our assets, may require us to provide additional collateral or pay down debt.

          We are subject to the Wells Fargo Facility and the Citibank Facility. We anticipate that we will also utilize additional bank credit facilities or repurchase agreements (including term loans and revolving facilities) to finance our assets if they become available on acceptable terms. Such financing arrangements would involve the risk that the market value of the loans pledged or sold by us to the provider of the bank credit facility or repurchase agreement counterparty may decline in value, in which case the lender may require us to provide additional collateral or to repay all or a portion of the funds advanced. We may not have the funds available to repay our debt at that time, which would likely result in defaults unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all. Posting additional collateral would reduce our liquidity and limit our ability to leverage our assets. If we cannot meet these requirements, the lender could accelerate our indebtedness, increase the interest rate on advanced funds and terminate our ability to borrow funds from it, which could materially and adversely affect our financial condition and ability to implement our investment strategy. In addition, if the lender files for bankruptcy or becomes insolvent, our loans may become subject to bankruptcy or insolvency proceedings, thus depriving us, at least temporarily, of the benefit of these assets. Such an event could restrict our access to bank credit facilities and increase our cost of capital. The providers of bank credit facilities and repurchase agreement financing may also require us to maintain a certain amount of cash or set aside assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. If we are unable to meet these collateral obligations, our financial condition and prospects could deteriorate rapidly.

          In addition, if a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we will likely incur a loss on our repurchase transactions.

          There can be no assurance that we will be able to obtain additional bank credit facilities or repurchase agreements on favorable terms, or at all.

Our access to sources of financing may be limited and thus our ability to grow our business and to maximize our returns may be adversely affected.

          We are subject to the Wells Fargo Facility and the Citibank Facility. Subject to market conditions and availability, we may incur significant additional debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. We may also issue additional debt or equity securities to fund our growth.

          Our access to sources of financing will depend upon a number of factors, over which we have little or no control, including:

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  general economic or market conditions;

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  the market's view of the quality of our assets;

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  the market's perception of our growth potential;

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  our current and potential future earnings and cash distributions; and

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  the market price of the shares of our common stock.

          We will need to periodically access the capital markets to raise cash to fund new investments. Unfavorable economic or capital market conditions, such as the severe economic downturn that began in 2007, may increase our funding costs, limit our access to the capital markets or could result in a decision by our potential lenders not to extend credit. An inability to successfully access the capital markets could limit our ability to grow our business and fully execute our business strategy and could decrease our earnings, if any. In addition, the current dislocation and weakness in the capital and credit markets could adversely affect one or more private lenders and could cause one or more of our private lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. In addition, if regulatory capital requirements imposed on our private lenders change, they may be required to limit, or increase the cost of, financing they provide to us. In general, this could potentially increase our financing costs and reduce our liquidity or require us to sell assets at an inopportune time or price. No assurance can be given that we will be able to obtain any such financing, including any replacement of the Wells Fargo Facility or the Citibank Facility on favorable terms or at all.

Any warehouse facilities that we may obtain in the future may limit our ability to originate or acquire assets, and we may incur losses if the collateral is liquidated.

          If securitization financings become available, we may utilize, if available, warehouse facilities pursuant to which we would accumulate mortgage loans in anticipation of a securitization financing, which assets would be pledged as collateral for such facilities until the securitization transaction is consummated. In order to borrow funds to originate or acquire assets under any future warehouse facilities, we expect that our lenders thereunder would have the right to review the potential assets for which we are seeking financing. We may be unable to obtain the consent of a lender to originate or acquire assets that we believe would be beneficial to us and we may be unable to obtain alternate financing for such assets. In addition, no assurance can be given that a securitization structure would be consummated with respect to the assets being warehoused. If the securitization is not consummated, the lender could demand repayment of the facility, and in the event that we were unable to timely repay, could liquidate the warehoused collateral and we would then have to pay any amount by which the original purchase price of the collateral assets exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the securitization is consummated, if any of the warehoused collateral is sold before the completion, we would have to bear any resulting loss on the sale.

If non-recourse long-term securitizations become available to us in the future, such structures may expose us to risks which could result in losses.

          If available, we may utilize non-recourse long-term securitizations of our investments in mortgage loans, especially loan originations, if and when they become available. Prior to any such financing, we may seek to finance these investments with relatively short-term facilities until a sufficient portfolio is accumulated. As a result, we would be subject to the risk that we would not be able to originate or acquire, during the period that any short-term facilities are available, sufficient eligible assets to maximize the efficiency of a securitization. We also would bear the risk that we would not be able to obtain new short-term facilities or would not be able to renew any short-term facilities after they expire should we need more time to seek and originate or acquire sufficient eligible assets for a securitization. In addition, conditions in the capital markets, including volatility and disruption in the capital and credit markets, may not permit a non-recourse securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. While we would intend to retain the unrated equity component of securitizations and, therefore, still have exposure to any investments included in such securitizations, our inability to enter into such securitizations would increase our overall exposure to risks associated with direct ownership of such investments, including the risk of default. Our inability to refinance any short-term facilities would also increase our risk because borrowings thereunder would likely be recourse to us as an entity. If we are unable to obtain and renew short-term facilities or to consummate securitizations to finance our investments on a long-term basis, we may be required to seek other forms of potentially less attractive financing or to liquidate assets at an inopportune time or price.

We may enter into hedging transactions that could expose us to contingent liabilities in the future.

          Subject to maintaining our qualification as a REIT, part of our investment strategy will involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (such as the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

          Subject to maintaining our qualification as a REIT, we intend to pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

  •
  interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

  •
  available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

  •
  due to a credit loss, the duration of the hedge may not match the duration of the related liability;

  •
  the amount of income that a REIT may earn from hedging transactions (other than hedging transactions that satisfy certain requirements of the Code or that are done through a taxable REIT subsidiary, or TRS) to offset interest rate losses is limited by U.S. federal income tax provisions governing REITs;

  •
  the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

  •
  the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

          In addition, we may fail to recalculate, readjust and execute hedges in an efficient manner.

          Any hedging activity in which we engage may materially and adversely affect our business. Therefore, while we may enter into such transactions seeking to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio positions or liabilities being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges or guaranteed by an exchange or its clearing house, and involve risks and costs that could result in material losses.

          The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates, we may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges or guaranteed by an exchange or its clearing house. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in significant losses.

Changes to derivatives regulation imposed by the Dodd-Frank Act could increase our costs of entering into derivative transactions, which could adversely impact our results of operation, financial condition and business.

          Through its comprehensive new regulatory regime for derivatives, the Dodd-Frank Act will impose mandatory clearing, exchange-trading and margin requirements on many derivatives transactions (including formerly unregulated over the-counter derivatives) in which we may engage. The Dodd-Frank Act also creates new categories of regulated market participants, such as "swap dealers," "security-based swap dealers," "major swap participants," and "major security-based swap participants" that will be subject to significant new capital, registration, recordkeeping, reporting, disclosure, business conduct and other regulatory requirements. The details of these requirements and the parameters of these categories remain to be clarified through rulemaking and interpretations by the U.S. Commodity Futures Trading

Commission, the SEC, the Federal Reserve Board and other regulators in a regulatory implementation process which is expected to take a year or more to complete.

          Nonetheless, based on information available as of the date of this prospectus, the possible effect of the Dodd-Frank Act will be likely to increase our overall costs of entering into derivatives transactions. In particular, new margin requirements, position limits and capital charges, even if not directly applicable to us, may cause an increase in the pricing of derivatives transactions sold by market participants to whom such requirements apply. Administrative costs, due to new requirements such as registration, recordkeeping, reporting, and compliance, even if not directly applicable to us, may also be reflected in higher pricing of derivatives. New exchange-trading and trade reporting requirements may lead to reductions in the liquidity of derivative transactions, causing higher pricing or reduced availability of derivatives, or the reduction of arbitrage opportunities for us, adversely affecting the performance of certain of our trading strategies.

          In addition, it is possible that the Company may be determined by a governmental authority to be a swap dealer, major swap participant, security-based swap dealer, major security-based swap participant or otherwise become subject to new entity level regulation as a result of the Dodd-Frank Act. This additional regulation could lead to significant new costs which could materially adversely affect our business.

We may fail to qualify for hedge accounting treatment.

          We intend to record derivative and hedging transactions in accordance with Financial Accounting Standards Board ("FASB") ASC 815, Derivatives and Hedging. Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the FASB ASC 815 definition of a derivative (such as short sales), we fail to satisfy FASB ASC 815 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction or item.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

          Subject to maintaining our qualification as a REIT, we may enter into derivative contracts that could require us to fund cash payments in the future under certain circumstances (e.g., the early termination of the derivative agreement caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the derivative contract). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses may materially and adversely affect our business.

Risks Related to Our Investments

We will allocate the net proceeds from this offering without input from our stockholders.

          You will not be able to evaluate the manner in which the net proceeds of this offering will be invested or the economic merit of our expected investments before purchasing our common stock. As a result, we may use the net proceeds from these offerings to invest in investments with which you may not agree. Additionally, our investments will be selected by our Manager and our stockholders will not have input into such investment decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in shares of our common stock. The failure of our Manager to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our stockholders, and could cause the value of our common stock to decline.

          Until appropriate investments can be identified, our Manager may invest the net proceeds of this offering in interest-bearing short-term investments, including money market accounts or funds, CMBS or corporate bonds, which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from investments in our target investments. We expect to reallocate a portion of the net proceeds from these offerings into our portfolio of investments within three months, subject to the availability of appropriate investment opportunities. Our Manager intends to conduct due diligence with respect to each investment and suitable investment opportunities may not be immediately available. Even if opportunities are available, there can be no assurance that our Manager's due diligence processes will uncover all relevant facts or that any investment will be successful.

          We cannot assure you that we will be able to enter into definitive agreements to invest in any new investments that meet our investment objective; that we will be successful in consummating any investment opportunities we identify; or that one or more investments we may make using the net proceeds of this offering will yield attractive risk-adjusted returns. Our inability to do any of the foregoing likely would materially and adversely affect our business and our ability to make distributions to our stockholders.

The lack of liquidity in our investments may adversely affect our business.

          The illiquidity of our target investments may make it difficult for us to sell such investments if the need or desire arises. Certain target investments such as B-Notes, transitional, mezzanine and other loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization and the greater difficulty of recovery in the event of a borrower's default. In addition, many of the loans and securities we invest in will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or their disposition except in a transaction that is exempt from the registration requirements of, or otherwise in accordance with, those laws. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Manager has or could be attributed as having material, non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Our investments may be concentrated and will be subject to risk of default.

          While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria. Therefore, our portfolio of target investments may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly reduce our ability to pay dividends to our stockholders.

A prolonged economic slowdown, a lengthy or severe recession or further declines in real estate values could impair our investments and harm our operations.

          We believe the risks associated with our business will be more severe during periods of economic slowdown or recession if these periods are accompanied by declining real estate values. For example, the severe economic downturn that began in 2007 continues to limit the availability of debt financing in the overall marketplace and has generally made leveraged acquisitions and refinancing more difficult. Consequently, our investment model may be adversely affected if the current economic conditions persist for longer than we may anticipate. Declining real estate values would likely reduce the level of new mortgage and other real estate-related loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the value of real estate weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect our manager's ability to invest in, sell and securitize loans, which would materially and adversely affect our results of operations, financial condition, liquidity and business and our ability to pay dividends to stockholders.

Our real estate investments are subject to risks particular to real property. These risks may result in a reduction or elimination of, or return from, a loan secured by a particular property.

          We may own commercial real estate directly in the future as a result of a default of mortgage or other real estate-related loans. Real estate investments are subject to various risks, including:

  •
  acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

  •
  acts of war or terrorism, including the consequences of terrorist attacks;

  •
  adverse changes in national and local economic and market conditions;

  •
  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

  •
  costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

  •
  the potential for uninsured or under-insured property losses.

          If any of these or similar events occurs, it may reduce our return from an affected property or investment and reduce or eliminate our ability to pay dividends to stockholders.

The senior CRE loans we expect to originate and the mortgage loans underlying any CMBS investments that we may make in the near term will be subject to the ability of the commercial property owner to generate net income from operating the property, as well as the risks of delinquency and foreclosure.

          Our senior CRE loans will be secured by commercial property and will be subject to risks of delinquency and foreclosure, and risks of loss that may be greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be adversely affected by, among other things,

  •
  tenant mix;

  •
  success of tenant businesses;

  •
  property management decisions;

  •
  property location, condition and design;

  •
  competition from comparable types of properties;

  •
  changes in laws that increase operating expenses or limit rents that may be charged;

  •
  changes in national, regional or local economic conditions and/or specific industry segments, including the credit and securitization markets;

  •
  declines in regional or local real estate values;

  •
  declines in regional or local rental or occupancy rates;

  •
  increases in interest rates, real estate tax rates and other operating expenses;

  •
  costs of remediation and liabilities associated with environmental conditions;

  •
  the potential for uninsured or underinsured property losses;

  •
  changes in governmental laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and

  •
  acts of God, terrorist attacks, social unrest and civil disturbances.

          In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

We operate in a competitive market for investment opportunities and competition may limit our ability to originate or acquire desirable investments in our target investments and could also affect the pricing of these securities.

          A number of entities compete with us to make the types of investments that we seek to make. Our profitability depends, in large part, on our ability to originate or acquire our target investments on attractive terms. In originating or acquiring our target investments, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including other funds managed by Ares Management), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Several other REITs have raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Many of our anticipated competitors are significantly larger than we are and have considerably greater financial, technical, marketing and other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, such as the U.S. Government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments, deploy more aggressive pricing and establish more relationships than us. Furthermore, competition for originations of and investments in our target investments may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target investments may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

If our Manager overestimates the yields or incorrectly prices the risks of our investments, we may experience losses.

          Our Manager will value our potential investments based on yields and risks, taking into account estimated future losses on the mortgage loans and the collateral underlying them, and the estimated impact of these losses on expected future cash flows and returns. Our Manager's loss estimates may not prove accurate, as actual results may vary from estimates. If our Manager underestimates the asset-level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Loans on properties in transition will involve a greater risk of loss than traditional investment-grade mortgage loans with fully insured borrowers.

          We may originate transitional loans secured by first lien mortgages on a property to borrowers who are typically seeking short-term capital to be used in an acquisition or rehabilitation of a property. The typical borrower under a transitional loan has usually identified an undervalued asset that has been under-managed and/or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower's projections, or if the borrower fails to improve the quality of the asset's management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover some or all of our investment.

          In addition, borrowers usually use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to risks of a borrower's inability to obtain permanent financing to repay the transitional loan. Transitional loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under transitional loans that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the transitional loan. To the extent we suffer such losses with respect to these transitional loans, the value of the Company and the price of our shares of common stock may be adversely affected.

Risks of cost overruns and noncompletion of renovation of the properties underlying short term senior loans on properties in transition may result in significant losses.

          The renovation, refurbishment or expansion by a borrower under a mortgaged property involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment, which could result in significant losses.

Investments in non-conforming and non-investment grade rated loans or securities involve increased risk of loss.

          Many of our investments will not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers' credit history, the underlying properties' cash flow or other factors. As a result, these investments should be expected to have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our stockholders and adversely affect the market value of our common stock. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

The B-Notes that we may originate or acquire may be subject to additional risks related to the privately negotiated structure and terms of the transaction, which may result in losses to us.

          We may originate or acquire B-Notes. A B-Note is a mortgage loan typically (a) secured by a first mortgage on a single large commercial property or group of related properties and (b) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Because each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may vary from transaction to transaction. Further, B-Notes typically are secured by a single property and accordingly reflect the risks associated with significant concentration. Significant losses related to our B-Notes would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Our mezzanine loan assets will involve greater risks of loss than senior loans secured by income-producing properties.

          We may originate or acquire mezzanine loans, which take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property, because the loan may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our initial expenditure. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to our mezzanine loans would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

          Some of our investments may be rated by rating agencies such as Moody's Investors Service, Fitch Ratings, Standard & Poors, DBRS, Inc. or Realpoint LLC. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of our investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

We may experience a decline in the fair value of our assets.

          A decline in the fair market value of our assets may require us to recognize an "other-than-temporary" impairment against such assets under GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery to the original acquisition cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale. If we experience a decline in the fair value of our assets, our results of operations, financial condition and our ability to make distributions to our stockholders could be materially and adversely affected.

Some of our portfolio investments may be recorded at fair value and, as a result, there will be uncertainty as to the value of these investments.

          Some of our portfolio investments may be in the form of positions or securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these investments quarterly at fair value, which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

          Additionally, the Company's results of operations for a given period could be adversely affected if its determinations regarding the fair value of these investments were materially higher than the values that the Company ultimately realizes upon their disposal. The valuation process has been particularly challenging recently, as market events have made valuations of certain assets more difficult, unpredictable and volatile.

If we invest in CMBS, such investments would pose additional risks, including the risks of the securitization process and the risk that the special servicer may take actions that could adversely affect our interests.

          We may acquire CMBS. In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a mezzanine loan or B-Note, if any, then by the "first loss" subordinated security holder (generally, the "B-Piece" buyer) and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, mezzanine loans or B-Notes, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments due on the related mortgage-backed securities. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.

          With respect to the CMBS in which we may invest, overall control over the special servicing of the related underlying mortgage loans will be held by a "directing certificateholder" or a "controlling class representative," which is appointed by the holders of the most subordinated class of CMBS in such series. Because we may acquire classes of existing series of CMBS, we will not have the right to appoint the directing certificateholder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests.

Insurance on mortgage loans and real estate securities collateral may not cover all losses.

          There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received with respect to a property relating one of our investments might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the loss of cash flow from, and the asset value of, the affected property and the value of our investment related to such property.

Liability relating to environmental matters may impact the value of properties that we may acquire upon foreclosure of the properties underlying our investments.

          To the extent we foreclose on properties with respect to which we have extended mortgage loans, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

          The presence of hazardous substances may adversely affect an owner's ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of the owner to make payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our stockholders.

          If we foreclose on any properties underlying our investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders.

Risks Related to Our Common Stock

There is no public market for our common stock and a market may never develop, which could cause our common stock to trade at a discount and make it difficult for holders of our common stock to sell their shares.

          Our shares of common stock are newly issued securities for which there is no established trading market. We will apply to list our common stock on the NYSE, under the trading symbol "ACRC." However, there can be no assurance that an active trading market for our common stock will develop, or if one develops, be maintained. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or as to the price that our stockholders may obtain for their common stock.

The market price of our common stock may fluctuate significantly.

          The capital and credit markets have recently experienced a period of extreme volatility and disruption. The market price and liquidity of the market for shares of our common stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance.

          Some of the factors that could negatively affect the market price of our common stock include:

  •
  our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

  •
  actual or perceived conflicts of interest with our Manager or Ares Management and individuals, including our executives;

  •
  equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

  •
  loss of a major funding source;

  •
  actual or anticipated accounting problems;

  •
  publication of research reports about us or the real estate industry;

  •
  changes in market valuations of similar companies;

  •
  adverse market reaction to any increased indebtedness we incur in the future;

  •
  additions to or departures of our Manager's or Ares Management's key personnel;

  •
  speculation in the press or investment community;

  •
  increases in market interest rates, which may lead investors to demand a higher distribution yield for our common stock, if we have begun to make distributions to our stockholders, and would result in increased interest expenses on our debt;

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  failure to maintain our REIT qualification or exemption from the 1940 Act;

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  price and volume fluctuations in the overall stock market from time to time;

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  general market and economic conditions, and trends including inflationary concerns, the current state of the credit and capital markets;

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  significant volatility in the market price and trading volume of securities of publicly traded REITs or other companies in our sector, which are not necessarily related to the operating performance of these companies;

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  changes in law, regulatory policies or tax guidelines, or interpretations thereof, particularly with respect to REITs;

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  changes in the value of our portfolio;

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  any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

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  operating performance of companies comparable to us;

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  short-selling pressure with respect to shares of our common stock or REITs generally;

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  uncertainty surrounding the strength of the U.S. economic recovery particularly in light of the recent downgrade of the U.S. Government's credit rating; and

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  concerns regarding European sovereign debt.

          As noted above, market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our common stock. For instance, if interest rates rise, it is likely that the market price of our common stock will decrease as market rates on interest-bearing securities increase.

Common stock eligible for future sale may have adverse effects on our share price.

          We are offering                          shares of our common stock as described in this prospectus (excluding the underwriters' overallotment option to purchase up to an additional                          shares). Our 2012 Equity Incentive Plan will include provisions for grants of restricted common stock, restricted stock units and other equity-based awards to our                                       . Concurrently with the completion of this offering, we will grant restricted shares of common stock and/or restricted stock units, equal to         % of the number of shares of our common stock that we issue in this offering (without giving effect to any exercise by the underwriters of their overallotment option) to our                                       . Ares Investments will agree that, for a period of 365 days after the date of this prospectus, it will not, without the prior written consent of Wells Fargo Securities, LLC and Citigroup Global Markets Inc., dispose of or hedge any of the shares it purchases, subject to certain exceptions and extension in certain circumstances as described elsewhere in this prospectus. Assuming no exercise of the underwriters' overallotment option to purchase additional shares, approximately         % of our common stock outstanding upon completion of this offering will be subject to lock-up agreements. When this lock-up period expires, these shares of common stock will become eligible for sale, in some cases subject to the requirements of Rule 144 under the Securities Act of 1933, as amended (or the Securities Act), as well as shares of common stock delivered upon settlement of restricted stock units (after, in the case of                                       , their 180-day lock-up period), which are described under "Shares Eligible for Future Sale."

          We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

          After the completion of this offering, we may issue additional restricted common stock and other equity-based awards under our 2012 Equity Incentive Plan. Also, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders' interests in us.

We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

          We are generally required to annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gains, for us to qualify as a REIT, which requirement we currently intend to satisfy through quarterly distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

  •
  the profitability of the investment of the net proceeds of this offering;

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  our ability to make profitable investments;

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  margin calls or other expenses that reduce our cash flow;

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  defaults in our asset portfolio or decreases in the value of our portfolio; and

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  the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

          As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

          In addition, distributions that we make to our stockholders out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) and not designated by us as capital gain dividends, or, for taxable years beginning before January 1, 2013, qualified dividend income, generally will be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as capital gain dividends and generally will be taxed to our stockholders as long-term capital gain to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. Distributions in excess of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, and not designated by us as capital gain dividends, or, for taxable years beginning before January 1, 2013, qualified dividend income, may constitute a return of capital. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder's investment in our common stock, but not below zero.

We may use a portion of the net proceeds from this offering to make quarterly distributions, which would, among other things, reduce our cash available for investing.

          Prior to the time we have fully invested the net proceeds of this offering, we may fund our quarterly distributions out of the net proceeds of these offerings, which would reduce the amount of cash we have available for investing and other purposes. The use of these net proceeds for distributions could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder's basis in its shares of our common stock.

Investing in our common stock may involve a high degree of risk.

          The investments that we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

Future offerings of debt or equity securities, which would rank senior to our common stock, may adversely affect the market price of our common stock.

          If we decide to issue debt or equity securities in the future, which would rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Risks Related to Our Organization and Structure

The Maryland General Corporation Law, or the MGCL, prohibits certain business combinations, which may make it more difficult for us to be acquired.

          Under the MGCL, "business combinations" between a Maryland corporation and an "interested stockholder" or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as: (a) any person who beneficially owns 10% or more of the voting power of the then-outstanding voting stock of the corporation; or (b) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation.

          A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

          After the expiration of the five-year period described above, any business combination between the Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of the then-outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

          These supermajority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The MGCL also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting any business combination with our Manager or any affiliate of our Manager. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and our Manager or any affiliate of our Manager. As a result, our Manager or any affiliate of our Manager may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. See "Description of Capital Stock — Business Combinations."

Stockholders have limited control over changes in our policies and operations.

          Our board of directors determines our major policies, including with regard to financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under our charter and the MGCL, our stockholders generally have a right to vote only on the following matters:

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  the election or removal of directors;

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  the amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

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  change our name;

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  change the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock;

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  increase or decrease the aggregate number of shares of stock that we have the authority to issue;

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  increase or decrease the number of our shares of any class or series of stock that we have the authority to issue; and

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  effect certain reverse stock splits;

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  our liquidation and dissolution; and

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  our being a party to a merger, consolidation, sale or other disposition of all or substantially all of our assets or statutory share exchange.

          All other matters are subject to the discretion of our board of directors.

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

          Our charter authorizes us to issue up to                                       additional authorized but unissued shares of common or preferred stock without stockholder approval. In addition, our board of directors may, without stockholder approval, amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a class or series of shares of common or preferred stock that could delay or prevent a merger, third-party tender offer or similar transaction or a change in incumbent management that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations. Your investment return may be reduced if we are required to register as an investment company under the 1940 Act.

          We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. Because we are a holding company that will conduct its businesses primarily through wholly owned subsidiaries, the securities issued by these subsidiaries that are excepted from the definition of "investment company" under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through our subsidiaries. In addition, the assets we and our subsidiaries may originate or acquire are limited by the provisions of the

1940 Act and the rules and regulations promulgated under the 1940 Act, which may adversely affect our business.

          If the value of securities issued by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we or any of our subsidiaries were required to register as an investment company under the 1940 Act, the registered entity would become subject to substantial regulation with respect to capital structure (including the ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

          Failure to maintain an exemption would require us to significantly restructure our investment strategy. For example, because affiliate transactions are generally prohibited under the 1940 Act, we would not be able to enter into transactions with any of our affiliates if we are required to register as an investment company, and we might be required to terminate our management agreement and any other agreements with affiliates, which could have a material adverse effect on our ability to operate our business and pay distributions. If we were required to register us as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

          We expect certain subsidiaries that we may form in the future to rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities "primarily engaged" in the business of "purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of these subsidiaries' assets must comprise qualifying real estate assets and at least 80% of each of their portfolios must comprise qualifying real estate assets and real estate-related assets under the 1940 Act. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of such guidance to determine which assets are qualifying real estate assets and real estate-related assets. However, the SEC's guidance was issued in accordance with factual situations that may be substantially different from the factual situations we may face, and much of the guidance was issued more than 10 years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exclusion from regulation under the 1940 Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an "investment company" provided by Section 3(c)(5)(C) of the 1940 Act. To the extent that the SEC staff publishes new or different guidance with respect to any assets we have determined to be qualifying real estate assets, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in a subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

          The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Based on our analysis of published guidance with respect to other types of assets, we consider the controlling class of CMBS to be a qualifying real estate asset under certain conditions. The SEC may in the future take a view different than or contrary to our analysis with respect to CMBS.

          Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority-owned subsidiaries that rely on Section 3(c)(5)(C). The SEC staff has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

          We determine whether an entity is one of our majority-owned subsidiaries. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

          The SEC recently solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the 1940 Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock.

Rapid and steep declines in the values of our CRE finance-related investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the 1940 Act.

          If the market value or income potential of real estate-related investments declines as a result of increased interest rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the 1940 Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

Our rights and the rights of our stockholders to recover on claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

          The MGCL provides that a director has no liability in such capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. A director who performs his or her duties in accordance with the foregoing standards should not be liable to us or any other person for failure to discharge his or her obligations as a director.

          In addition, our charter provides that our directors and officers will not be liable to us or our stockholders for monetary damages unless the director or officer actually received an improper benefit or profit in money, property or services, or is adjudged to be liable to us or our stockholders based on a finding that his or her action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter also requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. With the approval of our board of directors, we may provide such indemnification and advance for expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company, including our Manager and its affiliates. For details regarding the circumstances under which we are required or authorized to indemnify and to advance expenses to our directors, officers or our Manager, see "Our Manager and the Management Agreement — Management Agreement — Liability and Indemnification."

          We also are permitted to purchase and maintain insurance or provide similar protection on behalf of any directors, officers, employees and agents, including our Manager and its affiliates, against any liability asserted which was incurred in any such capacity with us or arising out of such status. This may result in us having to expend significant funds, which will reduce the available cash for distribution to our stockholders.

Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

          Our charter provides that a director may only be removed for cause upon the affirmative vote of holders of two-thirds of the votes entitled to be cast generally in the election of directors. Vacancies may be filled only by a majority of the remaining directors in office, even if less than a quorum. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of the Company that is in the best interests of our stockholders.

          Pursuant to our charter, our board of directors also is divided into three classes of directors. The initial terms of the first, second and third classes will expire in 2012, 2013 and 2014, respectively. Beginning in 2012, directors of each class will be chosen for three-year terms upon the expiration of their current terms, and each year one class of directors will be elected by the stockholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interest of our stockholders.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

          In order for us to qualify as a REIT for each taxable year after 2012, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. "Individuals" for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of the outstanding shares of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our common stock.

          We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2012. However, we may terminate our REIT qualification, if our board of directors determines that not qualifying as a REIT is in the best interests of our stockholders, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. We intend to structure our activities in a manner designed to satisfy all the requirements for qualification as a REIT. The REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization could jeopardize our ability to satisfy all the requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

          If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

REITs, in certain circumstances, may incur tax liabilities that would reduce our cash available for distribution to you.

          Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, net income from the sale of properties that are "dealer" properties sold by a REIT (a "prohibited transaction" under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our TRSs, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

          In order to qualify and maintain our status as a REIT, we must annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT, it is possible that we might not always be able to do so.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

          For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or through any subsidiary entity, but generally excluding our TRSs, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. While we qualify as a REIT, we avoid the 100% prohibited transaction tax by (a) conducting activities that may otherwise be considered prohibited transactions through a TRS (but such TRS will incur income taxes), (b) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction, or (c) structuring certain dispositions of our properties to comply with a prohibited transaction safe harbor available under the Code for properties held for at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, but generally excluding our TRSs, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for U.S. federal income tax purposes.

          A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

Our TRSs are subject to corporate-level taxes and our dealings with our TRSs may be subject to 100% excise tax.

          A REIT may own up to 100% of the stock of one or more TRS. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT's assets may consist of stock or securities of one or more TRS. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's length basis.

          TRSs that we may form will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but will not be required to be distributed to us, unless necessary to maintain our REIT qualification. While we will be monitoring the aggregate value of the securities of our TRSs and intend to conduct our affairs so that such securities will represent less than 25% of the value of our total assets, there can be no assurance that we will be able to comply with the TRS limitation in all market conditions.

Our investments in certain debt instruments may cause us to recognize "phantom income" for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

          Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as "phantom income." In addition, if a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

          As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms, (c) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (d) make a taxable distribution of our shares of common stock as part of a distribution in which stockholders may elect to receive shares of common stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

          Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

The failure of mortgage loans subject to a repurchase agreement or a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

          We intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

          In addition, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, generally the loan must be secured by real property. We may originate or acquire mezzanine loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the REIT income or asset tests, we may be disqualified as a REIT.

Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain assets may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of assets that we acquire, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

          When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes, and also to what extent those securities constitute real estate assets for purposes of the asset tests and produce qualifying income for purposes of the 75% gross income test. In addition, when purchasing the equity tranche of a securitization, we may rely on opinions or advice of counsel regarding the qualification of the securitization for exemption from U.S. corporate income tax and the qualification of interests in such securitization as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

The taxable mortgage pool, or TMP, rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

          Securitizations by us or our subsidiaries could result in the creation of TMPs for U.S. federal income tax purposes. As a result, we could have "excess inclusion income." Certain categories of stockholders, such as non-U.S. stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to any such excess inclusion income. In the case of a stockholder that is a REIT, regulated investment company, or RIC, common trust fund or other pass-through entity, our allocable share of our excess inclusion income could be considered excess inclusion income of such entity. In addition, to the extent that our common stock is owned by tax-exempt "disqualified organizations," such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of any excess inclusion income. Because this tax generally would be imposed on us, all of our stockholders, including stockholders that are not disqualified organizations, generally will bear a portion of the tax cost associated with the classification of us or a portion of our assets as a TMP. A RIC, or other pass-through entity owning our common stock in record name will be subject to tax at the highest U.S. federal corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations. Moreover, we could face limitations in selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. Finally, if we were to fail to qualify as a REIT, any TMP securitizations would be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated U.S. federal corporate income tax return. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

We may choose to make distributions in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

          In connection with our qualification as a REIT, we are required to annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may make distributions that are payable in cash and/or shares of our common stock (which could account for up to 80% of the aggregate amount of such distributions) at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay income taxes with respect to such distributions in excess of the cash portion of the distribution received. Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount it must include in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividend income, such sale may put downward pressure on the market price of our common stock.

          Various tax aspects of such a taxable cash/stock distribution are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

          The maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates has been reduced by legislation to 15% for tax years beginning before January 1, 2013. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

If we were considered to actually or constructively pay a "preferential dividend" to certain of our stockholders, our status as a REIT could be adversely affected.

          In order to qualify as a REIT, we must annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS's position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment program inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, we can provide no assurance to this effect.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

          The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute "gross income" for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiaries would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a taxable REIT subsidiary generally will not provide any tax benefit, except for being carried forward against future taxable income of such taxable REIT subsidiary.

Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.

          To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the price of our common stock.

          In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel's tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

          Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

          If (a) we are a "pension-held REIT," (b) a tax-exempt stockholder has incurred debt to purchase or hold our common stock or (c) a holder of common stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

FORWARD-LOOKING STATEMENTS

          We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

  •
  use of proceeds of this offering;

  •
  our business and investment strategy;

  •
  our projected operating results;

  •
  the timing of cash flows, if any, from our investments;

  •
  the state of the U.S. economy generally or in specific geographic regions;

  •
  defaults by borrowers in paying debt service on outstanding items;

  •
  actions and initiatives of the U.S. Government and changes to U.S. Government policies;

  •
  our ability to obtain financing arrangements;

  •
  the amount of commercial mortgage loans requiring refinancing over the 2011 to 2015 period;

  •
  financing and advance rates for our target investments;

  •
  our expected leverage;

  •
  general volatility of the securities markets in which may invest;

  •
  the impact of a protracted decline in the liquidity of credit markets on our business;

  •
  the uncertainty surrounding the strength of the U.S. economic recovery;

  •
  the return or impact of current and future investments;

  •
  allocation of investment opportunities to us by our Manager;

  •
  changes in interest rates and the market value of our investments;

  •
  effects of hedging instruments on our target investments;

  •
  rates of default or decreased recovery rates on our target investments;

  •
  the degree to which our hedging strategies may or may not protect us from interest rate volatility;

  •
  changes in governmental regulations, tax law and rates, and similar matters (including interpretation thereof);

  •
  our ability to maintain our qualification as a REIT;

  •
  our ability to maintain our exemption from registration under the 1940 Act;

  •
  availability of investment opportunities in mortgage-related and real estate-related investments and securities;

  •
  the ability of our Manager to locate suitable investments for us, monitor, service and administer our investments and execute our investment strategy;

  •
  availability of qualified personnel;

  •
  estimates relating to our ability to make distributions to our stockholders in the future;

  •
  our understanding of our competition; and

  •
  market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

          The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

 USE OF PROCEEDS

          We are offering                          shares of our common stock at the public offering price of $             per share (excluding the underwriters' overallotment option to purchase up to an additional                          shares). We estimate that the net proceeds we will receive from selling common stock in this offering will be approximately $              million, after deducting the initial underwriting discount of $              million payable by us at closing and estimated offering expenses of approximately $              million (or, if the underwriters exercise their overallotment option in full, approximately $              million, after deducting the initial underwriting discount payable by us at closing and estimated offering expenses of approximately $              million).

          We intend to use approximately $              million of the net proceeds of this offering to repay outstanding amounts under the Wells Fargo Facility and the Citibank Facility.

          As of                          , 2012 we had $             million outstanding under the Wells Fargo Facility. This amount was used to finance the acquisition of certain of the senior commercial mortgage loans and A-Notes comprising the Initial Portfolio. As of the date of this prospectus, the interest charged on this indebtedness is         %. The Wells Fargo Facility matures on December 14, 2014, subject to two one-year extensions at our option.

          As of                          , 2012 we had $             million outstanding under the Citibank Facility. This amount was used to finance the acquisition of certain of the senior commercial mortgage loans and A-Notes comprising the Initial Portfolio. As of the date of this prospectus, the interest charged on this indebtedness is         %. The Citibank Facility matures coterminously with the various maturity dates of the underlying loans that have been financed with the proceeds of the Citibank Facility, provided that all underlying loans must be originated on or before December 8, 2013, or, provided no event of default under the Citibank Facility is occurring, December 8, 2014.

          We intend to use any net proceeds from this offering that are not applied as described above for general corporate working capital purposes, including originating our target investments. Until appropriate investments can be identified, our Manager may invest this balance in interest-bearing short-term investments, including money market accounts or funds, CMBS or corporate bonds, which are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from our target investments.

          Affiliates of Wells Fargo Securities, LLC and Citigroup Global Markets Inc. are lenders under the Wells Fargo Facility and the Citibank Facility, respectively. Depending on the amount of indebtedness borrowed under the Wells Fargo Facility and the Citibank Facility and the use of proceeds from this offering to repay such amounts, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering.

 DISTRIBUTION POLICY

          We intend to make regular quarterly distributions to holders of our common stock and distribution equivalents to holders of vested restricted stock units which are settled in shares of common stock. U.S. federal income tax law generally requires that a REIT annually distribute at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our taxable income. We plan to pay our first distribution in respect of the period from the completion of this offering through             , 2012, which may be prior to the time when we have fully invested the net proceeds from this offering.

          To the extent that in respect of any calendar year, cash available for distribution is less than our taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully invested the net proceeds of this offering, we may fund our quarterly distributions out of such net proceeds, which would reduce the amount of cash we have available for investing and other purposes. The use of these net proceeds for distributions could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder's basis in its shares of our common stock. We will generally not be required to make distributions with respect to activities conducted through any TRS that we form following the completion of this offering. For more information, see "Material U.S. Federal Income Tax Considerations."

          To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our taxable income to holders of our common stock out of assets legally available therefor. Any distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon our earnings, financial condition, liquidity, debt covenants, funding or margin requirements under securitizations, warehouse facilities or other secured and unsecured borrowing agreements, maintenance of our REIT qualification, applicable provisions of the MGCL, and such other factors as our board of directors deems relevant. Our earnings, financial condition and liquidity will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. See "Risk Factors."

          Distributions that stockholders receive (not designated as capital gain dividends, or, for the taxable year beginning before January 1, 2013, qualified dividend income) will be taxed as ordinary income to the extent they are paid from our earnings and profits (as determined for U.S. federal income tax purposes). However, distributions that we designate as capital gain dividends generally will be taxable as long-term capital gain to our stockholders to the extent that they do not exceed our actual net capital gain for the taxable year. Some portion of these distributions may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income, but does not reduce cash available for distribution. The portion of your distribution that is not designated as a capital gain dividend and is in excess of our current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the adjusted tax basis of your investment, but not below zero, deferring such portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at capital gains rates. To the extent such portion of your distribution exceeds the adjusted tax basis of your investment, such excess will be treated as capital gain if you hold your shares of common stock as a capital asset for U.S. federal income tax purposes. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. Please note that each stockholder's tax considerations are different, therefore, you should consult with your own tax advisor and financial planners prior to making an investment in our shares. You also should review the section entitled "Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders."

 CAPITALIZATION

          The following table sets forth (a) our actual capitalization as of December 31, 2011, (b) our capitalization on an as adjusted pre-offering basis to reflect (i) the private placement to Ares Investments of             shares of our common stock at $             per share and (ii) the issuance of up to              restricted shares of common stock to be granted to our                                       under our 2012 Equity Incentive Plan (collectively, the "Other Transactions"), and (c) our capitalization on an as further adjusted basis to give effect to the Other Transactions, this offering and the use of net proceeds as set forth under the heading "Use of Proceeds." You should read this table together with "Use of Proceeds" included elsewhere in this prospectus.

	As of December 31, 2011
	Actual	As Adjusted for Other Transactions		As Further Adjusted for Offering(1)
	(Unaudited)
Long term debt:	$—		$—		$—
Stockholder's equity:
Common stock, par value $0.01 per share; 100,000 shares authorized, and shares issued and outstanding, actual and shares authorized, issued and outstanding, as adjusted	1		—
Preferred stock, par value $0.01 per share; 0 shares authorized and shares issued and outstanding, actual and shares authorized and 0 shares issued and outstanding, as adjusted	—				—
Additional paid-in capital	999

Total stockholder's equity	$1,000	$		$

(1)
Does not include the underwriters' overallotment option to purchase up to                          additional shares.

 DILUTION

          Purchasers of our common stock in this offering will experience dilution to the extent of the difference between the public offering price per share and the net tangible book value per share. On a pro forma basis at December 31, 2011, after giving effect to the net proceeds we received from the private placement to Ares Investments of             shares of our common stock and the net proceeds we will receive from selling common stock in this offering, the deduction of the underwriting discounts, and estimated offering expenses payable by us, our pro forma net tangible book value would be $             million or $             per share. This would represent an increase in pro forma net tangible book value attributable to the sale of shares of common stock in this offering of $             million or $             per share and an immediate dilution in pro forma net tangible book value of $             per share from the assumed public offering price of $             per share based on the midpoint of the price range set forth on the cover page of this prospectus.

          The following table(1) sets forth (a) our actual net tangible book value per share as of December 31, 2011, (b) our net tangible book value per share on an as adjusted pre-offering basis to reflect the private placement to Ares Investments of             shares of our common stock at $             per share, and (c) our net tangible book value per share on an as further adjusted basis to give effect to the private placement to Ares Investments, this offering and the use of net proceeds as set forth under the heading "Use of Proceeds." You should read this table together with "Use of Proceeds" included elsewhere in this prospectus.

Assumed public offering price per share based on the midpoint of the price range set forth on the cover page of this prospectus	$
Net tangible book value per share as of December 31, 2011	$
Pro forma net tangible book value per share as of December 31, 2011 (as adjusted for the private placement to Ares Investments)	$
Pro forma net tangible book value per share as of December 31, 2011 (as further adjusted for this offering)	$

(1)
Excludes (a) the issuance of any restricted shares of common stock to be granted to our                          under our 2012 Equity Incentive Plan upon completion of this offering and (b) the             shares subject to the underwriters' over-allotment option.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

          Ares Commercial Real Estate Corporation is a newly organized specialty finance company focused on originating, investing in and managing middle-market CRE loans and other CRE-related investments. We intend to target borrowers whose capital needs are not being met in the market by offering customized financing solutions. We will implement a strategy focused on direct origination combined with experienced portfolio management through our Manager's servicer, which is a Standard & Poor's-ranked commercial primary servicer and commercial special servicer that is included on S&P's Select Servicer List, to meet our borrowers' and sponsors' needs.

          Our investment objective is to generate attractive risk-adjusted returns for our stockholders, primarily through dividends and distributions and secondarily through capital appreciation. We are focused on originating, investing in and managing customized CRE loans and other CRE middle-market financings. We believe the availability of capital in the CRE middle-market is limited and borrowers and sponsors have the greatest need for customized solutions in this segment of the market. We intend to provide senior loans (including A-Notes) that are secured by CRE properties, subordinated mortgage loans (including B-Notes and mezzanine loans) and other CRE investments. To act as a single "one stop" financing source, we may provide our customers one or more of these products as a customized financing solution to our customers. We collectively refer to such senior and subordinated mortgage loans and other CRE investments as our "target investments."

          We are externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager is an affiliate of Ares Management, a global alternative asset manager and SEC registered investment adviser.

          We commenced operations on December     , 2011. We are incorporated in Maryland and intend to elect and qualify to be taxed as a REIT, commencing with our taxable year ending December 31, 2012. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all or substantially all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act.

Factors Impacting Our Operating Results

          We expect that the results of our operations will be affected by a number of factors and will primarily depend on, among other things, the level of our net interest income, the market value of our assets and the supply of, and demand for, commercial mortgage loans, CRE debt and other financial assets in the marketplace. Our net interest income, which reflects the amortization of origination fees and direct costs, will be recognized based on the contractual rate and the outstanding principal balance of the loans we originate. The objective of the interest method is to arrive at periodic interest income that yields a level rate of return over the loan term. Interest rates will vary according to the type of investment, conditions in the financial markets, credit worthiness of our borrowers, competition and other factors, none of which can be predicted with any certainty. Our operating results may also be impacted by credit losses in excess of initial anticipations or unanticipated credit events experienced by borrowers.

          Changes in Fair Value of Our Assets.    We typically intend to hold our target investments as long-term investments. We will evaluate our investments for impairment on a quarterly basis and impairments will be recognized when it is probable that we will not be able to collect all amounts estimated to be collected at the time of origination. We will evaluate impairment (both interest and principal) based on the present value of expected future cash flows discounted at the investment's effective interest rate or the fair value of the collateral, if repayment is expected solely from the collateral.

          Although our intent is to hold our target investments as long-term investments, we may occasionally classify some of our investments as available-for-sale. Investments classified as available-for-sale will be carried at their fair value, with changes in fair value recorded through accumulated other comprehensive income, a component of stockholders' equity, rather than through earnings. We do not intend to hold any of our investments for trading purposes.

          Changes in Market Interest Rates.    With respect to our proposed business operations, increases in interest rates, in general, may over time cause:

  •
  the interest expense associated with our borrowings to increase;

  •
  the value of our mortgage loans to decline;

  •
  coupons on our mortgage loans to reset, although on a delayed basis, to higher interest rates; and

  •
  to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to increase.

Conversely, decreases in interest rates, in general, may over time cause:

  •
  the interest expense associated with our borrowings to decrease;

  •
  the value of our mortgage loan portfolio to increase;

  •
  to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to decrease; and

  •
  coupons on our floating rate mortgage loans to reset, although on a delayed basis, to lower interest rates.

          Credit Risk.    We expect to be subject to varying degrees of credit risk in connection with our target investments. Our Manager will seek to mitigate this risk by seeking to originate or acquire investments of higher quality at appropriate prices given anticipated and unanticipated losses, by employing a comprehensive review and selection process and by proactively monitoring originated or acquired investments. Nevertheless, unanticipated credit losses could occur that could adversely impact our operating results.

          Market Conditions.    We believe that our target investments currently present attractive risk-adjusted return profiles. We believe that the U.S. CRE markets are currently in the initial stages of a recovery from the severe economic downturn that began in 2007. Following a dramatic decline in CRE lending in 2008 and 2009, debt capital has become more readily available for select stabilized, high quality assets in certain locations such as gateway cities, but remains limited for many other types of properties. For example, we currently anticipate a high demand for customized debt financing from borrowers or sponsors who are looking to refinance indebtedness that is maturing in the next two to five years or are seeking shorter-term debt solutions as they reposition their properties. In addition, we believe the uncertainty surrounding multifamily mortgage finance may provide us incremental lending opportunities in the future as Congress considers restructuring Fannie Mae and Freddie Mac, who have been the most significant sources of multifamily debt capital in recent years.

          We believe that as a result of the aforementioned economic downturn and the subsequent banking regulatory reform, a number of lenders and finance companies who traditionally served the CRE middle-market, are burdened with legacy portfolio issues, balance sheet constraints or have otherwise exited the market. In particular, smaller and regional banks who represented a large portion of the CRE market prior to the downturn, have sharply curtailed their CRE lending activities. We believe that this decreased competition will create a favorable investment environment for the foreseeable future. We also believe that we are well positioned to capitalize on the expected demand generated by the estimated $1.7 trillion of CRE debt maturing between 2011 and 2015.

Critical Accounting Policies And Use Of Estimates

          Our financial statements are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment as to future uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that we believe will apply to us based on our expectation of the nature of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments used to draft our financial statements will be based upon reasonable assumptions given the information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we fully implement our strategy. Those accounting policies and estimates that we initially expect to be most critical to an investor's understanding of our financial results and condition and require complex management judgment are discussed below.

Loans Held for Investment and Interest Income Recognition

          Our originated loans receivable will be classified as held-for-investment based upon our intent and ability to hold them for the foreseeable future. Originated loans will be recorded at amortized cost, or the outstanding unpaid principal balance, net of unamortized origination fees charged to the borrower and direct origination costs incurred. Interest income will be recognized based on the contractual rate and the outstanding principal balance of the loans. The objective of the interest method is to arrive at periodic interest income that yields a level rate of return over the loan term.

          For some of our subordinated loans, we may use the estimated cash flows from the security and applying assumptions used to determine the fair value of such security and the excess of the future cash flows over the investment will be recognized as interest income under the effective yield method. We will review and, if appropriate, make adjustments to our cash flow projections at least quarterly and monitor these projections based on input and analysis received from external sources, internal models, and our judgment about interest rates, prepayment rates, the timing and amount of credit losses, and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in interest income recognized on, or the carrying value of, such securities.

          Non-performing loans with evidence of deteriorated credit quality will be placed upon nonaccrual status until we can reasonably estimate the amount and timing of cash flows expected to be collected. We will place loans on nonaccrual status when any portion of principal or interest is more than 30 days past due, or earlier when concern exists as to the ultimate collection of principal or interest. If a loan is placed on nonaccrual status, we will reverse the accrual for unpaid interest and will not recognize interest income until the cash is received and the loan returns to accrual status. Generally, such loans will be returned to accrual status when all delinquent principal and interest are brought current in accordance with the terms of the loan agreement and certain performance criteria have been met by the borrower.

          We will evaluate each loan classified as held for investment for impairment on a quarterly basis. Impairment occurs when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. If a loan is considered to be impaired, we will record an allowance to reduce the carrying value of the loan to the present value of expected future cash flows discounted at the loan's contractual effective rate or the fair value of the collateral, if repayment is expected solely from the collateral. Our loans will be typically collateralized by real estate. As a result, we will evaluate the extent and impact of any credit deterioration associated with the performance and/or value of the underlying collateral property as well as the financial and operating capability of the borrower. Specifically, a property's operating results and any cash reserves will be analyzed and used to assess (i) whether cash from operations is sufficient to cover the debt service requirements currently and into the future, (ii) the ability of the borrower to refinance the loan, and/or (iii) the property's liquidation value. We will also evaluate the financial wherewithal of any loan guarantors as well as the borrower's competency in managing and operating the properties. In addition, we will consider the overall economic environment, real estate sector, and geographic sub-market in which the borrower operates. Such impairment analyses will include the use of various data sources, including (i) periodic financial data such as property occupancy, tenant profile, rental rates, operating expenses, the borrower's exit plan, and capitalization and discount rates, (ii) site inspections, and (iii) current credit spreads and discussions with market participants.

          Significant judgment will be required in determining impairment, including making assumptions regarding the value of a loan or loan pool, the value of the underlying collateral and other provisions such as guarantees.

          We will evaluate any investment classified as available-for-sale to determine whether there is an other-than-temporary impairment in the value of such investment. Unrealized losses on investments considered to be other-than-temporary will be recognized in earnings. The determination of whether an investment is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of recovery in fair value of the investment, and (iii) our intent to retain our investment in the loan, or whether it is more likely than not we will be required to sell the loan before its anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments.

          When we deem a security to be other-than-temporarily impaired, we will write it down to its estimated fair value (with the reduction in fair value recorded as a charge to earnings) and will establish a new reference amount for the investment. If there are no adverse changes to our assumptions and the change in value is solely due to changes in interest rates, we will not recognize an other-than-temporary impairment. Estimating cash flows and determining whether there is other-than-temporary impairment requires management to exercise judgment and make significant assumptions, including, but not limited to, assumptions regarding estimated prepayments, loss assumptions and assumptions regarding changes in interest rates. As a result, actual impairment losses, and the timing of income recognized on such investments, could differ from reported amounts.

Valuation of Financial Instruments

          GAAP establishes a hierarchy of valuation techniques based on the level of observation of the inputs utilized in measuring financial instruments at fair values. GAAP establishes market based or observable inputs as the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs. The three levels of the hierarchy under GAAP are described below:

          Level I — Quoted prices in active markets for identical assets or liabilities.

          Level II — Prices are determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

          Level III — Prices are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used.

          Unobservable inputs reflect our own assumptions about the factors that market participants would use in pricing an asset or liability, and would be based on the best information available. We anticipate that a significant portion of our assets will fall in Level III in the valuation hierarchy.

          Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. As markets and products develop and the pricing for certain products becomes more transparent, we will continue to refine our valuation methodologies. The methods used by us may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods will be appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. We will use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

Securitizations

          We may enter into transactions in which we sell investments, such as senior commercial mortgage loans, subordinated loans and other securities. Upon a transfer of investments, we will sometimes retain or acquire senior or subordinated interests in the related investments. Gains and losses on such transactions will be recognized based on a financial components approach that focuses on control. Under this approach, after a transfer of investments that meets the criteria for treatment as a sale — legal isolation, ability of transferee to pledge or exchange the transferred assets without constraint and transferred control — an entity recognizes the financial and servicing assets it acquired or retained and the liabilities it has incurred, derecognizes investments it has sold, and derecognizes liabilities when extinguished. We will determine the gain or loss on sale of mortgage loans by allocating the carrying value of the underlying mortgage between securities or loans sold and the interests retained based on their fair values. The gain or loss on sale is the difference between the cash proceeds from the sale and the amount allocated to the securities or loans sold. From time to time, we may securitize mortgage loans we hold if such financing is available. These transactions will be accounted for as either a "sale" and the loans will be removed from our balance sheet or as a "financing" and will be classified as "securitized loans" on our balance sheet, depending upon the structure of the securitization transaction. This may require us to exercise significant judgment in determining whether a transaction should be recorded as a "sale" or a "financing."

Investment Consolidation

          For each investment we make, we will evaluate the underlying entity that issued the securities we acquired or to which we made a loan to determine the appropriate accounting. A similar analysis will be performed for each entity with which we enter into an agreement for management, servicing or related services. GAAP addresses the application of consolidation principles to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. A variable interest entity, or VIE, is subject to consolidation if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity's activities or are not exposed to the entity's losses or entitled to its residual returns. Generally, a VIE is an entity with one or more of the following characteristics: (i) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (ii) as a group, the holders of the equity investment at risk lack (a) the power, through voting rights or similar rights, to direct the activities of the entity that most significantly impact its financial performance, (b) the obligation to absorb the expected losses of the entity, or (c) the right to receive the expected residual returns of the entity; or (iii) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity's activities either involve, or are conducted on behalf of, an investor (including its related parties) that has disproportionately few voting rights.

          The primary beneficiary generally is the entity that has both the following characteristics: (i) the power to direct the activities of the VIE that most significantly impact its economic performance; and (ii) the obligation to absorb expected losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE. VIEs are required to be consolidated by their primary beneficiary. This determination often involves complex and subjective analyses.

Hedging Instruments and Hedging Activities

          GAAP requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders' equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

          In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

          Derivatives will be used for hedging purposes rather than speculation. We will determine their fair value and we will obtain quotations from a third party to facilitate the process in determining these fair values. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

Income Taxes

          Our financial results are generally not expected to reflect provisions for current or deferred income taxes. We believe that we will operate in a manner that will allow us to qualify for taxation as a REIT. As a result of our expected REIT qualification, we do not generally expect to pay U.S. federal corporate level taxes. Many of the REIT requirements, however, are highly technical and complex. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement to distribute annually at least 90% of our taxable income to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal and state income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state, local and foreign taxes on our income and property and to U.S. federal income and excise taxes on our undistributed REIT taxable income.

Recent Accounting Pronouncements

          In April 2011, the FASB issued new guidance for evaluating whether a restructuring of a receivable by a creditor constitutes a troubled debt restructuring. Under this guidance, in making such an evaluation, the creditor must separately conclude that (1) the restructuring constitutes a concession and (2) the debtor is experiencing financial difficulties and clarifies the guidance on reaching such conclusions. It also clarifies that a creditor is precluded from using the effective interest rate test in the debtor's guidance on restructuring of payables when evaluating whether a restructuring constitutes a troubled debt restructuring. This guidance is effective for the first interim period beginning on or after

June 15, 2011, to be applied retrospectively to the beginning of the annual period of adoption. We will adopt this new guidance beginning with our first interim financial statements.

          In June 2011, the FASB issued new guidance on the presentation of comprehensive income. Under the new guidance, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. The new guidance changes the presentation of comprehensive income, but not the components that are recognized in net income or other comprehensive income under current GAAP. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. We will adopt this new guidance beginning with our first interim financial statements.

Our Initial Portfolio

          As of the date of this prospectus, we originated the Initial Portfolio, which consists of                          investments with an aggregate principal amount of $              million with average weighted pricing, at par, of 30-day LIBOR plus         % and a weighted average maturity of                           years.

Results of Operations

          We commenced operations on December    , 2011. We are not aware of any material trends or uncertainties, other than national economic conditions affecting mortgage loans, mortgage-backed securities and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the origination or acquisition of CRE finance-related assets, other than those referred to in this prospectus.

Liquidity and Capital Resources

          Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain our assets and operations, make distributions to our stockholders and other general business needs. We will use significant cash to purchase our target investments, repay principal and interest on our borrowings, make distributions to our stockholders and fund our operations. Our primary sources of cash will generally consist of unused borrowing capacity under our financing sources, the net proceeds of future offerings, payments of principal and interest we receive on our portfolio of assets and cash generated from our operating results. We expect that our primary sources of financing will be, to the extent available to us, through (a) credit facilities, (b) securitizations, (c) other sources of private financing, including warehouse and repurchase facilities, and (d) public offerings of our equity or debt securities. In the future, we may utilize other sources of financing to the extent available to us.

          The sources of financing for our target investments are described below.

Wells Fargo Facility

          We have a $75 million secured revolving funding facility, or the "Wells Fargo Facility," arranged by Wells Fargo Bank, National Association, that is being used for originating qualifying senior commercial mortgage loans and "A-Notes." Wells Fargo Bank, National Association may elect, in its sole discretion, to increase the borrowing amount available under the Wells Fargo Facility. This lender has indicated that it may increase the borrowing amount available from $75 million to $200 million if this offering results in at least $200 million of gross proceeds to us. There can be no assurance that this lender will decide to increase the borrowing amount available. The Wells Fargo Facility imposes upon us negative covenants and other financial and operating covenants, including the following: (a) our ratio of debt to total assets cannot exceed 3:1, (b) we must maintain liquidity in an amount not less than 10% of the maximum facility amount and (c) our fixed charge coverage (expressed as the ratio of EBITDA to fixed charges) cannot be less than 1.5:1. As of             , 2012, we had $        million outstanding under the Wells Fargo Facility.

Citibank Facility

          We have a $50 million secured revolving funding facility, which may increase in size to $100 million upon the consummation of this offering if the gross proceeds of this offering are at least $200 million, or the "Citibank Facility," arranged by Citibank, N.A., that is being used for originating qualifying senior commercial mortgage loans and "A-Notes." The Citibank Facility imposes upon us negative covenants and other financial and operating covenants, including the following: (a) our ratio of debt to equity cannot exceed 3:1, (b) we must maintain net worth of at least 80% of ACRC Holdings LLC's net worth immediately prior to this offering, plus 80% of all future equity issuances by us, (c) we must maintain liquidity in an amount not less than the greater of (i) 5% of our tangible net worth or (ii) $20 million, (d) our distributions are capped at the greater of 95% of our taxable net income or such amount as is necessary to maintain our status as a real estate investment trust, and (e) if our average debt yield across the portfolio of assets that are financed with the Citibank Facility falls below certain thresholds, we may be required to repay certain amounts under the Citibank Facility. As of             , 2012, we had $       million outstanding under the Citibank Facility.

Other Credit Facilities, Warehouse Facilities and Repurchase Agreements

          In the future, we may also use other sources of financing to fund the origination or acquisition of our target investments, including other credit facilities, warehouse facilities, repurchase facilities and other secured and unsecured forms of borrowing. These financings may be collateralized or non-collateralized and may involve one or more lenders. We expect that these facilities will typically have maturities ranging from two to five years and may accrue interest at either fixed or floating rates.

Capital Markets

          We may seek to raise further equity capital and issue debt securities in order to fund our future investments. For example, we may seek to enhance the returns on our senior commercial mortgage loan investments, especially loan originations, through securitizations, if available. To the extent available, we intend to securitize the senior portion of our some of our loans, while retaining the subordinate securities in our investment portfolio. The securitization of this senior portion will be accounted for as either a "sale" and the loans will be removed from our balance sheet or as a "financing" and will be classified as "securitized loans" on our balance sheet, depending upon the structure of the securitization.

Leverage Policies

          We intend to use prudent amounts of leverage to increase potential returns to our stockholders. To that end, subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we intend to use borrowings to fund the origination or acquisition of our target investments. Given current market conditions and our focus on first or senior mortgages, we currently expect that such leverage would not exceed, on a debt-to-equity basis, a 4-to-1 ratio. The amount of leverage we will deploy for particular investments in our target investments will depend upon our Manager's assessment of a variety of factors, which may include the anticipated liquidity and price volatility of the assets in our investment portfolio, the potential for losses and extension risk in our portfolio, the gap between the duration of our assets and liabilities, including hedges, the availability and cost of financing the assets, our opinion of the creditworthiness of our financing counterparties, the health of the U.S. economy and commercial mortgage markets, our outlook for the level and volatility of interest rates, the slope of the yield curve, the credit quality of our assets, the collateral underlying our assets, and our outlook for asset spreads relative to the LIBOR curve.

Contractual Obligations and Commitments

          We had no contractual obligations as of September 1, 2011. Prior to the completion of this offering, we will enter into a management agreement with our Manager. Our Manager will be entitled to receive a base management fee, an incentive fee and the reimbursement of certain expenses. See "Our Manager and the Management Agreement — Management Agreement — Management Fees, Incentive Fees and Expense Reimbursements."

          Our Manager will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.

          We expect to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

Off-Balance Sheet Arrangements

          We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, special purpose entities or VIEs, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide additional funding to any such entities.

Dividends

          We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT annually distribute at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We intend to pay regular quarterly dividends to our stockholders in an amount equal to our net taxable income, if and to the extent authorized by our board of directors. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, we must first meet both our operating requirements and debt service on our secured funding facilities, other lending facilities, repurchase agreements and other debt payable. If our cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully used the net proceeds of this offering to directly originate our target investments, we may fund our quarterly distributions out of such net proceeds.

Inflation

          Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and our distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

          We seek to manage our risks related to the credit quality of our assets, interest rates, liquidity, prepayment speeds and market value while, at the same time, seeking to provide an opportunity to stockholders to realize attractive risk-adjusted returns through ownership of our capital stock. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Credit Risk

          We expect to be subject to varying degrees of credit risk in connection with holding a portfolio of our target investments. We will have exposure to credit risk on our CRE loans and other target investments. Our Manager will seek to manage credit risk by performing deep credit fundamental analysis of potential assets. Credit risk will also be addressed through our Manager's on-going review, and investments will be monitored for variance from expected prepayments, defaults, severities, losses and cash flow on a monthly basis.

          Our investment guidelines do not limit the amount of our equity that may be invested in any type of our target investments. Our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our equity that will be invested in any individual target investment at any given time.

Interest Rate Risk

          Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond our control. We will be subject to interest rate risk in connection with our assets and our related financing obligations. In general, we expect to finance the origination or acquisition of our target investments through financings in the form of borrowings under warehouse facilities, bank credit facilities (including term loans and revolving facilities), resecuritizations, securitizations and repurchase agreements. We may mitigate interest rate risk through utilization of hedging instruments, primarily interest rate swap agreements. Interest rate swap agreements are intended to serve as a hedge against future interest rate increases on our borrowings. For many of our investments, we may also seek to limit the exposure of our borrowers and sponsors to future fluctuations of interest rates through their use of interest-rate caps and other interest rate hedging instruments.

Interest Rate Effect on Net Interest Income

          Our operating results will depend in large part on differences between the income earned on our assets and our cost of borrowing and hedging activities. The cost of our borrowings generally will be based on prevailing market interest rates. During a period of rising interest rates, our borrowing costs generally will increase (a) while the yields earned on our leveraged fixed-rate mortgage assets will remain static, and (b) at a faster pace than the yields earned on our leveraged floating rate mortgage assets, which could result in a decline in our net interest spread and net interest margin. The severity of any such decline would depend on our asset/liability composition at the time as well as the magnitude and duration of the interest rate increase. Further, an increase in short-term interest rates could also have a negative impact on the market value of our target investments. If any of these events happen, we could experience a decrease in net income or incur a net loss during these periods, which could adversely affect our liquidity and results of operations.

          Hedging techniques are partly based on assumed levels of prepayments of our target investments. If prepayments are slower or faster than assumed, the life of the investment will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Interest Rate Cap Risk

          We may originate or acquire floating rate mortgage assets. These are assets in which the mortgages are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which the asset's interest yield may change during any given period. However, our borrowing costs pursuant to our financing agreements will not be subject to similar restrictions. Therefore, in a period of increasing interest rates, interest rate costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our floating rate mortgage assets would effectively be limited. In addition, floating rate mortgage assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would harm our financial condition, cash flows and results of operations.

Interest Rate Mismatch Risk

          We may fund a portion of our origination or acquisition of mortgage loans with borrowings that are based on LIBOR, while the interest rates on these assets may be indexed to LIBOR or another index rate, such as the one-year Constant Maturity Treasury, or CMT, index, the Monthly Treasury Average, or MTA, index or the 11th District Cost of Funds Index, or COFI. Accordingly, any increase in LIBOR relative to one-year CMT rates, MTA or COFI will generally result in an increase in our borrowing costs that may not be matched by a corresponding increase in the interest earnings on these assets. Any such interest rate index mismatch could adversely affect our profitability, which may negatively impact distributions to our stockholders. To mitigate interest rate mismatches, we may utilize the hedging strategies discussed above.

          Our analysis of risks is based on our Manager's experience, estimates, models and assumptions. These analyses rely on models which utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or implementation of decisions by our management may produce results that differ significantly from the estimates and assumptions used in our models and the projected results shown in this prospectus.

Extension Risk

          Our Manager will compute the projected weighted-average life of our assets based on assumptions regarding the rate at which the borrowers will prepay the mortgages. If prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate assets could extend beyond the term of the interest swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the fixed-rate assets would remain fixed. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Market Risk

          Available-for-sale investments will be reflected at their estimated fair value, with the difference between amortized cost and estimated fair value reflected in accumulated other comprehensive income. The estimated fair value of these investments fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of the fixed-rate securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of the fixed-rate securities would be expected to increase. As market volatility increases or liquidity decreases, the fair value of our investments may be adversely impacted. If we are unable to readily obtain independent pricing to validate our estimated fair value of any available-for-sale investment in our portfolio, the fair value gains or losses recorded in other comprehensive income may be adversely affected.

Real Estate Risk

          Commercial mortgage assets are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions; changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause us to suffer losses.

Risk Management

          To the extent consistent with maintaining our REIT qualification, we will seek to manage risk exposure by closely monitoring our portfolio and actively managing the financing, interest rate, credit, prepayment and convexity (a measure of the sensitivity of the duration of a debt investment to changes in interest rates) risks associated with holding a portfolio of our target investments. Generally, with the guidance and experience of our Manager:

  •
  we will manage our portfolio through an interactive process with Ares Management and service our self-originated investments through our Manager's servicer, which is a Standard & Poor's-ranked commercial primary servicer and commercial special servicer that is included on S&P's Select Servicer List;

  •
  we intend to engage in a variety of interest rate management techniques that seek, on the one hand to mitigate the economic effect of interest rate changes on the values of, and returns on, some of our assets, and on the other hand help us achieve our risk management objectives, including utilizing derivative financial instruments, such as puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, exchange-traded derivatives, U.S. Treasury securities, options on U.S. Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our portfolio;

  •
  we intend to actively employ portfolio-wide and asset-specific risk measurement and management processes in our daily operations, including utilizing our Manager's risk management tools such as software and services licensed or purchased from third parties and proprietary analytical methods developed by Ares Management; and

  •
  we will seek to manage credit risk through our due diligence process prior to origination or acquisition and through the use of non-recourse financing, when and where available and appropriate. In addition, with respect to any particular target investment, our Manager's investment team evaluates, among other things, relative valuation, comparable analysis, supply and demand trends, shape of yield curves, delinquency and default rates, recovery of various sectors and vintage of collateral.

BUSINESS

Our Company

          Ares Commercial Real Estate Corporation is a newly organized specialty finance company focused on originating, investing in and managing middle-market CRE loans and other CRE-related investments. We target borrowers whose capital needs are not being met in the market by offering customized financing solutions. We implement a strategy focused on direct origination combined with experienced portfolio management through our Manager's servicer, which is a Standard & Poor's-ranked commercial primary servicer and commercial special servicer that is included on S&P's Select Servicer List, to meet our borrowers' and sponsors' needs. As of the date of this prospectus, Ares Investments had purchased              shares of our common stock for a total of $                  million in gross proceeds at a price per share of $             .

          As of the date of this prospectus, we originated the Initial Portfolio, which consists of                          investments with an aggregate principal amount of $              million with average weighted pricing, at par, of 30-day LIBOR plus         % and a weighted average maturity of                          years.

          We rely on our Manager to provide us with investment advisory services pursuant to the terms of a management agreement. Our Manager, a SEC registered investment adviser, was formed in 2011 as an affiliate of Ares Management, a global alternative asset manager and SEC registered investment adviser with approximately $42 billion of total committed capital under management as of September 30, 2011.

Our Manager and Ares Management

          We are externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager is responsible for administering our business activities and day-to-day operations and providing us our executive management team, investment team and appropriate support personnel.

          Our Manager is an affiliate of Ares Management, a global alternative asset manager and registered investment adviser founded in 1997. As of September 30, 2011, Ares Management had approximately 450 employees in over a dozen offices worldwide, including over 200 investment professionals with significant experience in CRE, private debt, capital markets, private equity, trading and research. We believe that the significant experience of our Manager and Ares Management's investment professionals, our Manager's background in developing customized financing solutions for CRE middle-market borrowers and our Manager's efficient and comprehensive credit underwriting process position us to be a preferred lender for borrowers seeking flexible CRE middle-market financing. As of September 30, 2011, Ares Management managed $42 billion of committed capital on behalf of large pension funds, banks, insurance companies, endowments, public institutional and retail investors and certain high net worth individuals.

          The following chart shows the structure and the various investment strategies of Ares Management.

          Ares Management is organized around three primary investment strategies: Private Debt, Capital Markets and Private Equity. Ares Management's senior principals possess an average of approximately 20 years of experience in CRE, leveraged finance, private equity, distressed debt, investment banking and capital markets and are backed by a large team of highly disciplined professionals. We believe that our Manager's access to the insights of Ares Management's investment professionals in the Private Debt, Capital Markets and Private Equity Groups will provide us with a breadth of market knowledge that differentiates us from many of our competitors. Our Manager has adopted Ares Management's rigorous investment process that is based upon an intensive, independent financial analysis, with a focus on preservation of capital, diversification and active portfolio management.

          Our Manager will work closely with other investment professionals in the Ares Private Debt Group, which as of September 30, 2011, had approximately $16 billion of total committed capital under management. The Ares Private Debt Group includes an origination, investment and portfolio management team of approximately 70 U.S.-based investment professionals focused on investments in the "corporate middle-market," which the Ares Private Debt Group defines as companies with annual EBITDA, between $10 million and $250 million. The Ares Private Debt Group primarily focuses on the direct origination of non-syndicated first and second lien senior loans and mezzanine debt in the corporate middle-market. The Ares Private Debt Group also manages Ares Capital Corporation, or Ares Capital, a publicly traded specialty finance company with approximately $13 billion in total committed capital under management as of September 30, 2011. We expect to leverage the Ares Private Debt Group's skill and experience managing a public company and Ares Management's investor and lender relationships as we operate the Company and increase scale.

          As of September 30, 2011, our Manager had over $1 billion of total committed capital under management in CRE-related investments and an origination, investment and portfolio management team consisting of approximately 35 experienced investment professionals and approximately 10 administrative officials, including legal and finance professionals. This team is led by the senior investment professionals of the Ares Commercial Real Estate Group, a subgroup of the Ares Private Debt Group, and has significant experience directly originating, underwriting, financing, and managing CRE middle-market loans and other CRE-related assets throughout various market cycles.

Market Opportunity

          We believe that the U.S. CRE markets are currently in the initial stages of a recovery from the severe economic downturn that began in 2007. Following a dramatic decline in CRE lending in 2008 and 2009, debt capital has become more readily available for select stabilized, high quality assets in certain locations such as gateway cities, but remains limited for many other types of properties and locations. For example, we currently anticipate a high demand for customized debt financing from borrowers or sponsors who are looking to refinance indebtedness that is maturing in the next two to five years or are seeking shorter-term debt solutions as they reposition their properties. In addition, we believe the uncertainty surrounding multifamily mortgage finance may provide us incremental lending opportunities in the future as Congress considers restructuring Fannie Mae and Freddie Mac, who have been the most significant sources of multifamily debt capital in recent years.

          We believe that as a result of the aforementioned economic downturn and the subsequent banking regulatory reform, a number of lenders and finance companies who traditionally served the CRE middle-market, are burdened with legacy portfolio issues, balance sheet constraints or have otherwise exited the market. In particular, smaller and regional banks who represented a large portion of the CRE market prior to the downturn, have sharply curtailed their CRE lending activities. We believe that this decreased competition will create a favorable investment environment for the foreseeable future. We also believe that we are well positioned to capitalize on the expected demand generated by the estimated $1.7 trillion of CRE debt maturing between 2011 and 2015 (according to Foresight Analytics as cited by Deloitte & Touche LLP in their publication Commercial Real Estate Outlook: Top Five Issues in 2011).

Competitive Advantages

          We believe that we will have the following competitive advantages in originating and acquiring assets for our investment portfolio:

The Ares Management Platform

          We intend to leverage Ares Management's extensive credit-focused culture and investment platform that have contributed to its reputation as a leading corporate credit manager. We believe Ares Management's existing investment platform provides us with extensive access to capital markets relationships, deal flow and an established investment evaluation process, as well as in-depth market information, company knowledge and industry insight that should benefit our investment and due diligence process. Furthermore, in sourcing and analyzing our investments, we will benefit from access to Ares Management's substantial portfolio of investments in over 1,100 companies across over 30 industries and its extensive network of relationships focused on middle-market companies, including management teams, members of the investment banking community, private equity groups and other investment firms with whom Ares Management has long-term relationships. We will also benefit from Ares Management's experience managing a public company and its well-developed infrastructure as we operate the Company and increase scale.

Seasoned Management Team with Significant Real Estate Experience

          Our Manager's senior investment professionals have extensive experience investing in and financing CRE across market cycles over the last two decades. In particular, our senior investment professionals have substantial experience in the direct origination, structuring and ownership of investments to provide attractive returns without exposing investors to an inappropriate level of risk. Over the course of their careers such individuals have been part of teams that have invested, owned or managed over $10 billion of CRE investments. Our senior management team also has significant experience operating and building public and private companies, including real estate and specialty finance companies, and has demonstrated its ability to obtain access to public and private credit and equity capital throughout various market cycles.

National Direct Origination Platform

          Our Manager employs a nationwide team of senior investment professionals who have an average of approximately 20 years in the origination and credit underwriting of CRE loans. We believe having a network of experienced loan originators in key local markets such as Dallas, Chicago, New York, Orange County and Los Angeles enhances our focus on fundamental market and credit analyses that emphasize current and sustainable cash flows. We believe this insight, together with the deal flow to be provided by such originators will enable us to originate loans with proper risk-adjusted return profiles. We also believe our national platform of originators helps us maintain relationships with our borrowers and their sponsors, which can lead to future or repeat business.

Established Portfolio Management Functions

          Our Manager currently acts as portfolio manager for over $1 billion of CRE-related investments, including senior and subordinated loans. These portfolio management activities include primary and special servicing functions performed by over 10 experienced professionals through a servicing subsidiary, Ares Commercial Real Estate Servicer LLC, a Standard & Poor's-ranked commercial primary servicer and commercial special servicer that is included on S&P's Select Servicer List. We actively monitor and manage our investments from origination to payment or maturity. Our active portfolio management, which includes the use of our special servicing subsidiary, will allow us to assess and manage the risk in our portfolio more accurately, build and maintain strong relationships with borrowers and their sponsors, control costs and ensure operational control over our investments.

Flexible "One Stop" Transaction Structuring

          While maintaining our focus on credit and risk assessment, we plan to be flexible in structuring investments, including the types of assets that we originate or invest in, and the terms associated with such investments. We expect to leverage Ares Management's experience investing across a capital structure and its "buy and hold" philosophy, which enhances our ability to provide "one stop" financing and to tailor an investment to meet the specific needs of a borrower. We believe that having flexibility with our transaction structuring, while maintaining our underwriting standards, rigorous investment approach and target investment and market focus, will enhance our competitive position in the CRE middle-market by providing a strong value proposition to borrowers seeking financial solutions that cannot typically be provided by traditional "senior only" or "mezzanine only" lenders or those lenders intending to securitize the underlying investment. Our ability to tailor investments will in turn allow us to drive increased earnings through premium pricing on a risk-adjusted basis. Furthermore, we believe that this flexible approach, coupled with Ares Management's market visibility and sourcing capabilities, will enable our Manager to identify attractive investment opportunities throughout economic cycles and across a borrower's capital structure, and allow us to make investments consistent with our stated investment objective.

Middle-Market Focus

          We believe that we will be one of the few active capital providers operating nationally that focuses on the CRE middle-market and has the benefit of a quality asset manager such as Ares Management and its affiliates. As noted above, we believe the availability of capital in the CRE middle-market is limited and borrowers and sponsors have the greatest need for customized solutions in this segment of the market. Our access to a permanent capital base will assist us in growing our business and allow us to maintain a consistent presence in the market across economic cycles, which provides us with a competitive advantage over fund managers or other finite life investment vehicles pursuing investment opportunities in the CRE middle-market. We also believe the expected pace of CRE debt maturities creates a strong driver of demand for CRE middle-market loans in the short to medium term. Based on our Manager's experience, we believe that we are well positioned to take advantage of this market opportunity.

Our Investment Strategy

          Our investment objective is to generate attractive risk-adjusted returns for our stockholders, primarily through dividends and distributions and secondarily through capital appreciation. We are focused on originating, investing in and managing customized CRE loans and other CRE middle-market financings. We believe the availability of capital in the CRE middle-market is limited and that borrowers and sponsors have the greatest need for customized solutions in this segment of the market. We intend to provide senior loans (including A-Notes) that are secured by CRE properties, subordinated mortgage loans (including B-Notes and mezzanine loans), and other CRE investments as further described below. To provide a single "one stop" financing source, we may incorporate one or more of these products as a customized financing solution to our customers. We collectively refer to such senior and subordinated mortgage loans and other CRE investments as our "target investments."

Commercial Real Estate Loans

  •
  Commercial Mortgage Loans or "A-Notes":  These mortgage loans are typically secured by first or second liens on commercial properties, including the following property types: office, retail, multifamily/manufactured housing, industrial/warehouse and hospitality. An "A-Note" is typically a privately negotiated loan that is secured by a first mortgage on a commercial property or group of related properties that is senior to a "B-Note" secured by the same first mortgage property or group.

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  Subordinated Mortgage Loans or "B-Notes":  These loans may include structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets. As noted above, a "B-Note" is typically a privately negotiated loan that is secured by a first mortgage on a commercial property or group of related properties that is subordinated to an A-Note secured by the same first mortgage property or group. The subordination of a B-Note typically is evidenced by participations or intercreditor agreements with other holders of interests in the note. B-Notes are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding A-Note.

  •
  Mezzanine Loans:  Like B-Notes, these loans are also subordinated CRE loans, but are usually secured by a pledge of the borrower's equity ownership in the entity that owns the property. In a liquidation, these loans are generally junior to any mortgage liens on the underlying property; but senior to any preferred equity or common equity interests in the entity that owns the property. Investor rights are usually governed by intercreditor agreements.

Other Commercial Real Estate Investments

  •
  Preferred Equity:  Preferred equity of entities that directly or indirectly own commercial real estate is typically not secured by the real estate held by the issuer of the preferred equity and is subordinate to the debt of the issuer. Preferred equity occupies a senior position in the issuer's capital structure, relative to common equity holders on cash flow distributions and proceeds of capital events.

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  Other:  To a lesser extent, we may invest in other loans and securities, including but not limited to triple net lease equity, loans to real estate or hospitality companies and debtor-in-possession loans.

Direct Origination

          We will focus primarily on directly originating our target investments, which will allow us to:

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  take a more active role in underwriting and structuring investments,

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  have direct access to our customers' management teams and enhance our due diligence process,

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  have meaningful input into our customers' pro forma capital structures,

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  actively participate in negotiating transaction pricing and terms, and

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  generate structuring and origination fees.

          Our direct origination strategy will give us the flexibility to originate a broad and flexible product that meets the specific needs of our customers and drives portfolio composition in response to changing market conditions. We expect that our Manager will opportunistically adjust our asset allocation, with the proportion and types of investments changing over time depending on our Manager's views on, among other things, the then existing economic and credit environment. Based on current market conditions, we expect that, like our Initial Portfolio, the majority of our investments will be senior mortgage loans secured by cash-flowing properties located in the United States and directly originated by us. These investments will typically pay interest at rates that are determined periodically on the basis of a floating base lending rate, primarily LIBOR plus a premium and have an expected duration between two and four years.

Opportunistic Strategy

          In pursuing investment opportunities with attractive risk-reward profiles, we expect our Manager will incorporate its views of the current and future economic environment, its outlook for real estate in general and particular asset classes and its assessment of the risk-reward profile derived from its underwriting. Our Manager's underwriting standards will center on the creditworthiness of the borrower and the underlying sponsor of a given asset, with particular focus on an asset's business plan, competitive positioning within the market, existing capital structure, and potential exit opportunities. All investment decisions will be made so that we maintain our qualification as a REIT and our exemption from registration under the 1940 Act.

          Our investment strategy may be amended from time to time without the approval of our stockholders, if recommended by our Manager and approved by our board of directors. We expect to disclose any material changes to our investment strategy in the periodic quarterly and annual reports that we will file with the SEC.

Our Initial Portfolio

          As of the date of this prospectus, we originated the Initial Portfolio, which consists of                          investments with an aggregate principal amount of $              million with average weighted pricing, at par, of 30-day LIBOR plus         % and a weighted average maturity of                           years.

Our Financing Strategy

          Subject to maintaining our qualification as a REIT and our exemption from the 1940 Act, we initially expect to finance the origination or acquisition of our target investments, to the extent available to us, through the following methods:

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  one or more senior secured funding facilities, including the Wells Fargo Facility and the Citibank Facility;

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  other sources of private financing and any additional lending facilities; and

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  capital markets offerings of equity or debt securities of us or of our controlled finance vehicles.

          In the future, we may utilize other sources of financing to the extent available to us.

Wells Fargo Facility

          We have a $75 million secured revolving funding facility, or the "Wells Fargo Facility," arranged by Wells Fargo Bank, National Association, that is being used for originating qualifying senior commercial mortgage loans and "A-Notes." Wells Fargo Bank, National Association may elect, in its sole discretion, to increase the borrowing amount available under the Wells Fargo Facility. This lender has indicated that it may increase the borrowing amount available from $75 million to $200 million if this offering results in at least $200 million of gross proceeds to us. There can be no assurance that this lender will decide to increase the borrowing amount available. The Wells Fargo Facility imposes upon us negative covenants and other financial and operating covenants, including the following: (a) our ratio of debt to total assets cannot exceed 3:1, (b) we must maintain liquidity in an amount not less than 10% of the maximum facility amount and (c) our fixed charge coverage (expressed as the ratio of EBITDA to fixed charges) cannot be less than 1.5:1. As of  , 2012, we had $        million outstanding under the Wells Fargo Facility.

Citibank Facility

          We have a $50 million secured revolving funding facility, which may increase in size to $100 million upon the consummation of this offering if the gross proceeds of this offering are at least $200 million, or the "Citibank Facility," to be arranged by Citibank, N.A., that is being used for originating qualifying senior commercial mortgage loans and "A-Notes." The Citibank Facility imposes upon us negative covenants and other financial and operating covenants, including the following: (a) our ratio of debt to equity cannot exceed 3:1, (b) we must maintain net worth of at least 80% of ACRC Holdings LLC's net worth immediately prior to this offering, plus 80% of all future equity issuances by us, (c) we must maintain liquidity in an amount not less than the greater of (i) 5% of our tangible net worth or (ii) $20 million, (d) our distributions are capped at the greater of 95% of our taxable net income or such amount as is necessary to maintain our status as a real estate investment trust, and (e) if our average debt yield across the portfolio of assets that are financed with the Citibank Facility falls below certain thresholds, we may be required to repay certain amounts under the Citibank Facility. As of  , 2012, we had $        million outstanding under the Citibank Facility.

Other Credit Facilities, Warehouse Facilities and Repurchase Agreements

          In the future, we may also use other sources of financing to fund the origination or acquisition of our target investments, including other credit facilities, warehouse facilities, repurchase facilities and other secured and unsecured forms of borrowing. These financings may be collateralized or non-collateralized and may involve one or more lenders. We expect that these facilities will typically have maturities ranging from two to five years and may accrue interest at either fixed or floating rates.

Capital Markets

          We may seek to raise further equity capital and issue debt securities in order to fund our future investments. For example, we may seek to enhance the returns on our senior commercial mortgage loan investments, especially loan originations, through securitizations, if available. To the extent available, we intend to securitize the senior portion of our some of our loans, while retaining the subordinate securities in our investment portfolio. The securitization of this senior portion will be accounted for as either a "sale" and the loans will be removed from our balance sheet or as a "financing" and will be classified as "securitized loans" on our balance sheet, depending upon the structure of the securitization.

Leverage

          We intend to use prudent amounts of leverage to increase potential returns to our stockholders. To that end, subject to maintaining our qualification as a REIT and our exemption from registration under the 1940 Act, we intend to use borrowings to fund the origination or acquisition of our target investments. Given current market conditions and our focus on first or senior mortgages, we currently expect that such leverage would not exceed, on a debt-to-equity basis, a 4-to-1 ratio. Our charter and bylaws do not restrict the amount of leverage that we may use.

Investment Process

          Our investment strategy will be implemented through a highly disciplined underwriting, investment and portfolio management process.

Step 1: Origination

          Our Manager expects to identify investment opportunities through its extensive network of relationships within the real estate and finance industries. In addition, our Manager intends to establish strategic alliances with third parties in order to enhance our access to opportunities. The efforts and sourcing relationships of our Manager's dedicated team of real estate investment professionals will be complemented by those across Ares Management's broader team of investment professionals. Given Ares Management's long-term experience in the finance and real estate sectors, strong relationships exist with public and private real estate owners, investors, developers and operators with expertise across all real estate asset classes, as well as key intermediaries such as mortgage brokerage firms, commercial banks, leading investment banks and servicers. We believe these relationships will dramatically improve the scale and scope of our senior loan origination platform. Our Manager is focused on originating, investing in and managing customized CRE loans and other CRE middle-market financings.

Step 2: Screening / Risk Management

          As soon as a potential investment opportunity arises, our Manager expects to perform an initial credit analysis, including a quantitative and qualitative assessment of the investment, as well as research on the various sectors owning real estate, to determine whether our Manager believes that it is beneficial to pursue the potential investment. The review will be conducted by the originator and a credit analyst, in collaboration with our chief investment officer and other investment professionals. Our Manager expects to evaluate each investment opportunity based on its experience and expected risk-adjusted return relative to other comparable investment opportunities available to us. Additionally, the investment will be screened by our Manager to determine its impact on maintaining company's REIT qualification and the Company's exemption from registration under the 1940 Act. Prior to making an investment decision, our Manager expects to determine whether an investment will cause the portfolio to be too heavily weighted to any specific borrower, asset class, or geographic location. As part of the risk management process, our Manager intends to employ portfolio monitoring services, loan servicing operations and finance and accounting policies. If our Manager determines that the proposed investment can meet the appropriate risk and return criteria, as well as appropriately complement our existing investment portfolio, the investment will undergo a more thorough due diligence analysis and underwriting. Our Manager will maintain an ongoing pipeline of investment opportunities, and the members of the Investment Committee will be notified about the proposed investment opportunities at least on a weekly basis.

Step 3: Initial Due Diligence / Underwriting

          Our Manager expects to employ a value-driven approach to underwriting and due diligence, consistent with the historic experience of our Manager's real estate investment professionals and Ares Management's historical investment strategy. Our Manager intends to employ a rigorous, credit-oriented evaluation towards determining the risk/return profile of the opportunity and the appropriate pricing and structure for the prospective investment, with specific reference to the strength of the transaction sponsor(s), the underlying real estate and the structure of the investment. Detailed financial modeling and analysis is expected to be used to assess the cash flow and debt service coverage characteristics of the properties as well as interest rate and prepayment analysis. Focus is expected to be on current cash flows and potential risks to cash flow such as those associated with tenant credit quality, lease maturities, reversion to market level rental rates, vacancy and expenses. Cash flow analysis and market comparables are anticipated to be used to determine the current value of the underlying collateral, assess the capacity to repay or refinance upon maturity, as well as understand sensitivities to various potential changes in asset performance, market fundamentals and real estate capital markets. Our Manager expects to perform extensive property and market-level due diligence, including, where appropriate, a competitive analysis, tenant profile and credit reviews, market and industry research and due diligence on the borrower and its sponsor(s), including meeting with the borrower's and sponsor's respective management teams, checking management's backgrounds and references and analyzing the governance structure of the borrower. The market research will incorporate analysis of demographics, key fundamentals such as employment growth and population growth, comparable transactions and the competitive landscape, as well as an investigation into the legal risks. Our Manager's underwriting focus will also be on understanding the broader capital structure of the transaction and ensuring that the Company has the appropriate controls and rights within its prospective investment. In the event that our Manager is considering the acquisition of CMBS, our Manager anticipates undertaking extensive analysis of the underlying loans and careful review of the bond terms and conditions.

          Our Manager expects to enhance its due diligence and underwriting efforts by accessing Ares Management's extensive knowledge base and industry contacts. Ares Management has a long history investing across a number of industries that support and connect with the real estate sector, such as retail, logistics, residential real estate brokerage and hospitality/leisure. We believe that our access to Ares Management's deep industry knowledge and relationships will add an extra dimension to our Manager's perspective when evaluating the fundamental drivers underlying the real estate. Ares Management is a broad participant in the capital markets through its capital markets businesses and strategies. As Ares Management develops its views of the real estate markets and macroeconomic conditions and determines investment strategy, we believe our Manager will benefit from Ares Management's insights into the broader capital markets and investment themes across the economy.

          Once initial due diligence is complete, our Manager's Underwriting Committee, which will initially comprise Mr. Cohen, the chairman of the committee, Messrs. Bartling, Bieber, Choulochas, Friedman, Jaekel and Smith, and Ms. Gu, will review the investment opportunity, and refer those that it approves to the Investment Committee for further review.

Step 4: Underwriting and Investment Committees

          Upon completion of due diligence and a decision by our Manager's Underwriting Committee to recommend further review of an investment, we expect that our chief investment officer will formally present the investment opportunity to our Manager's Investment Committee. All investments made by the Company will require approval by a majority of the members of our Manager's Investment Committee, although unanimous consent is sought. Our Manager's Investment Committee will comprise senior professionals from Ares Management and executive officers of our Manager, including the following individuals: Mr. Bartling, the chairman of the committee, and Messrs. Arougheti, Cohen, Davis, Jaekel, Sachs and Smith. Our Manager's Investment Committee expects to meet regularly to evaluate potential investments and review our investment portfolio. Additionally, the members of our Manager's Investment Committee are anticipated to be available to guide our Manager's investment professionals throughout their evaluation, underwriting and structuring of prospective investments. Generally, the investment professionals led by our chief investment officer will be responsible for presenting to our Manager's Investment Committee a credit memorandum on the investment opportunity that provides an in-depth overview of the collateral, borrower, due diligence conducted, key financial metrics and analyses, as well as investment considerations and risk mitigants.

Step 5: Final Due Diligence / Closing

          After the investment is approved by our Manager's Investment Committee, a more extensive due diligence process will be employed. As part of the closing process, our Manager will deploy members of its closing team, along with outside legal counsel, to complete legal due diligence (including title and insurance review) and document each investment. Our Manager may, as appropriate, engage third party advisors and/or consultants to conduct an engineering and environmental review of the collateral and provide a Property Condition Report, Phase I Environmental Assessment and Appraisal. Our Manager expects to visit the property, tour the market in which the property is located, perform background verification on the prospective borrower and sponsor(s) and review their experience and capabilities in managing the collateral and executing the specific business plan. Once we have determined that a prospective investment is suitable, we will work with the borrower and its sponsor(s) to finalize the structure of the investment.

Step 6: Portfolio Management

          Upon making an investment, our Manager will immediately begin proactively managing the asset, including detailed compliance monitoring, regular communications with borrowers and sponsors and periodic property visits depending on the circumstance. Our Manager's portfolio management team has significant prior experience in all aspects of primary and special servicing of CRE investments, as evidenced by the ranking by Standard & Poor's of our Manager's servicing subsidiary as a commercial primary servicer and commercial special servicer that is included on S&P's Select Servicer List. We believe that having the primary and special servicing functions performed for us by our Manager enhances our portfolio performance by helping us control costs and ensure operational control over investments.

          Our investment process focuses on actively monitoring and managing an investment from origination to payment or maturity. Our proactive approach to portfolio management includes a risk rating system based on a uniform set of criteria, review of monthly property statements, active compliance monitoring, regular communications with borrowers and sponsors, monitoring the financial performance of the collateral, periodic property visits, monitoring cash management and reserve accounts and monthly joint meetings of our Manager's portfolio management staff and Investment Committee. If securities are acquired, in the form of CMBS or corporate bank loans or bonds, our Manager will be responsible for interacting with the servicer and/or trustee and reviewing in detail the monthly reports from the issuer. With respect to CMBS, if an investment underperforms the borrower's business plan, our Manager may access the loan servicer's portfolio management capabilities and will also be able to capitalize on Ares Management's experience in distressed credit and restructurings. Any material loan modification or amendment to a security will require the approval of our Manager's Investment Committee. We believe our proactive and regular portfolio management approach allows us to more accurately assess and manage the risk in our portfolio, and to build and maintain strong relationships with borrowers and their sponsors.

          We intend to hold our senior commercial mortgage loans, CMBS assets and other debt investments to maturity. We have no formal turnover policy. However, in order to maximize returns and manage portfolio risk, we may dispose of an asset earlier than anticipated or hold an asset longer than anticipated if we determine it to be appropriate depending upon prevailing market conditions or factors regarding a particular asset, including where an asset goes into default or where we anticipate a default may occur. We can provide no assurances that we will be successful in identifying or managing all of the risks associated with originating, acquiring, holding or disposing of a particular asset or that we will not realize losses on certain assets.

Investment Guidelines

          We currently intend to adhere to the following investment guidelines:

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  our investments will be in our target investments;

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  no investment will be made that would cause us to fail to qualify as a REIT;

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  no investment will be made that would cause us or any of our subsidiaries to be required to be registered as an investment company under the 1940 Act;

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  pending indication of appropriate investments in our target investments, our Manager may invest our available cash in interest-bearing, short-term investments, including money market accounts or funds, CMBS or corporate bonds, that are consistent with our intention to qualify as a REIT; and

  •
  all investments require the approval of our Manager's Underwriting and Investment Committees.

          These investment guidelines may be changed from time to time by our board of directors without our stockholders' consent, but we expect to disclose any material changes to our investment guidelines in the periodic quarterly and annual reports that we will file with the SEC. In addition, our Manager will not be subject to any limits or proportions with respect to the mix of target investments that we will acquire other than as necessary to maintain our qualification as a REIT and our exemption from registration under the 1940 Act.

          We do not have a formal portfolio turnover policy, and currently do not intend to adopt one. Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, we currently expect that we will typically hold assets that we originate or acquire for between two and ten years.

          However, in order to maximize returns and manage portfolio risk while remaining opportunistic, we may dispose of an asset earlier than anticipated or hold an asset longer than anticipated if we determine it to be appropriate depending upon prevailing market conditions or factors regarding a particular asset.

Risk Management

          As part of our risk management strategy, our Manager will closely monitor our portfolio and actively manage the financing, interest rate, credit, prepayment and convexity (a measure of the sensitivity of the duration of a debt investment to changes in interest rates) risks associated with holding a portfolio of our target investments.

Portfolio Management

          We recognize the importance of active portfolio management in successful investing. Our Manager's portfolio management activities will provide not only investment oversight, but also critical input into the origination and acquisition process. Ares Management's portfolio management process creates value through careful investment-specific market review, enforcement of loan and security rights, and timely execution of disposition strategies. In addition, our Manager will seek to leverage Ares Management's research insights into macroeconomic leading indicators. This interactive process coordinates underwriting assumptions with direct knowledge of local market conditions and costs and revenue expectations. These critical assumptions then become the operational benchmarks by which the asset managers are guided and evaluated in their ongoing management responsibilities. For mortgage investments, annual budgets are reviewed and monitored quarterly for variance, and follow up and questions are directed by the asset manager back to the owner. For securities investments, monthly remittance reports are reviewed, and questions are prompted by the asset manager to the servicer and trustee to ensure strict adherence to the servicing standards set forth in the applicable pooling and servicing agreements. Our Manager intends to service our self-originated investments through a servicing subsidiary, Ares Commercial Real Estate Servicer LLC, a Standard & Poor's-ranked commercial primary servicer and commercial special servicer that is included on S&P's Select Servicer List, which will allow us to assess the risk in our portfolio more accurately. All materials are submitted to our chief financial officer for review on a quarterly basis. One of the key components in the underwriting process is the evaluation of potential exit strategies. Our Manager will monitor each investment and review the disposition strategy on a regular basis in order to realize appreciated values and maximize returns.

Interest Rate Hedging

          Subject to maintaining our qualification as a REIT, we intend to engage in a variety of interest rate management techniques that seek, on the one hand to mitigate the economic effect of interest rate changes on the values of, and returns on, some of our assets, and on the other hand help us achieve our risk management objectives. Under the U.S. federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to originate, acquire or carry real estate assets, although our total gross income from interest rate hedges that do not meet this requirement and other non-qualifying income generally must not exceed 5% of our gross income.

          We intend to utilize derivative financial instruments, including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, exchange-traded derivatives, U.S. Treasury securities, options on U.S. Treasury securities and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our portfolio. Specifically, we will seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by interest rate fluctuations. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing. We rely on our Manager's expertise to manage these risks on our behalf.

          The U.S. federal income tax rules applicable to REITs, may require us to implement certain of these techniques through a TRS that is fully subject to U.S. federal corporate income taxation.

Market Risk Management

          Risk management is an integral component of our strategy to deliver returns to our stockholders. Because we will invest in senior commercial mortgage loans and other debt investments, investment losses from prepayments, defaults, interest rate volatility or other risks can meaningfully reduce or eliminate funds available for distribution to our stockholders. In addition, because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margin will be dependent upon a positive spread between the returns on our portfolio and our overall cost of funding. To minimize the risks to our portfolio, we intend to actively employ portfolio-wide and asset-specific risk measurement and management processes in our daily operations. Our Manager's risk management tools include software and services licensed or purchased from third parties, in addition to proprietary analytical methods developed by Ares Management. There can be no guarantee that these tools will protect us from market risks.

Credit Risk Management

          While we will, through our investment strategy, seek to limit our credit losses, there can be no assurance that we will be successful. However, we retain the risk of potential credit losses on all of the senior commercial mortgage loans and other commercial real-estate related debt investments we may originate or acquire. We seek to manage credit risk through our due diligence process prior to origination or acquisition and through the use of non-recourse financing, when and where available and appropriate. In addition, with respect to any particular target investment, our Manager's investment team evaluates, among other things, relative valuation, comparable analysis, supply and demand trends, shape of yield curves, delinquency and default rates, recovery of various sectors and vintage of collateral.

          Our investment guidelines do not limit the amount of our equity that may be invested in any type of our target investments. Our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our equity that will be invested in any individual target investment at any given time.

Conflicts of Interest

          For a discussion of the conflicts of interest facing our company and our policies to address these conflicts, see "Our Manager and the Management Agreement — Conflicts of Interest."

Policies With Respect to Certain Other Activities

          If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. If our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

          In addition, to the extent available, we intend to borrow money to finance the origination or acquisition of our investments. We intend to use traditional forms of financing, including securitizations and other sources of private financing, including warehouse and bank credit facilities. We also may utilize structured financing techniques to create attractively priced non-recourse financing at an all-in borrowing cost that is lower than that provided by traditional sources of financing and that provide long-term, floating rate financing. Our investment guidelines and our portfolio and leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.

          As of the date of this prospectus, we do not intend to offer equity or debt securities in exchange for property, to underwrite the securities of other issuers, or to repurchase or otherwise reacquire shares of our capital stock or other securities other than as described in this prospectus.

          We may invest in the debt securities of other REITs or other entities engaged in real estate operating or financing activities, but not for the purpose of exercising control over such entities.

          We intend to make available to our stockholders our annual reports, including our audited financial statements. After this offering, we will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

          Our board of directors may change any of these policies without prior notice to or a vote of our stockholders, but we expect to disclose any material changes to these policies in the periodic quarterly and annual reports that we will file with the SEC.

Operating and Regulatory Structure

REIT Qualification

          We intend to elect to qualify as a REIT commencing with our taxable year ending on December 31, 2012. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Code, relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

          So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income that we distribute currently to our stockholders. If we have previously qualified as a REIT and fail to qualify as a REIT in any subsequent taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and property and to U.S. federal income and excise taxes on undistributed income.

1940 Act Exemption

          We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis (the "40% test"). Excluded from the term "investment securities," among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company for private funds set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

          We are organized as a holding company that conducts its businesses primarily through wholly owned subsidiaries. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of the value of our adjusted total assets on an unconsolidated basis will consist of "investment securities." The securities issued by any wholly owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our adjusted total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries.

          If the value of securities issued by our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities we own, exceeds 40% of our adjusted total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either (a) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company under the 1940 Act, either of which could have an adverse effect on us and the market price of our securities. If we were required to register as an investment company under the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock.

          We expect that certain of our subsidiaries that we may form in the future may rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities "primarily engaged" in the business of "purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally requires that at least 55% of these subsidiaries' assets comprise qualifying real estate assets and at least 80% of each of their portfolios must comprise qualifying real estate assets and real estate-related assets under the 1940 Act. Specifically, we expect each of our subsidiaries relying on Section 3(c)(5)(C) to invest at least 55% of its assets in mortgage loans, certain mezzanine loans and B-notes and other interests in real estate that constitute qualifying real estate assets in accordance with SEC staff guidance, and approximately an additional 25% of its assets in other types of mortgages, securities of REITs and other real estate-related assets. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Based on our analysis of published guidance with respect to other types of assets, we consider the controlling class of CMBS to be a qualifying real estate asset under certain conditions. The SEC may in the future take a view different than or contrary to our analysis with respect to CMBS or any other types of assets we have determined to be qualifying real estate assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. In addition, we may be limited in our ability to make certain investments and these limitations could result in the subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

          The staff of the SEC, according to published guidance, takes the view that certain mezzanine loans and B-notes are qualifying real estate assets. Thus, we intend to treat certain mezzanine loans and B-notes as qualifying real estate assets.

          We may invest in CMBS. CMBS are securities backed by pools of loans secured by first or, less often, junior mortgages. The pool of mortgages generally is administered by a trustee, a master servicer and a special servicer. Although each plays an important role in administering the pool of mortgages, the trustee and the master servicer generally exercise ministerial functions, whereas the duties of the special servicer include, among other things, monitoring the mortgage loans in the CMBS pool, evaluating defaulted mortgage loans with a view toward developing a plan to maximize the recovery on such loans, foreclosing upon or working out defaulted mortgage loans and recommending and implementing a plan that details whether and how to sell, and negotiating the sale of, distressed mortgage loans and properties acquired through foreclosure or otherwise working out such loans. The most subordinated class of a CMBS issuance is in the first loss position and is referred to as the "controlling class" because the holder of a majority of that class has the right to hire and remove the special servicer and to provide instructions to the special servicer with respect to the foreclosure/workout of defaulted mortgage loans. In addition, if the special servicer for any reason does not follow the instructions of the holder of a majority of the controlling class with respect to the foreclosure or workout of a defaulted mortgage loan, the majority holder of such class has the unilateral right to acquire the mortgage out of the pool and foreclose upon the mortgage itself.

          On the date of issuance, the controlling class of a CMBS issuance generally is the "NR" or "not rated" class. After issuance, however, should the outstanding principal balance of the NR class erode by more than 75% of its initial face amount, the rights originally exercised by the NR class, as the controlling class, are automatically transferred to the holder of a majority of the next more senior class, and this process repeats with each class all the way up the capital structure. This self-executing mechanism is intended to ensure that the class of CMBS that is then most "at risk" for losses has the control and discretion necessary to protect its interest, including the rights of foreclosure on the underlying mortgages.

          To the extent that we acquire subordinated classes of CMBS, in order to ensure that we will be able to exercise the rights of the controlling class, we generally would acquire 100% of the NR, B and BB classes of a CMBS issuance. In fact, the NR, B and BB classes often are sold as a "block transaction" because of the extensive due diligence that must be conducted in order for the purchaser of these classes of CMBS to evaluate the risks and to model the profitability of an investment in such classes of CMBS. In such cases, we view our investment in the subordinated classes of a CMBS issuance as a single real estate investment, even though for rating agency reasons, the subordinated classes of a CMBS issuance may be divided into multiple classes. In addition, even though the subordinated CMBS may be divided into multiple classes, all of the subordinated classes are typically paid the same coupon based on the weighted average coupon of the underlying mortgage loans. Thus, the only material difference in the non-investment grade classes is the level of subordination.

          The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exemption. Based solely on our analysis of published guidance with respect to other types of assets, we consider the controlling class of CMBS to be a qualifying real estate asset where we acquire 100% of the controlling class of a CMBS issuance, because it has the ability to cause foreclosure of the mortgages underlying the CMBS issuance. In addition, when we acquire 100% of the controlling class of a CMBS issuance and 100% of sequentially contiguous non-investment grade classes of the same CMBS issuance, we believe we have the same legal and economic experience as if we had purchased the pool of mortgages underlying the CMBS and partially capitalized such purchase by issuing the investment grade classes of CMBS. Consequently, in addition to the controlling class, we consider each non-investment grade class that we acquire that is senior to the controlling class to be a qualifying real estate asset, provided that (a) we acquire 100% of such a class and 100% of the respective controlling class, (b) each such class is sequentially contiguous with the controlling class, and (c) each such class is entitled to exercise all rights of the initial controlling class, including foreclosure rights, if it becomes the controlling class. For example, if we acquire 100% of the NR class of a CMBS issuance and 100% of the B and BB classes of the CMBS issuance, we will treat each such class as a qualifying real estate asset. If we transfer part or all of any such class, we will no longer treat that class or any class senior to that class as a qualifying real estate asset.

          Some CMBS pools in which we may invest could include loans secured by mortgages with respect to which the special servicer, and consequently, we do not have the unilateral right to foreclose. We refer to these loans as "real estate-related notes." With respect to real estate-related notes, the special servicer exercises many of the rights and duties described above, including monitoring the real estate-related notes, evaluating defaulted real estate-related notes with a view toward developing a plan to maximize the return on such notes, discussing such plans with other loan participants and, if collectively agreed, monitoring and exercising such foreclosure rights on behalf of the CMBS pool.

          The SEC's staff has expressed no view as to whether the controlling class and sequentially contiguous classes of a CMBS pool that contains some real estate-related notes are qualifying real estate assets or real estate-related assets. If we acquire the controlling class and sequentially contiguous classes of a CMBS pool as described above and the CMBS pool contains some real estate-related notes, we believe our investment is the functional equivalent of direct ownership of the mortgages and the real estate-related notes underlying the CMBS issuance, because we believe we have the same legal and economic experience as if we had purchased the mortgages and the real estate-related notes and partially capitalized such purchase by issuing the investment grade classes of CMBS.

          In the absence of SEC guidance with respect to CMBS pools that contain some real estate-related notes, we treat a portion of our investment in such pools as qualifying real estate assets only when the real estate-related notes comprise a de minimis portion of the entire pool. Accordingly, when we acquire the controlling class and sequentially contiguous classes of a CMBS pool in which the outstanding principal balance of real estate-related notes is 15% or less of the outstanding principal balance of the entire pool, we treat the mortgages over which we have the unilateral right to foreclose in the CMBS pool as qualifying real estate assets and the real estate-related notes in the pool as real estate-related assets. To reflect this treatment, we pro rate our investment in such a CMBS pool and treat as a qualifying real estate asset only that portion of our investment in the CMBS pool equal to the value of our investment multiplied by a fraction, the numerator of which is the outstanding principal balance of the mortgages in the CMBS pool over which we have the unilateral right to foreclose and the denominator of which is the outstanding principal balance of all of the mortgages in the CMBS pool, including the real estate-related notes. If we acquire the controlling class and sequentially contiguous classes of a CMBS pool in which the outstanding principal balance of real estate-related notes is more than 15% of the outstanding principal balance of the entire pool, we treat our entire investment in such a pool as a real estate-related asset.

          The SEC recently solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the 1940 Act, including the nature of the assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock.

          Although we intend to monitor our portfolio periodically and prior to each investment origination or acquisition, there can be no assurance that we will be able to maintain this exemption from registration for these subsidiaries.

          Certain of our subsidiaries may rely on the exemption provided by Section 3(c)(6) to the extent that they hold mortgage assets through majority-owned subsidiaries that rely on Section 3(c)(5)(C). The SEC has issued little interpretive guidance with respect to Section 3(c)(6) and any guidance published by the staff could require us to adjust our strategy accordingly.

          We determine whether an entity is one of our majority-owned subsidiaries. The 1940 Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

          To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from the 1940 Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Competition

          Our net income will depend, in part, on our ability to originate or acquire assets at favorable spreads over our borrowing costs. In originating or acquiring our target investments, we will compete with other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations — Factors Impacting Our Operating Results — Market Conditions." In addition, there are numerous REITs with similar asset origination and acquisition objectives and others may be organized in the future. These other REITs will increase competition for the available supply of mortgage assets suitable for purchase and origination. Many of our anticipated competitors are significantly larger than we are and have considerably greater financial, technical, marketing and other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, such as the U.S. Government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Current market conditions may attract more competitors, which may increase the competition for sources of financing. An increase in the competition for sources of funding could adversely affect the availability and cost of financing, and thereby adversely affect the market price of our common stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations — Factors Impacting Our Operating Results — Market Conditions."

          In the face of this competition, we expect to have access to our Manager's and Ares Management's professionals and their industry expertise, which may provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential investments. We expect that these relationships will enable us to compete more effectively for attractive investment opportunities. In addition, we believe that current market conditions may have adversely affected the financial condition of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face. For additional information concerning these competitive risks, see "Risk Factors — Risks Related to Our Investments — We operate in a competitive market for investment opportunities and competition may limit our ability to originate or acquire desirable investments in our target investments and could also affect the pricing of these securities."

Staffing

          We will be externally managed by our Manager pursuant to the management agreement between our Manager and us. Our executive officers also serve as officers of our Manager. We do not expect to have any employees. See "Our Manager and the Management Agreement — Management Agreement."

Legal Proceedings

          Neither we nor our Manager is currently subject to any legal proceedings that we or our Manager consider to be material.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

          We will be externally managed and advised by our Manager. Our Manager is an investment adviser that is in the process of registering with the SEC under the Investment Advisers Act of 1940, or the Advisers Act. Each of our officers is an executive of Ares Management. The executive offices of our Manager are located at Two North LaSalle Street, Suite 925, Chicago, IL 60602, and the telephone number of our Manager's executive offices is (312) 324-5900.

Principal Executive Officer and Principal Accounting Officer of Our Manager

          The following table sets forth certain information with respect to the principal executive officer and principal accounting officer of our Manager.

Officer	Age	Position Held with Our Manager
Antony P. Ressler	51	President
Richard S. Davis	53	Chief Financial Officer

          Set forth below is biographical information for the principal executive officer of our Manager. Information pertaining to Mr. Davis may be found in the section entitled "Our Directors and Executive Officers."

          Antony P. Ressler serves as President of our Manager.  Mr. Ressler co-founded Ares Management LLC in 1997, a global alternative asset manager with a focus on investments, including leveraged loans, high yield bonds, distressed debt, private/mezzanine debt and private equity, managed through a variety of funds and investment vehicles with offices in Los Angeles, New York, Chicago, Dallas, London, Paris, Frankfurt, Stockholm and Shanghai. Mr. Ressler also co-founded Apollo Management, L.P in 1990, a publicly traded investment firm based in New York. Prior to 1990, Mr. Ressler served as a Senior Vice President in the High Yield Bond Department of Drexel Burnham Lambert Incorporated, with responsibility for the New Issue/Syndicate Desk. Mr. Ressler serves on several boards of directors including Ares Capital Corporation, Air Lease Corporation as well as several private companies owned or controlled by Ares investment funds. Mr. Ressler is also a former member of the boards of directors of Samsonite Corporation and WCA Waste Corporation. In the not for profit sector, Mr. Ressler serves as a member of the Executive Committee of the Board of Trustees of the Cedars-Sinai Medical Center, as Finance Chair and member of the Executive Committee of the Los Angeles County Museum of Art, a board member of Campbell Hall Episcopal School in Studio City, CA and as Founder and Co-Chairman of the Alliance for College-Ready Public Schools, a high performing group of twenty charter high schools and middle schools based in Los Angeles. Mr. Ressler is also one of the founding members of the board and Finance Chair of the Painted Turtle Camp, a southern California based organization (affiliated with Paul Newman's Hole in the Wall Association) which was created to serve children dealing with chronic and life threatening illnesses by creating memorable, old-fashioned camping experiences. Mr. Ressler received his B.S.F.S. from Georgetown University's School of Foreign Service and received his M.B.A from Columbia University's Graduate School of Business.

Underwriting Committee of Our Manager

          The Underwriting Committee will provide the first level of review in the investment process, vetting investment opportunities presented to it by our Manager's senior investment professionals,

before referring those that it approves to the Investment Committee for further review. Our Manager will have an Underwriting Committee that initially will be composed as follows:

Name	Position
Bruce R. Cohen (Chairman)	President and Chief Operating Officer; Senior Partner in the Ares Commercial Real Estate Group
John B. Bartling	Chief Executive Officer; Senior Partner in the Ares Private Debt Group
Henry J. Bieber	Managing Director of the Ares Commercial Real Estate Group
J. Jason Choulochas	Managing Director of the Ares Commercial Real Estate Group
David J. Friedman	Managing Director of the Ares Commercial Real Estate Group
Vivian Gu	Managing Director of the Ares Commercial Real Estate Group
Thomas A. Jaekel	Managing Director of the Ares Commercial Real Estate Group
Timothy B. Smith	Vice President; Secretary; General Counsel; Managing Director of the Ares Commercial Real Estate Group

Investment Committee of Our Manager

          Our Manager will have an Investment Committee that will provide a second level of review in the investment process, vetting investment opportunities presented to it by the Underwriting Committee. Its duties also will include reviewing our investment portfolio and its compliance with our investment guidelines described above at least on a quarterly basis or more frequently as necessary. The Investment Committee, which includes CRE professionals, adds cross-disciplinary strength by also seating non-real estate professionals of Ares Management, and will initially be composed as follows:

Name	Position
John B. Bartling (Chairman)	Chief Executive Officer; Senior Partner in the Ares Private Debt Group
Michael J. Arougheti	Non-Executive Chairman of the Board of Directors; Senior Partner of the Ares Private Debt Group
Bruce R. Cohen	President and Chief Operating Officer; Senior Partner in the Ares Commercial Real Estate Group
Richard S. Davis	Chief Financial Officer; Chief Operating Officer of Ares Management
Thomas A. Jaekel	Managing Director of the Ares Commercial Real Estate Group
Michael L. Smith	Senior Partner of the Ares Private Debt Group
David Sachs	Senior Advisor of the Ares Capital Markets Group

          Set forth below is biographical information for the members of our Manager's Underwriting Committee and Investment Committee. Information pertaining to Messrs. Arougheti, Cohen, Davis and Smith may be found in the section entitled "Management — Our Directors and Executive Officers."

          Henry J. Bieber joined Ares Management in August 2011 and serves as a Managing Director of the Ares Commercial Real Estate Group overseeing portfolio management. He also serves on our Manager's Underwriting Committee, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Prior to joining Ares Management, Mr. Bieber served as Managing Director, Portfolio Management, for Wrightwood Capital LLC, where he was responsible for all aspects of the portfolio and asset management in Wrightwood Capital LLC's debt and equity portfolios. Prior to joining Wrightwood Capital LLC, from 1995 to March 2006, Mr. Bieber was a Senior Vice President at GMAC Commercial Mortgage. Prior to GMAC, Mr. Bieber served as Vice President and Business Development Officer focusing on origination activity with the Industrial Bank of Japan. Mr. Bieber's professional experience also includes hospitality consulting for Pannell Kerr Forster and hotel development. Mr. Bieber received a B.S. in Hotel, Restaurant and Institutional Management from Michigan State University and earned a J.D. from Loyola Law School in Los Angeles.

          J. Jason Choulochas joined Ares Management in August 2011 and serves as a Managing Director of the Ares Commercial Real Estate Group overseeing origination. He also serves on our Manager's Underwriting Committee, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Mr. Choulochas joined Wrightwood Capital LLC's predecessor in 1995 and most recently served as Managing Director, Investments, for Wrightwood Capital LLC, where since January 2008 he was responsible for the origination and structuring of senior debt and subordinate capital investments throughout the United States. Mr. Choulochas originated investments in the Midwest and Western regions for Wrightwood Capital LLC prior to becoming a Managing Director, Investments. Prior to 1995, Mr. Choulochas was with American National Bank & Trust Company of Chicago. Mr. Choulochas frequently moderates and participates on panels at industry functions, including events hosted by the Urban Land Institute, L.A. Mortgage Association, Western States Division of the Mortgage Banking Association and various RealShare and other industry conferences. Mr. Choulochas received his undergraduate degree in Economics and Management from Beloit College in Beloit, Wisconsin.

          David J. Friedman joined Ares Management in August 2011 and serves as a Managing Director of the Ares Commercial Real Estate Group. He also serves on our Manager's Underwriting Committee, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From 2006 to 2011, Mr. Friedman served as Managing Director, Fund Management of Wrightwood Capital LLC and was Fund Manager of the Wrightwood Capital High Yield Partners II fund. From 2001 to 2005, Mr. Friedman served as Senior Managing Director of Sterling Real Estate Partners, the real estate arm of the private equity firm, Sterling Partners. Prior to that, Mr. Friedman was a Managing Director and Executive Vice President of Heller Financial. During his tenure at Heller Financial, he led the company in the following areas: Capital Markets, Heller Real Estate's Marketing, Strategy and Development Group, Credit Tenant Property Group, Central Region Manager, Charitable Contributions Committee. He also served on the firm's Asset Liability Management Committee. Mr. Friedman holds a B.S. from the University of Wisconsin-Madison.

          Vivian Gu joined Ares Management in August 2011 and serves as a Managing Director of the Ares Commercial Real Estate Group. She also serves on our Manager's Underwriting Committee and as the Head of CRE Capital Markets, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From August 2010 to August 2011, Ms. Gu was the founder and Principal of 3V Capital & Advisory, an investment advisory and management firm focused on fixed income, real estate and other alternative investments. From January 2009 to August 2010, Ms. Gu served as the Head of Structured

Products Group at BSB Capital, a wholly owned subsidiary of Beal Bank, where she was responsible for making investments in CMBS and other structured products. From 1998 to 2007, Ms. Gu held various positions with ORIX Capital Markets, LLC, the most recent of which was President and CEO. In that role, Ms. Gu was responsible for developing and implementing investment strategies, portfolio management, capital markets and strategic corporate development. Ms. Gu received a B.A. in English from Nanjing University and an M.B.A. from Baylor University's Hankamer School of Business.

          Thomas A. Jaekel joined Ares Management in August 2011 and serves as a Managing Director of the Ares Commercial Real Estate Group overseeing investments. He also serves on our Manager's Underwriting Committee and Investment Committee, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From January 2008 to August 2011, Mr. Jaekel served as Senior Managing Director and Chief Investment Officer of Wrightwood Capital LLC, where he was responsible for the implementation and execution of Wrightwood Capital LLC's investment strategies and for managing its investor clients. He joined Wrightwood Capital LLC's predecessor in 1996, playing a role in defining the investment strategies and overseeing the Credit, Underwriting, Portfolio Management and Capital Markets Groups. Prior to joining Wrightwood Capital LLC, Mr. Jaekel was President of Heller Financial's Commercial Real Estate Group responsible for a $2.2 billion nationwide portfolio of both debt and equity investments. Mr. Jaekel spent the initial years of his career as a practicing Certified Public Accountant with Grant Thornton in Chicago. Mr. Jaekel is a member of the Urban Land Institute and received his undergraduate degree from the University of Illinois at Champaign-Urbana, graduating with honors.

          David Sachs co-founded Ares Management in 1997 and has served in various senior management capacities within the Ares Capital Markets Group since 1997. He currently serves as a Senior Advisor in the Ares Capital Markets Group. He also serves on our Manager's Investment Committee. Mr. Sachs serves as an Investment Committee member on all Ares Management funds, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From 1994 to 1997, Mr. Sachs was a principal of Onyx Partners, Inc. specializing in merchant banking and related capital raising activities in the private equity and mezzanine debt markets. From 1990 to 1994, Mr. Sachs was employed by Taylor & Co., an investment manager providing investment advisory and consulting services to members of the Bass Family of Fort Worth, Texas. From 1984 to 1990, Mr. Sachs was with Columbia Savings and Loan Association, most recently as Executive Vice President, responsible for all asset liability management as well as running the Investment Management Department. Mr. Sachs serves on the Board of Directors of Terex Corporation. Mr. Sachs serves on the McCormick Advisory Council at Northwestern University. Mr. Sachs graduated from Northwestern University with a B.S. in Industrial Engineering and Management Science.

          Michael L. Smith joined Ares Management in May 2004 and serves as a Senior Partner of the Ares Private Debt Group. He also serves on our Manager's Investment Committee. He is a member of the Investment Committee of Ares Capital Management LLC, the Ares Private Debt Group Investment Committee, which oversees an investment team that originates, manages and monitors a diverse portfolio of middle-market loans, and other debt and equity instruments, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Prior to joining Ares Management, Mr. Smith was a Partner at RBC Capital Partners, a division of Royal Bank of Canada, which led the firm's middle-market financing and principal investment business. Mr. Smith joined RBC in October 2001 from Indosuez Capital, where he was a Vice President in the Merchant Banking Group. Previously, Mr. Smith worked at Kenter, Glastris & Company, and at Salomon Brothers Inc., in their Debt Capital Markets Group and Financial Institutions Group. Mr. Smith received a B.S. in Business Administration, cum laude, from the University of Notre Dame and a Masters in Management from Northwestern University's Kellogg Graduate School of Management.

Management Agreement

          Upon completion of this offering, we will enter into a management agreement with our Manager pursuant to which it will provide for the day-to-day management of our operations. The management agreement will require our Manager to manage our business affairs in conformity with the investment guidelines and policies that are approved and monitored by our board of directors. Our Manager's role as Manager will be under the supervision and direction of our board of directors.

Management Services

          Our Manager will be responsible for (a) the selection, the origination or purchase and the sale, of our portfolio investments, (b) our financing activities and (c) providing us with investment advisory services. Our Manager will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

               (i)  serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our investments, financing activities and operations, any modification to which will be approved by our board of directors;

              (ii)  investigating, analyzing and selecting possible investment opportunities and originating, acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the investment guidelines;

             (iii)  with respect to prospective purchases, sales or exchanges of investments, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

             (iv)  negotiating and entering into, on our behalf, repurchase agreements, interest rate swap agreements and other agreements and instruments required for us to conduct our business;

               (v)  engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage and other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to our operations or investments (or potential investments);

             (vi)  coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

            (vii)  providing executive and administrative personnel, office space and office services required in rendering services to us;

           (viii)  administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

             (ix)  communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

               (x)  counseling us in connection with policy decisions to be made by our board of directors;

             (xi)  evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as so modified from time to time, with our qualification as a REIT and with our investment guidelines;

            (xii)  counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

           (xiii)  counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the 1940 Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

           (xiv)  furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager;

             (xv)  monitoring the operating performance of our investments and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

           (xvi)  investing and reinvesting any moneys and securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

          (xvii)  causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs and, if applicable, TRSs, and to conduct quarterly compliance reviews with respect thereto;

         (xviii)  assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

            (xix)  assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act or the Securities Act, or by the NYSE;

             (xx)  assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Code applicable to REITs;

            (xxi)  placing, or arranging for the placement of, all orders pursuant to our Manager's investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

          (xxii)  handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

         (xxiii)  using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the board of directors from time to time;

          (xxiv)  advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

           (xxv)  forming an Investment Committee;

         (xxvi)  forming an Underwriting Committee;

        (xxvii)  serving as our consultant with respect to decisions regarding any of our financings, hedging activities or borrowings undertaken by us, including (A) assisting us, in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, and (B) advising us with respect to obtaining appropriate financing for our investments;

       (xxviii)  providing us with portfolio management services and monitoring services;

          (xxix)  arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

           (xxx)  performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

          (xxxi)  using commercially reasonable efforts to cause us to comply with all applicable laws.

Liability and Indemnification

          Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder in good faith. It will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations, including as set forth in the investment guidelines. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. However, to the extent that employees of our Manager also serve as officers of the Company, such officers will owe us duties under Maryland law in their capacity as officers of the Company, which may include the duty to exercise reasonable care in the performance of such officers' responsibilities, as well as the duties of loyalty, good faith and candid disclosure. Under the terms of the management agreement, our Manager and its affiliates, and any of their members, stockholders, managers, partners, personnel, officers, directors, employees, consultants and any person providing sub-advisory services to our Manager, will not be liable to us, our directors, stockholders, partners or members for any acts or omissions (including errors that may result from ordinary negligence, such as errors in the investment decision-making process or in the trade process) performed in accordance with and pursuant to the management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, its affiliates and any of their officers, stockholders, members, partners, managers, directors, personnel, employees, consultants and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, arising from acts or omissions performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors, officers, stockholders, partners or members and any persons controlling us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Manager's employees relating to the terms and conditions of their employment by our Manager. Notwithstanding the foregoing, our Manager will carry errors and omissions and other customary insurance coverage upon the completion of this offering.

Management Team

          Pursuant to the terms of the management agreement, our Manager is required to provide us with our management team, including a chief executive officer and a president and chief operating officer, along with appropriate support personnel, to provide the management services to be provided by our Manager to us. None of the officers or employees of our Manager will be dedicated exclusively to us. Members of our management team will be required to devote such time as is necessary and appropriate commensurate with the level of our activity.

          Our Manager is required to refrain from any action that, in its sole judgment made in good faith, (a) is not in compliance with the investment guidelines, (b) would adversely and materially affect our qualification as a REIT under the Code or our status as an entity intended to be exempted or excluded from investment company status under the 1940 Act, or (c) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or of any exchange on which our securities may be listed or that would otherwise not be permitted by our charter or bylaws. If our Manager is ordered to take any action by our board of directors, our Manager will promptly notify the board of directors if it is our Manager's judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or our charter or bylaws. Our Manager, its affiliates and any of their members, stockholders, managers, partners, personnel, officers, directors, employees, consultants and any person providing sub-advisory services to our Manager will not be liable to us, our board of directors, our stockholders, partners or members, for any act or omission by our Manager or any of its affiliates, except as provided in the management agreement.

Term and Termination

          The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on the third anniversary of the completion of this offering and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager's performance and the management fees annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon (a) unsatisfactory performance that is materially detrimental to us taken as a whole, or (b) our determination that the management fees payable to our Manager are not fair, subject to our Manager's right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days' prior notice of any such termination. Unless terminated for cause, our Manager will be paid a termination fee equal to three times the sum of the average annual base management fee and incentive fee during the 24-month period immediately preceding most recently completed fiscal quarter prior to the date of termination.

          We may also terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days' prior written notice from our board of directors for cause, which is defined as:

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  our Manager's continued breach of any material provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

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  the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

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  any change of control of our Manager which a majority of our independent directors determines is materially detrimental to us taken as a whole;

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  our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the management agreement; provided, however, that if any of these actions is caused by an employee of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager's actual knowledge of its commission or omission, the management agreement shall not be terminable; and

  •
  the dissolution of our Manager.

          During the initial three-year term of the management agreement, we may not terminate the management agreement except for cause.

          Our Manager may assign the agreement in its entirety or delegate certain of its duties under the management agreement to any of its affiliates without the approval of our independent directors if such assignment or delegation does not require our approval under the 1940 Act.

          Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may decline to renew the management agreement by providing us with 180 days' written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us specifying such default and requesting the same be remedied in 30 days, our Manager may terminate the management agreement upon 60 days' written notice. If the management agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.

          We may not assign our rights or responsibilities under the management agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the management agreement and by the terms of such assignment in the same manner as we are bound under the management agreement.

Management Fees, Incentive Fees and Expense Reimbursements

          We do not expect to maintain an office or directly employ personnel. Instead, we rely on the facilities and resources of our Manager to manage our day-to-day operations.

Base Management Fee

          We will pay our Manager a base management fee in an amount equal to 1.5% of our stockholders' equity, per annum, calculated and payable quarterly in arrears. For purposes of calculating the base management fee, our stockholders' equity means: (a) the sum of (i) the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus (ii) our retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we pay to repurchase our common stock since inception. It also excludes (x) any unrealized gains and losses and other non-cash items that have impacted stockholders' equity as reported in our financial statements prepared in accordance with GAAP, and (y) one-time events pursuant to changes in GAAP (such as a cumulative change to our operating results as a result of a codification change to GAAP), and certain non-cash items not otherwise described above (such as depreciation and amortization), in each case after discussions between our Manager and our independent directors and approval by a majority of our independent directors. As a result, our stockholders' equity, for purposes of calculating the management fee, could be greater or less than the amount of stockholders' equity shown on our financial statements. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. The management fee is payable independent of the performance of our portfolio.

          The management fee of our Manager shall be calculated within 30 days after the end of each fiscal quarter and such calculation shall be promptly delivered to us. We are obligated to pay the management fee in cash within five business days after delivery to us of the written statement of our Manager setting forth the computation of the management fee for such quarter.

          We expect the base management fee to be paid to our Manager in the first four quarters following completion of this offering (including any partial quarter immediately following thereof) to be approximately $              million, assuming (i) the maximum number of shares of common stock registered are sold in this offering and (ii) we do not effect any follow-on equity offerings during such period.

Incentive Fee

          We will pay our Manager an incentive fee with respect to each calendar quarter (or part thereof that the management agreement is in effect) in arrears in cash. The incentive fee will be an amount, not less than zero, equal to the difference between: (a) the product of (i) 20% and (ii) the difference between (A) our Core Earnings (as defined below) for the previous 12-month period and (B) the product of (1) the weighted average issue price per share of our common stock of all of our public offerings of common stock multiplied by the weighted average number of shares of common stock outstanding (including any restricted stock units, any restricted shares of common stock and other shares of common stock underlying awards granted under our 2012 Equity Incentive Plan) in the previous 12-month period, and (2) 8% and (b) the sum of any incentive fees paid to our Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee is payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters is greater than zero.

          Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (related to targeted investments that are structured as debt to the extent that we foreclose on any properties underlying our target investments), any unrealized gains, losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

          The following example illustrates how we would calculate our quarterly incentive fee in accordance with the management agreement. Amounts used below for Core Earnings and other components of the incentive fee calculation are for illustrative purposes only. Our actual results may differ materially from the following example.

          Assume the following:

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  Core Earnings for the most recently completed 12-month period is $60,000,000.

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  Weighted average number of shares of common stock outstanding during this 12-month period= 27,000,000.

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  Weighted average issue price per share of our common stock of all of our public offerings of common stock during this 12-month period= $20.00.

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  Incentive fees paid with respect to the first three quarters of this 12-month period total $2,000,000.

          Based on the above assumptions, and the assumption that Core Earnings for the 12 most recently completed calendar quarters is greater than zero, the incentive fee payable for the final quarter of this 12-month period would be calculated as follows:

1.	Core Earnings	$60,000,000
2.	$20.00 (weighted average issue price per share of common stock of all of our public offerings of common stock during such 12-month period) multiplied by 27,000,000 (weighted average number of shares of common stock outstanding during such 12-month period) multiplied by 8%	$43,200,000
3.	$60,000,000 (Core Earnings) less $43,200,000 (amount calculated in 2 above)	$16,800,000
4.	20% multiplied by $16,800,000 (amount calculated in 3 above)	$3,360,000
5.	$3,360,000 (amount calculated in 4 above) less $2,000,000 (incentive fees paid with respect to the nine-month period ending the immediately preceding December 31)	$1,360,000

          Pursuant to the calculation formula, if Core Earnings increases from one quarter to the next and the weighted average share price and weighted average number of shares of common stock outstanding remain constant, the incentive fee will generally increase.

          For purposes of calculating the incentive fee prior to the completion of a 12-month period following this offering, Core Earnings will be calculated on the basis of the number of days that the management agreement has been in effect on an annualized basis.

          Our Manager will compute each quarterly installment of the incentive fee within 45 days after the end of the fiscal quarter with respect to which such installment is payable and promptly deliver such calculation to our board of directors. The amount of the installment shown in the calculation will be due and payable no later than the date which is five business days after the date of delivery of such computation to our board of directors.

Reimbursement of Expenses

          We will reimburse our Manager for the expenses described below. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month. Our reimbursement obligation is not subject to any dollar limitation. Because our Manager's personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's length basis.

          We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. The expenses required to be paid by us include, but are not limited to:

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  expenses in connection with the issuance and transaction costs incident to the origination, acquisition, disposition and financing of our investments;

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  costs of legal, financial, tax, accounting, servicing, due diligence consulting, auditing and other similar services rendered for us by providers retained by our Manager or, if provided by our Manager's personnel, in amounts that are no greater than those that would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's length basis;

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  the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers and our allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premium;

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  costs associated with the establishment and maintenance of any of our secured funding facilities, other financing arrangements, or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

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  expenses connected with communications to holders of our securities and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our securities on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

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  costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

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  expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of our securitizations or any of our securities offerings;

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  costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

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  compensation and expenses of our custodian and transfer agent, if any;

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  the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

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  all federal, state and local taxes and license fees;

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  all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our Manager elects to carry for itself and its personnel;

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  costs and expenses incurred in contracting with third parties;

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  all other costs and expenses relating to our business and investment operations, including the costs and expenses of originating, acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

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  expenses (including our pro rata portion of rent, telephone, printing, mailing, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses) relating to any office(s) or office facilities, including disaster backup recovery sites and facilities, maintained for us or our investments or the investments of our Manager or their affiliates required for our operation;

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  expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities, including in connection with any dividend reinvestment plan;

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  any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us, or against any trustee, director, partner, member or officer of us or in his or her capacity as such for which we are required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

  •
  all other expenses actually incurred by our Manager (except as described below) which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

          We will not reimburse our Manager for the salaries and other compensation of its personnel, except for the allocable share of the salaries and other compensation of our (a) Chief Financial Officer, based on the percentage of his time spent on the Company's affairs and (b) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment professional personnel of our Manager or its affiliates who spend all or a portion of their time managing our affairs based on the percentage of their time spent on the Company's affairs. In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Grants of Equity Compensation to Our Manager's Directors, Officers, and Employees

                                    are eligible to receive grants of equity-based awards under our 2012 Equity Incentive Plan. Upon completion of this offering, our board of directors will approve an initial grant of                          restricted shares of our common stock, restricted stock units, and/or other equity-based awards to our                                        which, together with the initial grants of restricted shares of common stock, restricted stock units, and/or other equity-based awards to be granted to our independent directors, will cover an aggregate amount of up to         % of the issued and outstanding shares of our common stock on a fully diluted basis after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters' exercise of their overallotment option. These initial awards, together with restricted shares of our common stock, restricted stock units and/or other equity-based awards that may be granted in the future to our                          , will cover an aggregate of up to         % of the issued and outstanding shares of our common stock on a fully diluted basis after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters' exercise of their overallotment option. We expect that the restricted shares of our common stock and restricted stock units will be accounted for under Financial Accounting Standards Board ASC Topic 718, resulting in share-based compensation expense equal to the grant date fair value of the underlying restricted shares of common stock or restricted stock units, which will be recognized over the                          year vesting schedule. These equity based awards under the 2012 Equity Incentive Plan create incentives to improve long-term stock price performance and focus on long-term business objectives, create substantial retention incentives for award recipients and enhance the Company's ability to pay compensation based on the Company's overall performance, each of which further align the interests of our Manager and its directors, officers and employees with our stockholders. See "Management — 2012 Equity Incentive Plan."

Conflicts of Interest

          Our Manager and Ares Management have agreed that for so long as our Manager is managing us, neither Ares Management nor any of its affiliates will sponsor or manage any other U.S. publicly traded REIT that invests primarily in the same asset classes as us. Ares Management and its affiliates may sponsor or manage another U.S. publicly traded REIT that invests generally in real estate assets but not primarily in our target investments.

          Other than as set forth herein, neither Ares Management nor any of its affiliates (including our Manager) currently manages any other investment vehicle that primarily focuses on our target investments and none of them have any current plans to do so, but they may in the future sponsor or manage other funds or investment vehicles (other than U.S. publicly traded REITs) that invest in our target investments. Our Manager manages certain funds, real estate assets and a CDO that were previously managed by Wrightwood. None of the Wrightwood vehicles will be making any further investments except for the Wrightwood high yield fund, a $243 million fund focused primarily on mezzanine and preferred equity investments in commercial real estate, whose investment period is expected to expire on                                   .

          Ares Management has an investment allocation policy in place that is intended to enable us to share equitably with any other investment vehicles that are managed by Ares Management. In general, investment opportunities will be allocated taking into consideration various factors, including, among others, the relevant investment vehicles' available capital, diversification, their investment objectives or strategies, their risk profiles and their existing or prior positions in an issuer/security, as well as potential conflicts of interest, the nature of the opportunity and market conditions. Until                                   , certain structured capital/distressed debt real estate investments must first be offered to the Wrightwood high yield fund. The investment allocation policy may be amended by our Manager and Ares Management at any time without our consent.

          In addition to the fees payable to our Manager under the management agreement, our Manager and its affiliates may benefit from other fees paid to it in respect of our investments. For example, if we seek to securitize our CRE loans, Ares Management and/or our Manager, may act as collateral manager. In any of these or other capacities, Ares Management and/or our Manager may receive market-based fees for their roles, but only if approved by a majority of our independent directors.

          Certain former Wrightwood personnel who are members of the Ares Commercial Real Estate Group own equity, partnership, profits or other similar interests in Wrightwood and certain of its investment vehicles. The ownership of such interests may be viewed as creating a conflict of interest insofar as such persons may receive greater benefits, by virtue of such interests, than they would receive from our Manager.

          We may enter into additional transactions with Ares Management or its affiliates. In particular, we may invest in, acquire, sell assets to or provide financing to portfolio companies of investment vehicles managed by Ares Management or its affiliates or co-invest with, purchase assets from, sell assets to or arrange financing from any such investment vehicles and their portfolio companies. Any such transactions will require the approval of a majority of our independent directors. To the extent we co-invest with other investment vehicles that are managed by Ares Management, we will not be responsible for fees other than as set forth in our management agreement, except our proportionate share of fees charged by the managers of such other investment vehicles if approved by a majority of our independent directors. There can be no assurance that any procedural protections will be sufficient to ensure that these transactions will be made on terms that will be at least as favorable to us as those that would have been obtained in an arm's length transaction.

          In addition, Ares Investments may sell the shares of our common stock it owns at any time following the expiration of its applicable lock-up period. To the extent Ares Investments sells some of these shares, our Manager's interests may be less aligned with our interests.

          Certain of our officers and directors, and the officers and other personnel of our Manager, also serve or may serve as officers, directors or partners of Ares Management, as well as Ares Management-sponsored investment vehicles, including new affiliated potential pooled investment vehicles or managed accounts not yet established, whether managed or sponsored by Ares Management's affiliates or our Manager. Accordingly, the ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing our business. These activities could be viewed as creating a conflict of interest insofar as the time and effort of the professional staff of our Manager and its officers and employees will not be devoted exclusively to the business of the Company; instead it will be allocated between the business of the Company and the management of these other investment vehicles. None of our officers are obligated to dedicate any specific portion of their time to our business.

          In the course of our investing activities, we will pay base management fees to our Manager and will reimburse our Manager for certain expenses it incurs. As a result, investors in our common stock will invest on a "gross" basis and receive distributions on a "net" basis after expenses, resulting in, among other things, a lower rate of return than an investor might achieve through direct investments. As a result of this arrangement, our Manager's interests may be less aligned with our interests.

          We do not expect to have any employees and we rely completely on our Manager to provide us with investment advisory services. Our chief executive officer, our president and chief operating officer and other officers also serve as officers of our Manager. Our management agreement with our Manager was negotiated between related parties. The terms of our management agreement, including fees, expense reimbursements and other amounts payable to our Manager, may not be as favorable to us as if they had been negotiated at arm's length between unaffiliated third parties.

          We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors and executive officers, as well as employees of our Manager or Ares Management who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us without the approval of a majority of our independent directors.

MANAGEMENT

Our Directors and Executive Officers

          Currently Mr. Bartling is our only director. Upon completion of the offering, our board of directors is expected to be comprised of seven members, three of which will be Messrs. Arougheti, Bartling and Rosen. Messrs. Arougheti and Bartling are also executives of Ares Management. Our directors will be divided into classes serving staggered terms and will each be elected to serve a term of three years and until a successor is duly elected and qualifies. We expect our board of directors to determine that each of the four independent directors listed in the table below satisfies the listing standards for independence of the NYSE. Our bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than                                                      nor more than    .

          The following sets forth certain information with respect to our directors, director nominees and executive officers:

Name	Age	Position To Be Held with Us
Michael J. Arougheti	39	Non-Executive Chairman of the Board of Directors (Class Director)
John B. Bartling, Jr.	54	Chief Executive Officer and Director (Class Director)
Bruce R. Cohen	50	President and Chief Operating Officer
Richard S. Davis	53	Chief Financial Officer
Daniel F. Nguyen	40	Treasurer
Timothy B. Smith	54	Vice President, Secretary and General Counsel
Michael D. Weiner	59	Vice President
Robert L. Rosen	65	Director (Class Director)
		Independent Director* (Class Director)
		Independent Director* (Class Director)
		Independent Director* (Class Director)
		Independent Director* (Class Director)

*
We expect our board of directors to determine that this director is independent for purposes of the NYSE corporate governance listing requirements.

          Set forth below is biographical information for our proposed directors and executive officers.

Interested Directors

          Michael J. Arougheti will be a Class     Director and the non-executive chairman of our board of directors. He also serves on the Investment Committee of our Manager. He has served as President of Ares Capital Corporation since May 2004 and as a director since 2009. Mr. Arougheti joined Ares Management in May 2004 and is a founding member and Senior Partner of Ares Management, where he serves as a member of the Executive Committee of Ares Partners Management Company LLC, or APMC, which indirectly controls Ares Management. Mr. Arougheti also serves as a member of the Investment Committee of Ares Capital Management LLC, the investment adviser of Ares Capital Corporation and a wholly owned subsidiary of Ares Management, as a member of the Ares Private Debt Investment Committee and the Investment Committee of Ares Capital Europe, Ares Management's European Private Debt business, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From 2001 to 2004, Mr. Arougheti was employed by Royal Bank of Canada, where he was a Managing Partner of the Principal Finance Group of RBC Capital Partners and a member of the firm's Mezzanine Investment Committee. At RBC Capital Partners, Mr. Arougheti oversaw an investment team that originated, managed and monitored a diverse portfolio of middle-market leveraged loans, senior and junior subordinated debt, preferred equity and common stock and warrants on behalf of RBC and other third-party institutional investors. Mr. Arougheti joined Royal Bank of Canada in October 2001 from Indosuez Capital, where he was a Principal and an Investment Committee member, responsible for originating, structuring and executing leveraged transactions across a broad range of products and asset classes. Prior to joining Indosuez in 1994, Mr. Arougheti worked at Kidder, Peabody & Co., where he was a member of the firm's Mergers and Acquisitions Group. Mr. Arougheti also serves on the boards of directors of Investor Group Services, Riverspace Arts, a not-for-profit arts organization and Operation Hope, a not-for-profit organization focused on expanding economic opportunity in underserved communities through economic education and empowerment. Mr. Arougheti received a B.A. in Ethics, Politics and Economics, cum laude, from Yale University. Mr. Arougheti's depth of experience in investment management, leveraged finance and financial services gives the board of directors valuable industry-specific knowledge and expertise on these and other matters.

          John B. Bartling, Jr. will be a Class     Director and our chief executive officer. He also serves as a Senior Partner of the Ares Commercial Real Estate Group, chairs our Manager's Investment Committee, and serves on our Manager's Underwriting Committee. Mr. Bartling is Global Head of Real Estate for Ares Management, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. From May 2007 to September 2010, he was Managing Partner and Chief Investment Officer of AllBridge Investments, a portfolio company of Ares Capital Corporation. AllBridge sponsored four real estate investment funds, three of which Mr. Bartling saw through to disposition, and one corporate investment, Helix Financial, a CRE due diligence and analytics firm with operations in India, which AllBridge sold to BlackRock Solutions in 2010. Prior to AllBridge, Mr. Bartling founded WMC Management Company, a privately held real estate operating company with over 3,000 employees and clients including Olympus Real Estate Partners, Arnold Palmer Golf Management, or APGM, Walden, and Hyphen Solutions. Mr. Bartling took Walden private as CEO in 2000, and sold it in March 2006 to a subsidiary of Dubai Investment Group. Mr. Bartling oversaw the sale later that year of WMC Management Company, the operator of APGM and third party accounting services, to Walton Street Capital, LLC. From December 1995 to October 1999, Mr. Bartling served as the CEO and President for Lexford, f/k/a Cardinal Realty, a publicly traded, fully integrated multifamily REIT. Lexford merged with Equity Residential Properties Trust in 1999. Before Lexford, Mr. Bartling served as Director of the Real Estate Products Group of Credit Suisse First Boston. Prior to CSFB, Mr. Bartling served as an Executive Vice President of NHP Incorporated. Mr. Bartling's previous professional experience also includes Trammell Crow Residential, as a Development Principal, and Mellon Bank, N.A. as a Vice President of the Commercial Mortgage Banking Group. Mr. Bartling has served on the Board of Directors of APGM, the Children's Hospital Research for Ohio State University, the Harvard Joint Center for Housing Studies: Leadership Forum on Pension Fund and Endowment Investments in Domestic Emerging Markets, Big Brothers and Big Sisters Association of Columbus, Ohio and the NMHC Board of Directors. Additionally, he has served on the Executive Council and as Chairman of the Finance Committee for the National Multi Housing Council. Currently, Mr. Bartling is a member of Real Estate Round Table and on the Board of Directors of Texas Real Estate Council. Mr. Bartling won the BBB Business Integrity Award for Lexford, Inc in 1996 and was a judge for Ernst & Young Entrepreneur of the Year. He was the co-founder of Caring Partners for Kids, awarded the 2004 Community Service Award by Multifamily Executive, and served on the Strategic Planning Committee of Saint Michael and All Angels Episcopal Church in Dallas. Mr. Bartling received a B.S. in Marketing from Robert Morris College in Pittsburgh, Pennsylvania. Mr. Bartling's depth of experience in the origination, acquisition, management and disposition of real estate-related assets gives the board of directors valuable industry-specific knowledge and expertise on these and other matters.

          Robert L. Rosen will be a Class     Director. Mr. Rosen is managing partner of RLR Capital Partners, which invests principally in the securities of publicly traded North American companies. From 1987 to present, Mr. Rosen has been CEO of RLR Partners, LLC, a private investment firm with interests in financial services, healthcare media and multi-industry companies. He has served as a director of Ares Capital Corporation since 2004. Mr. Rosen served from 2003 until 2005 as co-Managing Partner of Dolphin Domestic Fund II. In 1998, Mr. Rosen founded National Financial Partners ("NFP"), an independent distributor of financial services to high net worth individuals and small to medium-sized corporations. He served as NFP's CEO from 1998 to 2000 and as its Chairman until January 2002. From 1989 to 1993, Mr. Rosen was Chairman and CEO of Damon Corporation, a leading healthcare and laboratory testing company that was ultimately sold to Quest Diagnostics. From 1983 to 1987, Mr. Rosen was Vice Chairman of Maxxam Group. Prior to that, Mr. Rosen spent twelve years at Shearson American Express in positions in research, investment banking and senior management, and for two years was Assistant to Sanford Weill, the then Chairman and CEO of Shearson. Mr. Rosen holds an M.B.A. in finance from NYU's Stern School. Mr. Rosen's 31 years of experience as a senior executive of financial services, healthcare services and private equity funds will bring broad financial industry and specific investment management insight and experience to the board of directors. In addition, Mr. Rosen's expertise in finance, which served as the basis for his appointment as an Adjunct Professor of Finance at Fordham University Graduate School of Business, will provide valuable knowledge to the board of directors.

Executive Officers

          In addition to Mr. Bartling, the following individuals serve as our executive officers:

          Bruce R. Cohen is our president and chief operating officer. He also serves as a Senior Partner of the Ares Commercial Real Estate Group, is a member of our Manager's Investment Committee and chairs its Underwriting Committee, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Prior to joining Ares Management in August 2011, Mr. Cohen served as Chairman of the Board and Chief Executive Officer of Wrightwood Capital LLC, which he founded in 2004, and where he oversaw the firm's investment activities, portfolio management, new product development, and investor relations. From December 1990 to May 2004, Mr. Cohen was with Cohen Financial LP and its predecessor, a national real estate finance and investment company, where he was the co-Managing Member of the General Partner and the firm's Chief Investment Officer. In this capacity, he was responsible for the investment management and capital deployment activities of Cohen Financial and the funds it managed. In this regard, he was responsible for all assets in which the capital of the company, its principals and the funds it managed were invested; the development and implementation of all capital deployment strategies; the firm's acquisitions, joint ventures and other partnership-related activities; and corporate and fund level capital raises. Mr. Cohen is a member of the Urban Land Institute, the Pension Real Estate Association and the Real Estate Roundtable, where he formerly served as the Co-Chair of the Real Estate Capital Policy Advisory Committee and Chair of the Research Committee. In addition, Mr. Cohen is a member of The Economic Club of Chicago, and serves on the Real Estate Advisory Board of the Kellogg School of Management at Northwestern University. Mr. Cohen has been a guest lecturer at the University of Chicago Booth School of Business, Harvard Business School, Kellogg School of Management and University of Wisconsin Graduate School of Business. He has also been published in The Wall Street Journal, Commercial Property News, and the Real Estate Finance Journal. Mr. Cohen holds an M.B.A. from the University of Chicago and a B.A. from Tufts University.

          Richard S. Davis is our chief financial officer. He also serves on our Manager's Investment Committee. He joined Ares Management in June 2006 and currently serves as Chief Operating Officer of Ares Management, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. He has also served as treasurer of Ares Capital Corporation since December 2010. From March 2007 to December 2010, Mr. Davis served as the Chief Financial Officer of Ares Capital Corporation. From December 1997 to May 2006, Mr. Davis was with Arden Realty, Inc., a real estate investment trust, serving as its Executive Vice President and Chief Financial Officer since July 2000. From 1996 to 1997, Mr. Davis was with Catellus Development Corporation, where he was responsible for accounting and finance for the asset management and development divisions. From 1985 to 1996, Mr. Davis served as a member of the audit staff of both KPMG LLP and Price Waterhouse LLP. Mr. Davis is a Certified Public Accountant (Inactive). Mr. Davis received a B.S. in Accounting from the University of Missouri at Kansas City.

          Daniel F. Nguyen is our treasurer. He joined Ares Management in August 2000 and currently serves as an Executive Vice President and the Chief Financial Officer of Ares Management. Mr. Nguyen may also from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. He has also served as a Vice President of Ares Capital Corporation since December 2010. From March 2007 to December 2010, Mr. Nguyen served as Treasurer of Ares Capital Corporation and from August 2004 to March 2007, as Chief Financial Officer of Ares Capital Corporation. From 1996 to 2000, Mr. Nguyen was with Arthur Andersen LLP, where he was in charge of conducting business audits on numerous financial clients, performing due diligence investigation of potential mergers and acquisitions, and analyzing changes in accounting guidelines for derivatives. At Arthur Andersen LLP, Mr. Nguyen also focused on treasury risk management and on mortgage backed securities and other types of structured financing. Mr. Nguyen graduated with a B.S. in Accounting from the University of Southern California's Leventhal School of Accounting and received an M.B.A. in Global Business from Pepperdine University's Graziadio School of Business and Management. Mr. Nguyen also studied European Business at Oxford University as part of the M.B.A. curriculum. Mr. Nguyen is a Chartered Financial Analyst and a Certified Public Accountant.

          Timothy B. Smith is our vice president, secretary and general counsel. He also serves as a Managing Director of the Ares Commercial Real Estate Group and serves on our Manager's Underwriting Committee. Mr. Smith joined Ares Management in September 2010 in the Real Estate Group and serves as Associate General Counsel of Ares Management, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. Before joining Ares Management, Mr. Smith served as Managing Director and General Counsel for AllBridge Investments from January 2009 to September 2010. Prior to AllBridge, Mr. Smith was a Partner and General Counsel for Olympus Real Estate Partners from July 1996 to December 2008. From June 1992 to December 1995, Mr. Smith served as General Counsel and from January 1996 to June 1996 he served as Chief Operating Officer for GE Capital Realty Group. Prior to GE Capital, Mr. Smith served as Executive Vice President and Director of Legal Services of FGB Realty Advisors from July 1990 to June 1992. Prior to FGB, Mr. Smith served as Regional Counsel for the Dallas Region of the Federal Asset Disposition Association from May 1986 to December 1989. Before FADA, Mr. Smith practiced real estate and tax law with a law firm in Dallas, Texas. Mr. Smith received a B.B.A. in Accounting with highest honors and a J.D. with honors from the University of Texas at Austin and an L.L.M. in Taxation from Southern Methodist University and is a Certified Public Accountant.

          Michael D. Weiner is our vice president. Mr. Weiner is Vice President, General Counsel and Chief Legal Officer of Ares Management, and may from time to time serve as an officer, director or principal of entities affiliated with Ares Management or of investment funds managed by Ares Management and its affiliates. He has also served as a Vice President of Ares Capital Corporation since July 2011. From September 2006 to January 2010, Mr. Weiner served as General Counsel of Ares Capital Corporation and from April 2011 to July 2011 Mr. Weiner served as the Chief Compliance Officer of Ares Capital Corporation on an interim basis. Mr. Weiner joined Ares Management in September 2006. Previously, Mr. Weiner served as General Counsel to Apollo Management L.P. and had been an officer of the corporate general partner of Apollo since 1992. Prior to joining Apollo, Mr. Weiner was a partner in the law firm of Morgan, Lewis & Bockius specializing in corporate and alternative financing transactions, securities law as well as general partnership, corporate and regulatory matters. Mr. Weiner has served and continues to serve on the boards of directors of several public and private corporations. Mr. Weiner also serves on the Board of Governors of the Cedars Sinai Medical Center in Los Angeles. Mr. Weiner graduated with a B.S. in Business and Finance from the University of California at Berkeley and a J.D. from the University of Santa Clara.

Corporate Governance — Board of Directors and Committees

          Our business is managed by our Manager, subject to the supervision and oversight of our board of directors. A majority of our board of directors is "independent," as determined by the requirements of the NYSE corporate governance listing requirements and the regulations of the SEC. Our directors keep informed about our business by attending meetings of our board of directors and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

          Upon completion of this offering, our board of directors will form an audit committee and a nominating and governance committee and adopt charters for each of these committees. We will not have a compensation committee because our executive officers do not receive any direct compensation from us. Each of the audit and nominating and governance committees will have three directors and will be composed exclusively of independent directors, as defined by the NYSE corporate governance listing requirements.

Audit Committee

          The members of the audit committee will be                                       , each of whom is independent for purposes of the NYSE corporate governance listing requirements.                          will serve as chairperson of the audit committee.

          The audit committee is responsible for engaging our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. In addition, the audit committee is responsible for discussing with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

          Our board of directors has determined that                                       is an "audit committee financial expert" within the meaning of the rules of the SEC.

Nominating and Governance Committee

          The members of the nominating and governance committee are Messrs.                                        , each of whom is independent for purposes of the NYSE corporate governance listing requirements.                          currently serves as chairman of the nominating and governance committee. Our board of directors has adopted a charter for the nominating and governance committee, which is available on our website at                                       .

          The nominating and governance committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the board of directors or a committee of the board of directors, developing and recommending to the board of directors a set of corporate governance principles and overseeing the evaluation of the board of directors and its committees. In considering possible candidates for election as a director, the nominating and governance committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

  •
  are of high character and integrity;

  •
  are accomplished in their respective fields, with superior credentials and recognition;

  •
  have relevant expertise and experience upon which to be able to offer advice and guidance to management;

  •
  have sufficient time available to devote to the affairs of the Company;

  •
  are able to work with the other members of the board of directors and contribute to the success of the Company;

  •
  can represent the long-term interests of the Company's stockholders as a whole; and

  •
  are selected such that the board of directors represents a range of backgrounds and experience.

          The nominating and governance committee may consider recommendations for nomination of directors from our stockholders. Nominations made by stockholders must be delivered to or mailed (setting forth the information required by our bylaws) and received at our principal executive offices not earlier than 150 days nor fewer than 120 days in advance of the first anniversary of the date on which we first mailed our proxy materials for the previous year's annual meeting of stockholders; provided, however, that if the date of the annual meeting has changed by more than 30 days from the prior year, the nomination must be received not earlier than the 150th day prior to the date of such annual meeting nor later than the later of (1) the 120th day prior to the date of such annual meeting or (2) the 10th day following the day on which public announcement of such meeting date is first made.

Compensation Committee

          We do not have a compensation committee because our executive officers do not receive any direct compensation from us. However, the compensation payable to our Manager pursuant to the management agreement is separately approved by a majority of our independent directors in accordance with NYSE Rule 303A.05.

Compensation of Directors

          Our independent directors receive an annual fee of $             . They also receive $             plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and receive $             plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting. In addition, the chairperson of the audit committee receives an additional annual fee of $             , and each chairperson of any other committee receives an additional annual fee of $             for his or her additional services in these capacities. In addition, we purchase directors' and officers' liability insurance on behalf of our directors and officers.

2012 Equity Incentive Plan

          Prior to the completion of this offering, we will adopt the 2012 Equity Incentive Plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including                                       , and of any joint venture affiliates of ours. Our 2012 Equity Incentive Plan will be administered by a committee appointed by our board of directors. Our 2012 Equity Incentive Plan will permit the granting of stock options, restricted shares of common stock, restricted stock units, phantom shares, dividend equivalent rights and other equity-based awards. Prior to the completion of this offering, we will not have issued any equity-based compensation. Upon completion of this offering, we will grant restricted shares of common stock and/or restricted stock units to our                                       .

Administration

          The committee appointed by our board of directors to administer our 2012 Equity Incentive Plan has the authority to administer and interpret the plan, to authorize the granting of awards, to determine who is eligible to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the plan or the administration or interpretation thereof. In connection with this authority, the committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. From and after the completion of this offering, our 2012 Equity Incentive Plan will be administered by a committee consisting of two or more non-employee directors, each of whom is intended to be (i) to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director, (ii) at such times as we are subject to Section 162(m) of the Internal Revenue Code and intend that grants be exempt from the restriction of Section 162(m), an outside director for purposes of Section 162(m) of the Internal Revenue Code, and (iii) an "independent director" as defined under Section 303A.02 of the NYSE Listed Company Manual or such other applicable stock exchange rules, or, if no committee exists, the board of directors. References below to the committee include a reference to the board for those periods in which the board is acting.

Available Shares

          Our 2012 Equity Incentive Plan provides that, subject to adjustments for recapitalizations and other corporate transactions, no grant under the plan may cause the total number of shares of common stock subject to all outstanding awards to exceed         % of the issued and outstanding shares of our common stock (on a fully diluted basis. Subject to the foregoing limit, if an option or other award or any portion thereof granted under our 2012 Equity Incentive Plan expires or terminates without having been exercised or paid, as the case may be, the shares subject to such portion will again become available for the issuance of additional awards. No new award may be granted under our 2012 Equity Incentive Plan after the tenth anniversary of the earlier of the date that such plan was initially approved by (i) our board of directors or (ii) our stockholders. No award may be granted under our 2012 Equity Incentive Plan to any person who, assuming exercise of all options and payment of all awards held by such person would own or be deemed to own more than 9.8% of the outstanding shares of our common stock. Each                          will receive up to                          shares of our restricted common stock or restricted stock units or a combination upon completion of this offering. In addition, our                                       will receive up to                          shares of our restricted common stock or restricted stock units or a combination under our 2012 Equity Incentive Plan. These initial awards, as a group and together with the shares to be granted to our                                       , will cover an aggregate of up to         % of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters' exercise of their overallotment option.

Awards Under the Plan

          Stock Options.    The terms of specific options shall be determined by the committee. The exercise price of an option shall be determined by the committee and reflected in the applicable award agreement, and may not be lower than 100% of the fair market value of our common stock on the date of grant. Options will be exercisable at such times and subject to such terms as determined by the committee. Options generally will expire not later than ten years after the date of grant.

          Restricted Shares of Common Stock.    A restricted stock award is an award of shares of common stock that are subject to restrictions on transferability and such other restrictions, if any, as the committee may impose. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established performance criteria, in installments or otherwise, as the committee may determine. Unless otherwise stated in the applicable award agreement, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the shares.

          Restricted Stock Units.    Restricted stock units are bookkeeping entries, each of which represents the equivalent of one share of common stock, and which may be settled in cash or shares of common stock as the committee may designate in an award agreement or otherwise. Restricted stock units shall be subject to vesting based on continued employment or service or the satisfaction of pre-established performance criteria, or such other restrictions as the committee shall determine.

          Phantom Shares.    A phantom share represents a right to receive the fair market value of a share of common stock, or, if provided by the committee, the right to receive the fair market value of a share of common stock in excess of a base value established by the committee at the time of grant. Phantom shares shall be subject to vesting based on continued employment or service or the satisfaction of pre-established performance criteria, or such other restrictions as the committee shall determine. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant or the committee, or as may be provided by the committee at grant).

          Dividend Equivalents.    A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends paid on shares of common stock otherwise subject to an award. The committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of common stock. The committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

          Other Share-Based Awards.    Our 2012 Equity Incentive Plan authorizes the granting of other awards based upon shares of our common stock (including the grant of securities convertible into shares of common stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in Control

          Upon a change in control (as defined in our 2012 Equity Incentive Plan), the committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments).

Other Changes

          Our board of directors may amend, alter, suspend or discontinue our 2012 Equity Incentive Plan but cannot take any action that would impair the rights of a participant in existing grants without such participant's consent. To the extent necessary and desirable (including, as required by law or any stock exchange rules), the board of directors must obtain approval of our stockholders for any amendment that would:

  •
  other than through adjustment as provided in our 2012 Equity Incentive Plan, increase the total number of shares of common stock available for issuance under our 2012 Equity Incentive Plan; or

  •
  change the class of officers, directors, employees, consultants and advisors eligible to participate in our 2012 Equity Incentive Plan.

          The committee or our board of directors may amend the terms of any award granted under our 2012 Equity Incentive Plan, prospectively or retroactively, but generally may not impair the rights of any participant in existing grants without his or her consent.

Code of Business Conduct and Ethics

          Our board of directors has established a code of business conduct and ethics that applies to our officers and directors and to our Manager's officers and any personnel of Ares Management when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

  •
  accountability for adherence to the code.

          Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Limitation of Liability and Indemnification

          Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision and limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

          Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer of the Company, or (b) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer of the Company who is made or threatened to be made a party to the proceeding by reason of his service in that capacity, or (b) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or of any predecessor.

          The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

PRINCIPAL STOCKHOLDERS

          Immediately prior to the completion of this offering, there will be             shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of each class of our capital stock by:

  •
  each of our directors and director nominees;

  •
  each of our executive officers;

  •
  each holder of 5% or more of each class of our capital stock; and

  •
  all of our directors, director nominees and executive officers as a group.

          In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  all shares the investor actually owns beneficially or of record;

  •
  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  •
  all shares the investor has the right to acquire within 60 days (such as restricted shares of common stock that are currently vested or which are scheduled to vest within 60 days).

          Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, Two North LaSalle Street, Suite 925, Chicago, IL 60602.

Percentage of Common Stock Outstanding
	Immediately Prior to this Offering		Immediately After this Offering(1)
Name and Address	Shares Owned	Percentage	Shares Owned	Percentage
Ares Investments Holdings LLC(2)	100	100%
Michael J. Arougheti(2)	—	—
John B. Bartling, Jr	—	—
Bruce R. Cohen	—	—
Richard S. Davis	—	—
Daniel F. Nguyen	—	—
Robert L. Rosen	—	—
Timothy B. Smith	—	—
Michael D. Weiner	—	—
	—	—
	—	—
	—	—
All directors, director nominees and executive officers as a group ( persons)	—	—

*
Represents less than 1% of the shares of common stock outstanding upon the completion of this offering.

(1)
Assumes issuance of                 shares offered hereby and                 shares of restricted common stock to be granted under our 2012 Equity Incentive Plan. Does not reflect                 shares of common stock reserved for issuance upon exercise of the underwriters' overallotment option in full.

(2)
Ares Investments, whose indirect parent is APMC, received 100 shares of our common stock in connection with our initial capitalization on September 13, 2011. APMC is managed by an executive committee that includes Mr. Arougheti. Mr. Arougheti disclaims beneficial ownership of all shares of our common stock owned by Ares Investments, except to the extent of any indirect pecuniary interest therein.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

          Prior to the completion of this offering, we will enter into a management agreement with our Manager, pursuant to which our Manager will provide the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that may be approved and monitored by our board of directors. The management agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us under certain circumstances. We are also obligated to reimburse certain expenses incurred by our Manager. Our Manager is entitled to receive from us a base management fee and an incentive fee. See "Our Manager and the Management Agreement — Management Agreement."

          Our executive officers also serve as officers of our Manager. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See "Our Manager and the Management Agreement — Conflicts of Interest" and "Risk Factors — Risks Related to Our Relationship With Our Manager — There are various conflicts of interest in our relationship with our Manager and Ares Management that could result in decisions that are not in the best interests of our stockholders."

          Our management agreement is intended to provide us with access to our Manager's pipeline of investment opportunities and its personnel and its experience in capital markets, credit analysis, debt structuring and risk and portfolio management, as well as assistance with corporate operations, legal and compliance functions and governance. However, our executive officers also serve as officers of Ares Management.

Restricted Common Stock and Other Equity-Based Awards

          Our 2012 Equity Incentive Plan provides that, subject to adjustments for recapitalizations and other corporate transactions, no grant under the plan may cause the total number of shares of common stock subject to all outstanding awards to exceed         % of the issued and outstanding shares of our common stock (on a fully diluted basis. Each                          will receive up to                          shares of our restricted common stock or restricted stock units or a combination upon completion of this offering. In addition, our                          will receive up to                          shares of our restricted common stock or restricted stock units or a combination under our 2012 Equity Incentive Plan. These initial awards, as a group and together with the shares to be granted to our                                       , will cover an aggregate of up to         % of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold pursuant to the underwriters' exercise of their overallotment option.

Purchases of Common Stock by Affiliates and Registration Rights Agreement

          As of the date of this prospectus, Ares Investments, an affiliate of Ares Management, had purchased                          shares of our common stock for a total of $              million in gross proceeds at a price per share of $         .

          In connection therewith, we entered into a registration rights agreement with regard to such shares, which we refer to as the registrable shares. Pursuant to the registration rights agreement, we granted Ares Investments and its direct and indirect transferees:

  •
  unlimited demand registration rights to have the registrable shares registered for resale; and

  •
  in certain circumstances, the right to "piggy-back" the registrable shares in registration statements we might file in connection with any future public offering.

          Notwithstanding the foregoing, any registration is subject to cutback provisions, and we are permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as "blackout periods."

"Ares" License Agreement

          Upon completion of this offering, we will enter into a license agreement with Ares Management, pursuant to which it will grant us a non-exclusive, royalty-free license to use the name "Ares." Under this agreement, we will have a right to use this name for so long as Ares Commercial Real Estate Management LLC remains our Manager. This license agreement will remain in effect for so long as the management agreement with our Manager is in effect. Like the management agreement, the license agreement may also be terminated by either party without penalty upon 180 days' written notice to the other.

Indemnification and Limitation of Directors' and Officers' Liability

          Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services, or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that limits such liability to the maximum extent permitted by Maryland law.

          The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

          In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

          Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer of the Company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of the Company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

          Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

          Following completion of this offering, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

          Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Related Party Transaction Policies

          In order to avoid any actual or perceived conflicts of interest between our Manager, Ares Management, any of their affiliates or any investment vehicle sponsored or managed by Ares Management or any of its affiliates, which we refer to as the Ares Management parties, and us, the approval of a majority of our independent directors will be required to approve (a) any purchase of our assets by any of the Ares Management parties, and (b) any purchase by us of any assets of any of the Ares Management parties.

          We expect that shortly after the completion of this offering our board of directors will adopt a policy with respect to any proposed investments by our directors or officers or the officers of our Manager, which we refer to as the covered persons, in any of our target investment classes. We expect this policy to provide that any proposed investment by a covered person for his or her own account in any of our target investment classes will be permitted if the capital required for the investment does not exceed the personal investment limit. To the extent that a proposed investment exceeds the personal investment limit, we expect that our board of directors will only permit the covered person to make the investment (a) upon the approval of the disinterested directors, or (b) if the proposed investment otherwise complies with terms of any other related party transaction policy our board of directors may adopt in the future.

          We also expect our board of directors to adopt a policy regarding the approval of any "related person transaction," which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a "related person" (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our secretary any related person transaction and all material facts about the transaction. Our secretary would then assess and promptly communicate that information to the Compensation Committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, this committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to this committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

DESCRIPTION OF CAPITAL STOCK

General

          We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our capital stock is only a summary, and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement, of which this prospectus is a part. See "Where You Can Find More Information."

          Our charter authorizes us to issue up to                          shares of common stock, $0.01 par value per share, and shares of undesignated preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. Prior to the offerings,                           shares of common stock were issued and outstanding on a fully diluted basis. After giving effect to shares issued in connection with the underwritten offering described in this prospectus and assuming no exercise of the underwriters' overallotment option,                           shares of common stock will be issued and outstanding on a fully diluted basis. Under Maryland law, stockholders are not generally liable for our debts or obligations.

          Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

          Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See "Risk Factors — Risks Related to Our Organization and Structure."

Common Stock

          Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of common stock generally will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of common stock generally will have no appraisal rights.

          The holders of common stock vote together as a single class on all matters. Holders of shares of common stock are entitled to vote for the election of directors. Directors may be removed from office, only for cause, by the affirmative vote of stockholders entitled to cast not less than 66 2/3% of the votes entitled to be cast generally in the election of directors. Vacancies on the board of directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled only by a majority of the directors then in office (although less than a quorum). Any such director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.

Preferred Stock

          Our charter authorizes our board of directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class of shares so issued. If any preferred stock is offered, the terms and conditions of such preferred stock, including any convertible preferred stock, will be set forth in articles supplementary and if such preferred stock is offered pursuant to a registration statement, described in a registration statement registering the issuance of such preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or other preferred stock. If we ever create and issue additional preferred stock with a distribution preference over common stock or preferred stock, payment of any distribution preferences of new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock and junior preferred stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage the following:

  •
  a merger, tender offer, or proxy contest;

  •
  the assumption of control by a holder of a large block of our securities; or

  •
  the removal of incumbent management.

          Also, our board of directors, without stockholder approval, may issue additional preferred stock with voting and conversion rights that could adversely affect the holders of common stock or preferred stock.

Meetings and Special Voting Requirements

          Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, including with respect to the vote by the common stock for the election of directors, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

          Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Except for certain amendments of our charter relating to the removal of directors and the vote required to amend certain provisions of the charter, our charter provides for a majority vote in these situations.

          An annual meeting of our stockholders will be held each year beginning in 2012. Special meetings of stockholders may be called upon the request of a majority of our directors, the chairman of the board of directors, the president or the chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting (subject to the stockholders' compliance with certain procedures set forth in our bylaws). The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

          One or more persons who together are and for at least six months have been stockholders of record of at least five percent of the outstanding shares of any class of our stock are entitled to receive a copy of our stockholder list upon request in accordance with Maryland law. The list provided by us will include each stockholder's name and address and the number of shares owned by each stockholder and will be made available within 20 days of the receipt by us of the request. Stockholders and their representatives shall also be given access to our bylaws, the minutes of stockholder proceedings, our annual statements of affairs and any voting trust agreements on file at our principal office during usual business hours. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

Restrictions on Ownership and Transfer

          In order for us to qualify as a REIT, we must meet the following criteria regarding our stockholders' ownership of our shares:

  •
  we cannot be "closely held" under Code Section 856(h); that is, five or fewer individuals (as specially defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts and subject to certain constructive ownership rules) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and

  •
  100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

          See "Material U.S. Federal Income Tax Considerations" for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of our shares of our stock.

          Our board of directors, in its sole discretion, may waive this ownership limit (prospectively or retroactively) if evidence satisfactory to our directors, including certain representations and undertakings required by our charter, is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required in order for us to qualify as a REIT.

          In addition to prohibiting the transfer or ownership of our stock that would result in any person owning, directly or indirectly, shares of our stock in excess of the foregoing ownership limitations, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

  •
  with respect to transfers only, result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

  •
  result in our being "closely held" within the meaning of Code Section 856(h) (regardless of whether the ownership interest is held during the last half of a taxable year);

  •
  result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

  •
  otherwise result in our disqualification as a REIT.

          In the case of any attempted transfer of our stock which, if effective, would result in a violation of these limitations, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries (or, in the case of a transfer that would result in our stock being beneficially owned by fewer than 100 persons, be void), and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as "Excess Securities." Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities. If a transfer to the trust would be ineffective for any reason to prevent a violation of any of the foregoing restrictions, the transfer resulting in such violation will be void from the time of such purported transfer.

          The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

          In addition, we have the right to purchase any Excess Securities at the lesser of (a) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (b) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

          Any person who (a) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (b) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or intended transaction, 15 days' written notice. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

          The 9.8% ownership limit does not apply to the underwriters in a public offering of shares. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held. Each such person also must provide us with such additional information as we may request in order to determine the effect of such ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit.

Stockholder Liability

          The MGCL provides that our stockholders:

  •
  are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

  •
  are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

          Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation.

          A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

          After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

          These supermajority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

          The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting any business combination with our Manager or any affiliate of our Manager. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and our Manager or any affiliate of our Manager. As a result, our Manager or any affiliate of our Manager may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and the other provisions of the statute.

          The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

          With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding "control shares":

  •
  owned by the acquiring person;

  •
  owned by our officers; and

  •
  owned by our employees who are also directors.

          "Control shares" mean voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer in respect of which the acquirer can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more, but less than one-third of all voting power;

  •
  one-third or more, but less than a majority of all voting power; or

  •
  a majority or more of all voting power.

          Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a request to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders' meeting.

          If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement on or before the 10th day after the control share acquisition as required by the statute, then, subject to some conditions and limitations, we may redeem any or all the control shares (except those for which voting rights have been previously approved) for fair value, determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

          As permitted by the MGCL, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

          Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of the directors;

  •
  a requirement that a vacancy on the board of directors be filled only by affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  a majority requirement for the calling of a special meeting of stockholders.

          Pursuant to Subtitle 8, we have elected in our charter and bylaws to provide that vacancies on our board of directors may be filled by the remaining directors and any such director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which such vacancy occurred and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal. Through provisions unrelated to Subtitle 8, our charter also vests in the board of directors the exclusive power to fix the number of directorships and provides that any director may be removed from office, only for cause, by the affirmative vote of stockholders entitled to cast not less than 66 2/3% of the votes entitled to be cast generally in the election of directors.

Transfer Agent and Registrar

          We expect the transfer agent and registrar for our shares of common stock to be BNY Mellon Shareowner Services.

 SHARES ELIGIBLE FOR FUTURE SALE

          After giving effect to this offering and the other transactions described in this prospectus, we will have                          shares of common stock outstanding on a fully diluted basis. Our shares of common stock are newly issued securities for which there is no established trading market. No assurance can be given as to (a) the likelihood that an active market for our shares of common stock will develop, (b) the liquidity of any such market, (c) the ability of the stockholders to sell the shares, or (d) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of common stock. See "Risk Factors — Risks Related to Our Common Stock."

          For a description of certain restrictions on transfers of our shares of common stock held by certain of our stockholders, see "Description of Capital Stock — Restrictions on Ownership and Transfer."

Issuance of Shares of Common Stock

          Upon completion of this offering, we will have reserved for issuance up to an aggregate of         % of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold pursuant to the underwriters' exercise of their overallotment option) at the time of award. In connection with this offering, our board of directors will approve an aggregate of                          shares of our restricted common stock (or                          shares if the underwriters exercise their overallotment option in full) to be granted to our                                       under our 2012 Equity Incentive Plan.

Rule 144

          After giving effect to this offering and the transactions described in this prospectus,                           of our outstanding shares of common stock will be "restricted" securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144. Concurrently with the completion of this offering, we will grant restricted shares of common stock to our                                        and such shares may also be restricted securities.

          In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders), would be entitled to sell those shares, subject only to the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act). A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

          A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then-outstanding shares of our common stock and the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Registration Rights Agreement

          We have entered into a registration rights agreement with regard to the                          shares of common stock purchased by Ares Investments in a private placement prior to the completion of this offering, which we refer to as the registrable shares. Pursuant to the registration rights agreement, we will grant Ares Investments and its direct and indirect transferees:

  •
  unlimited demand registration rights to have the registrable shares registered for resale; and

  •
  in certain circumstances, the right to "piggy-back" the registrable shares in registration statements we might file in connection with any future public offering.

          Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as "blackout periods."

Lock-up Agreements

          We, our Manager, each of our directors and officers and each of our Manager's members and officers have agreed, subject to specified exceptions, that, without the prior written consent of Wells Fargo Securities, LLC and Citigroup Global Markets Inc., we and they will not, during the period beginning on and including the date of this prospectus through and including the date that is the 180th day after the date of this prospectus, directly or indirectly:

  •
  issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

  •
  file (in the case of us), or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, other than registration statements on Form S-8 filed with the SEC after the closing date of this offering; or

  •
  enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, Ares Investments has agreed, subject to specified exceptions, that, without the prior written consent of Wells Fargo Securities, LLC and Citigroup Global Markets Inc., it will not, during the period beginning on and including the date of this prospectus through and including the date that is the 365th day after the date of this prospectus, directly or indirectly, take any of the actions described in the foregoing bullet points, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

          Moreover, if:

  •
  during the last 17 days of the 180-day or 365-day lock-up period described in the immediately preceding paragraph, we issue an earnings release or material news or a material event relating to us occurs; or

  •
  prior to the expiration of the 180-day or 365-day lock-up period described in the immediately preceding paragraph, we announce that we will release earnings results or become aware that material news or a material event relating to us will occur during the 16-day period beginning on the last day of the applicable lock-up period, the restrictions described in the immediately preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo Securities, LLC and Citigroup Global Markets Inc. waive, in writing, that extension.

          Wells Fargo Securities, LLC and Citigroup Global Markets Inc. may, in their sole discretion and at any time or from time to time, without notice, release all or any portion of the shares or other securities subject to the lock-up agreements. Any determination to release any shares or other securities subject to the lock-up agreements would be based on a number of factors at the time of determination, which may include the market price of the common stock, the liquidity of the trading market for the common stock, general market conditions, the number of shares or other securities proposed to be sold or otherwise transferred and the timing, purpose and terms of the proposed sale or other transfer.

SUMMARY OF OUR CHARTER AND BYLAWS

          Each stockholder is bound by and deemed to have agreed to the terms of our organizational documents by virtue of the election to become a stockholder. Our organizational documents consist of our charter and bylaws. The following is a summary of material provisions of our organizational documents and does not contain all of the information about our charter and bylaws that you should consider before investing in our common stock. Our organizational documents are filed as exhibits to our registration statement, of which this prospectus is part. See "Where You Can Find More Information."

Charter and Bylaw Provisions

          The rights of stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of Maryland law, summarized below, may make it difficult to change the composition of our board of directors and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally "Risk Factors — Risks Related to Our Organization and Structure."

Stockholders' Meetings and Voting Rights

          We expect we will hold an annual meeting of stockholders beginning in 2012. The purpose of each annual meeting will be to elect directors and to transact any other business. The chairman, the chief executive officer, the president or a majority of the directors also may call a special meeting of the stockholders. The secretary must call a special meeting to act on any matter that may properly be considered at a meeting of stockholders when stockholders entitled to cast not less than a majority of all votes entitled to be cast on such matter at the meeting make a written request (subject to the stockholders' compliance with certain procedures set forth in our bylaws).

          We will give notice of any annual or special meeting of stockholders not less than ten nor more than ninety days before the meeting. The notice must state the purpose of the special meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Directors are elected by a plurality of the votes cast and a majority of votes cast will be sufficient to approve any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our charter.

Classified Board of Directors

          Pursuant to our charter, our board of directors will be divided into three classes of directors. The initial terms of the first, second and third classes will expire in 2012, 2013 and 2014, respectively. Beginning in 2012, directors of each class will be chosen for three-year terms upon the expiration of their current terms with the term of office of only one of the three classes expiring each year. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies. Under our organizational documents, we must have at least       but not more than        directors. Our charter currently names seven directors. A director may resign at any time. A director may be removed from office only for cause by the affirmative vote of stockholders entitled to cast not less than 66 2/3% of the votes entitled to be cast generally in the election of directors. A vacancy on the board of directors caused by the death, removal or resignation of a director or by an increase in the number of directors, within the limits described above, may be filled only by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum.

          These provisions preclude stockholders from (a) removing incumbent directors except upon a substantial affirmative vote, and (b) filling the vacancies created by such removal with their own nominees.

          Maryland law provides that any action required or permitted to be taken at a meeting of the board of directors also may be taken without a meeting by the unanimous written or electronic consent of all directors.

          The approval by our board of directors and by holders of a majority of our outstanding voting shares of stock is generally necessary for us to do any of the following:

  •
  amend certain provisions of our charter;

  •
  transfer all or substantially all of our assets other than in the ordinary course of business;

  •
  engage in mergers, consolidations or share exchanges; or

  •
  liquidate and dissolve.

Inspection of Books and Records; Stockholder Lists

          Any stockholder or his or her designated representative will be permitted, during usual business hours, to inspect and obtain copies of our bylaws, the minutes of stockholder proceedings, our annual statements of affairs and any voting trust agreements on file at our principal office. One or more persons who together are and for at least six months have been stockholders of record of at least five percent of the outstanding shares of any class of our stock may also request a copy of our stockholder list, although the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose.

Amendment of the Charter and Bylaws

          Except for those amendments permitted to be made without stockholder approval and certain amendments relating to the removal of directors and the vote required to amend certain provisions of our charter (which require the approval of stockholders entitled to cast two-thirds of the votes entitled to be cast in the matter), our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at a board meeting at which a quorum is present.

Dissolution or Termination of the Company

          As a Maryland corporation, we may be dissolved at any time after a determination by a majority of the entire board of directors that dissolution is advisable and the approval of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

          Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

          Our bylaws also provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to the Company's notice of meeting, (b) by or at the direction of our board of directors, or (c) by any stockholder who is a stockholder of record both at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws.

          A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

  •
  not later than 5:00 p.m., Eastern Time, on the 120th day nor earlier than 150 days prior to the first anniversary of the date of release of the proxy statement for the previous year's annual meeting; or

  •
  if the date of the meeting is advanced or delayed by more than 30 days from the anniversary date of the preceding year's annual meeting or if an annual meeting has not yet been held, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

          The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

          Nominations of individuals for election to the board of directors may be made at a special meeting, (a) by or at the direction of our board of directors or (b) provided that the special meeting has been called for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our bylaws.

          A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

  •
  not earlier than 150 days prior to the special meeting; and

  •
  not later than 5:00 p.m., Eastern Time, on the later of either:

  •
  120 days prior to the special meeting; or

  •
  ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board of directors to be elected at the meeting.

Indemnification and Limitation of Directors' and Officers' Liability

          Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

          The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

          In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

          Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of the Company and at our request, serves or has served another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

          Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

          Following completion of this offering, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

          Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

          Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

          The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of common stock. This summary is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This summary does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker-dealers and, except to the extent discussed below, tax-exempt organizations and Non-U.S. Stockholders, as defined below). No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the Internal Revenue Service, or IRS, or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

          This summary is also based upon the assumption that the operation of the Company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our common stock as a capital asset, which generally means as property held for investment.

          Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

          We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ending December 31, 2012. Furthermore, we intend to continue operating as a REIT; however, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

          In brief, a corporation that complies with the provisions in Sections 856 through 860 of the Code, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is distributed currently to stockholders, thereby completely or substantially eliminating the "double taxation" that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

          Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that commencing with our taxable year ending December 31, 2012, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. This opinion will be filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion, including that we timely file an election to be treated as a REIT and such election is not either revoked or intentionally terminated. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

          The term "REIT taxable income" means the taxable income as computed for a corporation which is not a REIT:

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  without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

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  excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

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  deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

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  deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

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  without regard to any change of annual accounting period pursuant to Code Section 443(b).

          In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

          Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

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  We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.

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  If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

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  We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the "required distribution" with respect to a calendar year, we must distribute the sum of (a) 85% of our REIT ordinary income for the calendar year, (b) 95% of our REIT capital gain net income for the calendar year, and (c) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

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  We may be subject to the corporate "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses.

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  If we have net income from prohibited transactions such income would be subject to a 100% tax. See the section entitled "— REIT Qualification Tests" below.

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  We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

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  If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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  If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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  If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures (i.e., a "TMP" or a residual interest in a real estate mortgage investment conduit, or "REMIC"), we could be subject to corporate-level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as "disqualified organizations" that are not subject to unrelated business taxable income, or UBTI. See the "Excess Inclusion Income" portion of this section below.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.

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  If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation's basis in the asset, and we recognize gain on the disposition of such an asset during the ten-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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  A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm's length terms.

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  The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a TRS, generally will be subject to U.S. federal corporate income tax.

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  We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

          In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

          The Code defines a REIT as a corporation, trust or association:

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  that is managed by one or more trustees or directors;

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  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

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  that would be taxable as a domestic corporation but for its qualification as a REIT;

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  that is neither a financial institution nor an insurance company;

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  that meets the gross income, asset and annual distribution requirements;

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  the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

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  generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

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  that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

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  that uses a calendar year for U.S. federal income tax purposes.

          The first five conditions must be met during each taxable year for which REIT qualification is sought, while the sixth and seventh conditions do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying the last condition.

          Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.    A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).

          We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

          We may from time to time own certain assets through subsidiaries that we intend to be treated as "qualified REIT subsidiaries." A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under "— Asset Tests."

          If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "— Asset Tests" and "— Income Tests."

          Ownership of Interests in TRSs.    We expect to own an interest in one or more TRS and may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT. For example, to the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on "prohibited transactions," we expect such loans will be acquired by a TRS.

          A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the TRS's debt-to-equity ratio are not satisfied, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the TRS's adjusted taxable income (as defined in the Code) for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT's ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. See "— Asset Tests."

Share Ownership Tests

          The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be "closely held", which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

          Our charter contains certain provisions intended to enable us to meet the requirements above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of capital stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of capital stock. See "Description of Capital Stock — Restrictions on Ownership and Transfer." Our charter also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

          At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

          75% Asset Test.    At least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (a) real property (including interests in real property and interests in mortgages on real property), (b) shares in other qualifying REITs, and (c) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a REMIC are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC directly. In the case of any interests in grantor trusts, we would be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under "— 25% Asset Test."

          If we invest directly in real property, our purchase contracts for such real property will apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code. However, there can be no assurance that the IRS will not contest such purchase price allocation. If the IRS were to prevail, resulting in more than 5% of the purchase price of property being allocated to other than "real property," we may be unable to continue to qualify as a REIT under the 75% Asset Test, and also may be subject to additional taxes, as described below.

          25% Asset Test.    Except as described below, the remaining 25% of our assets may generally be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, other than investments in other REITs, our qualified REIT subsidiaries and TRSs, such securities may not exceed either (a) 5% of the value of our assets as to any one issuer, or (b) 10% of the outstanding securities by vote or value of any one issuer.

The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a "security" for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership's assets, which is based on the REIT's proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

          For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (a) the debt is not convertible, directly or indirectly, into stock, (b) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code, and (c) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled TRSs" as defined in the Code, hold any securities of the corporate or partnership issuer which (i) are not straight debt or other excluded securities (prior to the application of this rule), and (ii) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

          We may from time to time own 100% of the securities of one or more corporations that will elect, together with us, to be treated as our TRSs. So long as each of these companies qualifies as a TRS, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We believe that the aggregate value of our TRSs will not exceed 25% of the aggregate value of our gross assets. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

          We expect that the assets comprising our mortgage-related investments and securities that we own generally will be qualifying assets for purposes of the 75% Asset Test, and that our ownership of TRSs and other assets will be structured in a manner that will comply with the foregoing Asset Tests, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in our TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and could fail to qualify as a REIT.

          If we invest in a mortgage loan that is not fully secured by real property, recently issued Revenue Procedure 2011-16 may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% Asset Test. Pursuant to Revenue Procedure 2011-16, the IRS has announced that it will not challenge a REIT's treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. However, uncertainties exist regarding the application of Revenue Procedure 2011-16, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets.

          Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the Asset

Tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the Asset Tests.

          In addition, we intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any repurchase agreement and that the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

          In addition, we may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Mezzanine loans meeting the requirements of the safe harbor set forth in Revenue Procedure 2003-65 will be treated by the IRS as real estate assets for purposes of the Asset Tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% Gross Income Test (as defined below). Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% Gross Income Test.

          A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT's assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (a) 1% of the total value of the REIT's assets at the end of the quarter for which the measurement is done, and (b) $10 million; provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

          If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (a) following the REIT's identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury, (b) the failure was due to reasonable cause and not to willful neglect, (c) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period), and (d) the REIT pays a tax on the failure equal to the greater of (i) $50,000, or (ii) an amount determined (under regulations) by multiplying (A) the highest rate of tax for corporations under section 11 of the Code, by (B) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests

          For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

          The 75% Gross Income Test.    At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (a) rents from real property, (b) interest on obligations secured by mortgages on real property or on interests in real property, (c) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (d) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (e) other specified investments relating to real property or mortgages thereon, and (f) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test.

          The 95% Gross Income Test.    In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (a) sources which satisfy the 75% Gross Income Test, (b) dividends, (c) interest, or (d) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test.

          Interest Income.    All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property.

          If that we invest in a mortgage loan that is not fully secured by real property, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest "principal amount" of the loan during the year. The IRS recently issued Revenue Procedure 2011-16, which interprets the "principal amount" of the loan to be the face amount of the loan, despite the Code requiring taxpayers to treat any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest rather than principal. Any mortgage loan that we invest in that is not fully secured by real property may therefore be subject to the interest apportionment rules and the position taken in Revenue Procedure 2011-16 as described above.

          To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the 75% and 95% Gross Income Tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

          To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests, provided that the property is not inventory or dealer property in the hands of the borrower and would not be such property if held by us.

          Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

          We believe that substantially all of the interest income that we receive from our mortgage-related investments and securities generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests. However, to the extent we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test.

          We expect that the mortgage-backed securities that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from such mortgage-backed securities will be qualifying income for the 95% Gross Income Test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% Gross Income Test to the extent that the obligation is adequately secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests generally will be treated as qualifying income for purposes of the 75% and 95% Gross Income Tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% Gross Income Test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the Gross Income Tests.

          Fee Income.    We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees generally are not qualifying income for purposes of either the 75% or 95% Gross Income Test. Any fees earned by a TRS are not included for purposes of the Gross Income Tests.

          Dividend Income.    We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

          We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

          Hedging Transactions.    From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, investments in stripped securities receiving interest-only on the underlying assets, or IO Strips, options, futures contracts, forward contracts, similar financial instruments or other financial instruments that we deem appropriate. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% Gross Income Tests. The term "hedging transaction," as used in the prior sentence, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (a) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate-related assets, or (b) currency fluctuations with respect to an item of qualifying income under the 75% or 95% Gross Income Test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is likely to be treated as non-qualifying income for purposes of the Gross Income Tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

          Foreign Currency Gain.    From time to time we may acquire non-U.S. investments. These investments could cause us to incur foreign currency gains or losses. Any foreign currency gains we recognize that are attributable to specified assets or items of qualifying income or gain for purposes of the 75% or 95% Gross Income Test generally will not constitute gross income for purposes of the applicable test, and therefore will be exempt from such test, provided we do not deal in or engage in substantial and regular trading such securities.

          Rents from Real Property.    Income attributable to a lease of real property will generally qualify as "rents from real property" under the 75% and 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see "— Characterization of Property Leases") and subject to the rules discussed below.

          Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). In addition to the 9.8% ownership restrictions contained in our charter described above under "— Share Ownership Tests," our charter prohibits the transfer or ownership of our stock if such transfer or ownership would result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant.

          The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

          Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

          If a REIT operates or manages a property or furnishes or renders certain "impermissible services" to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as "rents from real property." Impermissible services are services other than services "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." For these purposes, the income that a REIT is considered to receive from the provision of "impermissible services" will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as

"rents from real property." However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or though a TRS.

          Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements. The TRSs will pay regular corporate rates on any income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants whose terms are not on an arm's length basis.

          Prohibited Transaction Income.    Any gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnership or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the Gross Income Tests. Under existing law, whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to conduct our operations so that no asset owned by us will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us will not be in the ordinary course of business. However, the IRS may successfully contend that some or all of the sales made by us, our subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although such income will be subject to tax at regular U.S. federal corporate income tax rates.

          Foreclosure Property.    Foreclosure property is real property and any personal property incident to such real property (a) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (b) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (c) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

          Failure to Satisfy the Gross Income Tests.    If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (a) the failure was due to reasonable cause and not due to willful neglect, (b) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (c) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

          In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (a) the sum of: (i) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (ii) 90% of the net income (after tax) from foreclosure property; less (b) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (a) declared a dividend before the due date of our tax return (including extensions); (b) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (c) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is (a) pro rata among all outstanding shares of stock within a particular class, and (b) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the IRS) within a specified period.

          If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the "required distribution" with respect to a calendar year and avoid the excise tax, we must distribute the sum of (a) 85% of our REIT ordinary income for the calendar year, (b) 95% of our REIT capital gain net income for the calendar year, and (c) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

          We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

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  "residual interests" in REMICs or TMPs;

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  loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

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  loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

          We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Phantom Income

          Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

          We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as "market discount" for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of a debt instrument. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

          Some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the mortgage-backed securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the mortgage-backed securities are not made.

          We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the issue price (generally, the principal amount) of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its issue price for U.S. federal tax purposes.

          In addition, if any debt instruments or mortgage-backed securities we acquire are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

          Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "— Annual Distribution Requirements."

Failure to Qualify

          If we fail to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This "double taxation" results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

          We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Taxable Mortgage Pools

          An entity, or a portion of an entity, may be classified as a TMP under the Code if:

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  substantially all of its assets consist of debt obligations or interests in debt obligations;

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  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

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  the entity has issued debt obligations that have two or more maturities; and

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  the payments required to be made by the entity, or portion of an entity, on its debt obligations "bear a relationship" to the payments it will receive on the debt obligations that it holds as assets.

          Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to compose "substantially all" of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs. Specifically, we may securitize mortgage-backed securities or mortgage loans that we acquire and, as a result, we may own interests in a TMP. To the extent that we do so, we may enter into such transactions through a qualified REIT subsidiary. We would be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered equity for U.S. federal income tax purposes in order to ensure that such entity remains a qualified REIT subsidiary.

          A TMP generally is treated as a corporation for U.S. federal income tax purposes, and it may not be included in any consolidated U.S. federal corporate income tax return. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a TMP. If a REIT owns 100% of the equity interests in the TMP, either directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, except as described below, the consequences of the TMP classification would generally be limited to the REIT's stockholders. See "— Excess Inclusion Income."

          If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary that would become a TMP, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Excess Inclusion Income

          Pursuant to IRS guidance, a REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder's share of excess inclusion income:

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  cannot be offset by any net operating losses otherwise available to the stockholder;

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  is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and

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  results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

          See "— Taxation of U.S. Stockholders." Pursuant to IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business taxable income (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder's ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "— REIT Qualification Tests — Annual Distribution Requirements." The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Characterization of Property Leases

          We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the IRS that we are not the owner of any properties for U.S. federal income tax purposes may have adverse consequences to us, such as the denial of depreciation deductions (which could affect the determination of our REIT taxable income subject to the distribution requirements) or the aggregate value of our assets invested in real estate (which could affect REIT asset testing).

Taxation of U.S. Stockholders

          Taxation of Taxable U.S.    Stockholders. As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or, for taxable years beginning before January 1, 2013, qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a "U.S. Stockholder" is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States for U.S. federal income tax purposes;

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  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

          If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

          Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder's tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder's basis in our stock, this will increase the U.S. Stockholder's gain on any subsequent sale of the stock.

          Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

          With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, for taxable years beginning before January 1, 2013, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

            (a)     the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);

            (b)     the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

            (c)     the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

          Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a regular, domestic C corporation, such as any TRSs, and specified holding period and other requirements are met.

          Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

          We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 10% for a REIT's taxable years ending on or before December 31, 2011) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

          In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder's basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

          If excess inclusion income from a REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

          We will report to our U.S. Stockholders and to the IRS the amount of dividends paid during each calendar year, and the amount (if any) of U.S. federal income tax we withhold. A stockholder may be subject to backup withholding with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding can be credited against the stockholder's U.S. federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their non-foreign status to us. See the "— Taxation of Non-U.S. Stockholders" portion of this section.

          For taxable years beginning before January 1, 2013, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares has been reduced from 20% to 15%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above, this reduced tax rate will not apply to dividends paid by us.

          Certain U.S. Stockholders who are individuals, estates or trusts must pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years beginning after December 31, 2012. U.S. Stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of shares of our common stock.

          Taxation of Tax-Exempt Stockholders.    U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its common stock, or the common stock are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code), may be treated as UBTI.

          Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be "closely held" (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (a) at least one tax-exempt pension trust owns more than 25% by value of our shares; or (b) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common stock may become publicly traded, we can give no assurance of this.

          Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

          Backup Withholding and Information Reporting.    We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (a) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non-foreign status.

          Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

          For taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends and, after December 31, 2014, proceeds of sale in respect of our common stock received by U.S. Stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect to any amounts withheld.

Taxation of Non-U.S. Stockholders

          General.    The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A "Non-U.S. Stockholder" means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

          Distributions — In General.    Distributions paid by us that are not attributable to gain from our sales or exchanges of U.S. real property interests, or "USRPIs," and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the common stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder's shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the "Sales of Shares" portion of this Section below.

          Distributions Attributable to Sale or Exchange of Real Property.    Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or "FIRPTA," distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. For these purposes, however, a distribution is not attributable to gain from sales or exchanges by us of a USRPI if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan, for example, would not be solely as a creditor. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally, pursuant to FIRPTA, a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (b) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. We anticipate that our shares will be "regularly traded" on an established securities market, although, no assurance can be given that this will be the case.

          U.S. Federal Income Tax Withholding on Distributions.    For U.S. federal income tax withholding purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (a) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate), or (b) claiming that the dividend is effectively connected with the Non-U.S. Stockholder's conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder's actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

          Sales of Shares.    Unless our common stock constitutes a USRPI, a sale of the stock by a Non-U.S. Stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that 50% or more of our assets will consist of interests in real property located in the United States.

          Even if our shares of common stock otherwise would be a USRPI under the foregoing test, our shares of common stock will not constitute a USRPI for a Non-U.S. Stockholder that owns 5% or less of our publicly traded shares throughout a prescribed testing period or if we are "domestically controlled," which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of our existence. We cannot assure you that we will qualify as "domestically controlled." If we were not domestically controlled, a Non-U.S. Stockholder's sale of common stock would be subject to tax, unless the common stock was "regularly traded" on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned at some time during the five-year period ending on the date of sale more than 5% in value of our outstanding common stock. We anticipate that our common stock will be "regularly traded" on an established market, although, no assurance can be given that this will be the case.

          If the gain on the sale of our common stock were to be subject to U.S. federal income taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such common stock may be required to withhold 10% of the gross purchase price.

          Gain recognized by a Non-U.S. Stockholder upon a sale of shares that is not otherwise subject to U.S. federal income taxation under FIRPTA, generally will not be subject to U.S. federal income taxation, provided that: (a) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S. and (b) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply.

          If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (a) a "controlled foreign corporation" for U.S. federal income tax purposes, (b) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (c) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (d) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (x) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (y) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

          With respect to payments made after December 31, 2013, a withholding tax of 30% will be imposed on dividends from, and, after December 31, 2014, the gross proceeds of a disposition of, our common stock paid to certain foreign entities unless various information reporting requirements are satisfied. Such withholding tax will generally apply to non-U.S. financial institutions, which is generally defined for this purpose as any non-U.S. entity that (a) accepts deposits in the ordinary course of a banking or similar business, (b) is engaged in the business of holding financial assets for the account of others, or (c) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our common stock.

Other Tax Considerations

          State, Local and Foreign Taxes.    We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the common stock.

          Legislative Proposals.    You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common stock.

UNDERWRITING

          Subject to the terms and conditions set forth in an underwriting agreement, we have agreed to sell to the underwriters named below, and the underwriters, for whom Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are acting as representatives, have severally agreed to purchase, the respective numbers of shares of common stock appearing opposite their names below:

Underwriter	Number of Shares
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC

Total

          All of the shares to be purchased by the underwriters will be purchased from us.

          The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.

          The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock offered by this prospectus if any are purchased, other than those shares covered by the overallotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Overallotment Option

          We have granted a 30-day option to the underwriters to purchase up to a total of              additional shares of our common stock from us at the initial public offering price per share less the estimated underwriting discounts and commissions per share, as set forth on the cover page of this prospectus, and less any dividends or distributions declared, paid or payable on the shares that the underwriters have agreed to purchase from us but that are not payable on such additional shares, to cover overallotment, if any. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of our common stock in proportion to their respective commitments set forth in the prior table.

Discounts and Commissions

          Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus and to certain dealers at that price less a concession of not more than $             per share, of which up to $             per share may be reallowed to other dealers. After the initial offering, the public offering price, concession and reallowance to dealers may be changed.

          The following table summarizes the underwriting discounts and commissions and the proceeds, before expenses, payable to us, both on a per share basis and in total, assuming either no exercise or full exercise by the underwriters of their overallotment option:

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

          We estimate that the expenses of this offering payable by us, including without limitation, registration, filing and listing fees, printing fees and legal and accounting expenses, but not including underwriting discounts and commissions, will be approximately $             .

Indemnification of Underwriters

          The underwriting agreement provides that we will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

          We, our Manager, each of our directors and officers and each of our Manager's members and officers have agreed, subject to specified exceptions, that, without the prior written consent of Wells Fargo Securities, LLC and Citigroup Global Markets Inc., we and they will not, during the period beginning on and including the date of this prospectus through and including the date that is the 180th day after the date of this prospectus, directly or indirectly:

  •
  issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

  •
  file (in the case of us), or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, other than registration statements on Form S-8 filed with the SEC after the closing date of this offering; or

  •
  enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, Ares Investments has agreed, subject to specified exceptions, that, without the prior written consent of Wells Fargo Securities, LLC and Citigroup Global Markets Inc., it will not, during the period beginning on and including the date of this prospectus through and including the date that is the 365th day after the date of this prospectus, directly or indirectly, take any of the actions described in the foregoing bullet points, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

          Moreover, if:

  •
  during the last 17 days of the 180-day or 365-day lock-up period described in the immediately preceding paragraph, we issue an earnings release or material news or a material event relating to us occurs; or

  •
  prior to the expiration of the 180-day or 365-day lock-up period described in the immediately preceding paragraph, we announce that we will release earnings results or become aware that material news or a material event relating to us will occur during the 16-day period beginning on the last day of the applicable lock-up period, the restrictions described in the immediately preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo Securities, LLC and Citigroup Global Markets Inc. waive, in writing, that extension.

          Wells Fargo Securities, LLC and Citigroup Global Markets Inc. may, in their sole discretion and at any time or from time to time, without notice, release all or any portion of the shares or other securities subject to the lock-up agreements. Any determination to release any shares or other securities subject to the lock-up agreements would be based on a number of factors at the time of determination, which may include the market price of the common stock, the liquidity of the trading market for the common stock, general market conditions, the number of shares or other securities proposed to be sold or otherwise transferred and the timing, purpose and terms of the proposed sale or other transfer.

NYSE Listing

          We plan to apply to have our common stock listed on the NYSE under the symbol "ACRC."

Stabilization

          In order to facilitate this offering of our common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. Specifically, the underwriters may sell more shares of common stock than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares of common stock available for purchase by the underwriters under the overallotment option. The underwriters may close out a covered short sale by exercising the overallotment option or purchasing common stock in the open market. In determining the source of common stock to close out a covered short sale, the underwriters may consider, among other things, the market price of common stock compared to the price payable under the overallotment option. The underwriters may also sell shares of common stock in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after the date of pricing of this offering that could adversely affect investors who purchase in this offering.

          As an additional means of facilitating this offering, the underwriters may bid for, and purchase, common stock in the open market to stabilize the price of our common stock, so long as stabilizing bids do not exceed a specified maximum. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing common stock in this offering if the underwriting syndicate repurchases previously distributed common stock to cover syndicate short positions or to stabilize the price of the common stock.

          The foregoing transactions, if commenced, may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of the common stock.

          The foregoing transactions, if commenced, may be effected on the NYSE or otherwise. Neither we nor any of the underwriters makes any representation that the underwriters will engage in any of these transactions and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock.

Discretionary Accounts

          The underwriters have informed us that they do not intend to confirm sales to accounts over which they exercise discretionary authority in excess of 5% of the total number of shares of common stock offered by them.

Pricing of this Offering

          Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for our common stock was determined between us and the representative of the underwriters. The factors considered in determining the initial public offering price included:

  •
  prevailing market conditions;

  •
  the market value of the target investments to be purchased with the proceeds of this offering;

  •
  financial and operating information and market valuations with respect to other companies that we and the representative of the underwriters believe to be comparable or similar to us;

  •
  the present state of our development; and

  •
  our future prospects.

          An active trading market for our common stock may not develop. It is possible that the market price of our common stock after this offering will be less than the initial public offering price. In addition, the estimated initial public offering price range appearing on the cover of this preliminary prospectus is subject to change as a result of market conditions or other factors.

Other Relationships

          Certain of the underwriters and/or their affiliates have engaged in various financial transactions with, and have performed investment banking, secondary market trading, lending and financial advisory services for, Ares Management and/or its affiliates in the ordinary course of their businesses. In the future, they may engage in such transactions with, or provide such services to, us or Ares Management and/or its affiliates. They have received or will receive customary fees and reimbursements of expenses for these transactions and services. We have entered into secured funding facilities with an affiliate of Wells Fargo Securities, LLC and with an affiliate of Citigroup Global Markets Inc. Additionally, affiliates of each of our underwriters are currently lenders to one or more of our affiliates, including, among others, Ares Management, Ares Investments and Ares Capital Corporation through preexisting credit facilities.

Notice to Prospective Investors in the European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant

Implementation Date"), no offer of shares may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

          Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

          We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

          This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

          For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

 Notice to Prospective Investors in the United Kingdom

          In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

          We have not and will not register with the Swiss Financial Market Supervisory Authority ("FINMA") as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended ("CISA"), and accordingly the shares being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to "qualified investors," as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended ("CISO"), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated shares market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in the Dubai International Financial Centre

          This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

 LEGAL MATTERS

          Certain legal matters relating to this offering will be passed upon for us by Proskauer Rose LLP, Los Angeles, California. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus titled "Material U.S. Federal Income Tax Considerations" is based on the opinion of Proskauer Rose LLP. Certain matters of Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

          The balance sheet to be included in this prospectus will be audited by                                       , an independent registered public accounting firm, as will be stated in their report to appear herein. Such balance sheet will be included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act, with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

          As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

                            Shares

Common Stock

PROSPECTUS

                         , 2012

Wells Fargo Securities

Citigroup

BofA Merrill Lynch

J.P. Morgan

Through and including                          , 2012 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

          The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

Securities and Exchange Commission registration fee		$29,025
Financial Industry Regulatory Authority, Inc. filing fee		25,500
NYSE listing fee		*
Legal fees and expenses (including Blue Sky fees)		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total	$	*

*
To be filed by amendment.

Item 32.    Sales to Special Parties.

          None.

Item 33.    Recent Sales of Unregistered Securities.

          On September 13, 2011, Ares Investments purchased 100 shares of our common stock for a purchase price of $1,000 in a private offering. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

          On                          , 2011, Ares Investments purchased                      shares of our common stock for a purchase price of $             million in a private offering. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.    Indemnification of Directors and Officers.

          Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

          The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

          In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

          Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of the Company and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

          Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

          Following completion of this offering, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

          Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.    Treatment of Proceeds from Stock Being Registered.

          None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.    Financial Statements and Exhibits.

          (a)    Financial Statements.    See page F-1 for an index to the financial statements included in the registration statement.

          (b)    Exhibits.    The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement among Ares Commercial Real Estate Corporation, Ares Commercial Real Estate Management LLC and the underwriters named therein
3.1*	Articles of Amendment and Restatement of Ares Commercial Real Estate Corporation
3.2*	Amended and Restated Bylaws of Ares Commercial Real Estate Corporation
4.1*	Specimen Common Stock Certificate of Ares Commercial Real Estate Corporation
5.1*	Opinion of Venable LLP (including consent of such firm)
8.1*	Tax Opinion of Proskauer Rose LLP (including consent of such firm)
10.1*	Form of Registration Rights Agreement among Ares Commercial Real Estate Corporation, Ares Investments and Ares Commercial Real Estate Management LLC
10.2*	Form of Management Agreement between Ares Commercial Real Estate Management LLC and Ares Commercial Real Estate Corporation
10.3*	Form of 2012 Equity Incentive Plan
10.4*	Form of Restricted Stock Award Agreement
10.5*	Form of Indemnification Agreement
10.6*	Trademark License Agreement between Ares Commercial Real Estate Corporation and Ares Management LLC
10.7*	Master Loan and Security Agreement, dated as of December 8, 2011, between ACRC Lender C LLC, as borrower, and Citibank, N.A., as lender
10.8*	Master Repurchase and Securities Contract, dated as of December 14, 2011, between ACRC Lender W LLC, as seller, and Wells Fargo Bank, National Association, as buyer
21.1*	Subsidiaries of Ares Commercial Real Estate Corporation
23.1*	Consent of Venable LLP (including in Exhibit 5.1)
23.2*	Consent of Proskauer Rose LLP (including in Exhibit 8.1)
24.1**	Powers of Attorney (included in signature page to the Registration Statement filed on September 14, 2011)

*
To be filed by amendment.

**
Previously filed.

Item 37.    Undertakings.

          (a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (b)     Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (c)     The undersigned registrant hereby further undertakes that:

            (1)     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), 424(b)(4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

            (2)     For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 29th, 2011.

Ares Commercial Real Estate Corporation
By:	/s/ JOHN B. BARTLING, JR. John B. Bartling, Jr. Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ JOHN B. BARTLING, JR. John B. Bartling, Jr.	Chief Executive Officer (Principal Executive Officer) and Director	December 29, 2011
By:	/s/ RICHARD S. DAVIS Richard S. Davis	Chief Financial Officer (Principal Financial and Accounting Officer)	December 29, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement among Ares Commercial Real Estate Corporation, Ares Commercial Real Estate Management, LLC and the underwriters named therein
3.1*	Articles of Amendment and Restatement of Ares Commercial Real Estate Corporation
3.2*	Amended and Restated Bylaws of Ares Commercial Real Estate Corporation
4.1*	Specimen Common Stock Certificate of Ares Commercial Real Estate Corporation
5.1*	Opinion of Venable LLP (including consent of such firm)
8.1*	Tax Opinion of Proskauer Rose LLP (including consent of such firm)
10.1*	Form of Registration Rights Agreement among Ares Commercial Real Estate Corporation, Ares Investments and Ares Commercial Real Estate Management LLC
10.2*	Form of Management Agreement between Ares Commercial Real Estate Management LLC and Ares Commercial Real Estate Corporation
10.3*	Form of 2012 Equity Incentive Plan
10.4*	Form of Restricted Stock Award Agreement
10.5*	Form of Indemnification Agreement
10.6*	Trademark License Agreement between Ares Commercial Real Estate Corporation and Ares Management LLC
10.7*	Master Loan and Security Agreement, dated as of December 8, 2011, between ACRC Lender C LLC, as borrower, and Citibank, N.A., as lender
10.8*	Master Repurchase and Securities Contract, dated as of December 14, 2011, between ACRC Lender W LLC, as seller, and Wells Fargo Bank, National Association, as buyer
21.1*	Subsidiaries of Ares Commercial Real Estate Corporation
23.1*	Consent of Venable LLP (including in Exhibit 5.1)
23.2*	Consent of Proskauer Rose LLP (including in Exhibit 8.1)
24.1**	Powers of Attorney (included in signature page to the Registration Statement filed on September 14, 2011)

*
To be filed by amendment.

**
Previously filed.